Exhibit 1.1

DISTRIBUTION AGREEMENT

December 5, 2025

J.P. Morgan Securities LLC 270 Park Avenue New York, New York 10179	BofA Securities, Inc. One Bryant Park New York, New York 10036

Barclays Capital Inc. 745 Seventh Avenue New York, New York 10019	Citigroup Global Markets Inc. 388 Greenwich Street New York, New York 10013

Citizens JMP Securities, LLC 101 California Street, 17th Floor San Francisco, California 94111	KeyBanc Capital Markets Inc. 127 Public Square, 7th Floor Cleveland, Ohio 44114

Raymond James & Associates, Inc. 880 Carillon Parkway St. Petersburg, Florida 33716	RBC Capital Markets, LLC Brookfield Place 200 Vesey Street, 8th Floor New York, New York 10281

Truist Securities, Inc. 50 Hudson Yards, 70th Floor New York, New York 10001

As Agents and/or Forward Sellers

JPMorgan Chase Bank, National Association 270 Park Avenue New York, New York 10179	Bank of America, N.A. One Bryant Park New York, New York 10036

Barclays Bank PLC c/o Barclays Capital Inc. 1 Churchill Place London E14 5HP, United Kingdom	Citibank, N.A. 390 Greenwich Street New York, New York 10013

Citizens JMP Securities, LLC 1301 Avenue of the Americas, 2nd Floor New York, New York 10019	KeyBanc Capital Markets Inc. 127 Public Square, 7th Floor Cleveland, Ohio 44114

Raymond James & Associates, Inc. 880 Carillon Parkway St. Petersburg, Florida 33716	Royal Bank of Canada c/o RBC Capital Markets, LLC Brookfield Place 200 Vesey Street, 8th Floor New York, New York 10281

Truist Bank 50 Hudson Yards, 70th Floor New York, New York 10001

As Forward Purchasers

Ladies and Gentlemen:

EPR Properties, a Maryland real estate investment trust (the “Company”), confirms its agreement with each of J.P. Morgan Securities LLC, BofA Securities, Inc., Barclays Capital Inc., Citigroup Global Markets Inc., Citizens JMP Securities, LLC, KeyBanc Capital Markets Inc., Raymond James & Associates, Inc., RBC Capital Markets, LLC and Truist Securities, Inc. (each, in its capacity as sales agent in connection with the offering and sale of Issuance Shares (as defined below) hereunder, and/or in its capacity as principal under any Terms Agreement (as defined in Section 1(a) below), an “Agent” or collectively, the “Agents” and each, in its capacity as agent for its affiliated Forward Purchaser in connection with the offering and sale of any Forward Hedge Shares (as defined below), a “Forward Seller” or collectively, the “Forward Sellers”), and JPMorgan Chase Bank, National Association, Bank of America, N.A., Barclays Bank PLC, Citibank, N.A., Citizens JMP Securities, LLC, KeyBanc Capital Markets Inc., Raymond James & Associates, Inc., Royal Bank of Canada and Truist Bank (or any of their respective affiliates) (each, in its capacity as purchaser under any Forward Contract (as defined below), a “Forward Purchaser” or collectively, the “Forward Purchasers”), with respect to the offering and/or issuance and sale from time to time, in the manner and subject to the terms and conditions described below in this Distribution Agreement (this “Agreement”), of common shares of beneficial interest, $0.01 par value per share (the “Common Shares”), of the Company having an aggregate actual gross sales price (the “Gross Sales Price”) of up to $400,000,000 (the “Maximum Amount”) on the terms set forth in Section 1 of this Agreement. The Issuance Shares (as defined below) and the Forward Hedge Shares (as defined below) offered and sold pursuant to this Agreement shall be referred to herein as the “Shares”.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (No. 333-287744) (the “registration statement”) for the registration of the Shares and other securities of the Company under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Act”); and such registration statement sets forth the terms of the offering, sale and plan of distribution of the Shares and contains additional information concerning the Company and its business. Except where the context otherwise requires, “Registration Statement,” as used herein, means the registration statement, as amended at the time of such registration statement’s effectiveness for purposes of Section 11 of the Act, as such section applies to the Agents, including (1) all documents filed as a part thereof or incorporated or deemed to be incorporated by reference therein and (2) any information contained or incorporated by reference in a prospectus filed with the Commission pursuant to Rule 424(b) under the Act, to the extent such information is deemed, pursuant to Rule 430B or Rule 430C under the Act, to be part of the registration statement at the effective time. “Basic Prospectus” means the prospectus dated June 3, 2025, filed as part of the Registration Statement, including the documents incorporated by reference therein as of the date of such prospectus; “Prospectus Supplement” means the most recent prospectus supplement relating to the Shares, to be filed by the Company with the Commission pursuant to Rule 424(b) under the Act on or before the second business day after the date of its first use in connection with a public offering or sale of Shares pursuant hereto (or such earlier time as may be required under the Act), in the form furnished by the Company to the Agents, the Forward Purchasers and the Forward Sellers in connection with the offering of the Shares; “Prospectus” means the Prospectus Supplement (and any additional prospectus supplement prepared in accordance with the provision of Section 4(h) of this Agreement and filed in accordance with the provisions of Rule 424(b))

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together with the Basic Prospectus attached to or used with the Prospectus Supplement; and “Permitted Free Writing Prospectus” has the meaning set forth in Section 3(b) of this Agreement. Any reference herein to the Registration Statement, the Basic Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall, unless otherwise stated, be deemed to refer to and include the documents, if any, incorporated by reference, or deemed to be incorporated by reference, therein (the “Incorporated Documents”), including, unless the context otherwise requires, the documents, if any, filed as exhibits to such Incorporated Documents. Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Basic Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall, unless stated otherwise, be deemed to refer to and include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”) on or after the initial effective date of the Registration Statement, or the date of the Basic Prospectus, the Prospectus Supplement, the Prospectus or such Permitted Free Writing Prospectus, as the case may be, and deemed to be incorporated therein by reference. References in this Agreement to financial statements or other information that is “contained,” “included,” “described,” “set forth” or “provided” in the Registration Statement, the Basic Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus and any similar references shall, unless stated otherwise, include any information incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act.

For purposes of this Agreement, capitalized terms used herein and not otherwise defined shall have the following respective meanings:

“Actual Sold Forward Amount” means, for any Forward Hedge Selling Period for any Forward, the number of Forward Hedge Shares that a Forward Seller has sold during such Forward Hedge Selling Period.

“Exchange” means the New York Stock Exchange.

“Forward” means the transaction resulting from the delivery by the Company, and the acceptance by the relevant Forward Purchaser, of a Forward Placement Notice, subject to the terms and conditions of this Agreement and the applicable Forward Contract.

“Forward Contract” means, for each Forward, the contract evidencing such Forward between the Company and the Forward Purchaser, which shall be comprised of the Master Forward Confirmation and the related “Supplemental Confirmation” (as defined in the Master Forward Confirmation) for such Forward.

“Forward Date” means any Trading Day that a Forward Placement Notice is delivered or deemed to be delivered pursuant to Section 2(b).

“Forward Hedge Amount” means the aggregate Sales Price of the Forward Hedge Shares to be sold by the Forward Seller with respect to any Forward as specified in the Forward Placement Notice for such Forward, subject to the terms and conditions of this Agreement.

“Forward Hedge Price” means, for any Forward Contract, the product of (x) an amount equal to one (1) minus the Forward Hedge Selling Commission Rate for such Forward Contract; and (y) the “Volume-Weighted Hedge Price” (as defined in the Master Forward Confirmation) for such Forward Contract.

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“Forward Hedge Selling Commission” means, for any Forward Contract, the product of (x) the Forward Hedge Selling Commission Rate for such Forward Contract and (y) the “Volume-Weighted Hedge Price” (as defined in the Master Forward Confirmation) for such Forward Contract.

“Forward Hedge Selling Commission Rate” means, for any Forward Contract, the rate specified in the related Forward Placement Notice, not to exceed 2.0%.

“Forward Hedge Selling Period” means the period of consecutive Trading Days (as determined by the Company in its sole discretion and specified in the applicable Forward Placement Notice) beginning on, and including, the Trading Day immediately following the Trading Day on which such Forward Placement Notice is delivered or deemed to be delivered pursuant to Section 2(h); provided, that if, prior to the scheduled end of any Forward Hedge Selling Period, (x) any event occurs that would permit a Forward Purchaser to designate a “Scheduled Trading Day” as a “Termination Settlement Date” (as each such term is defined in the Master Forward Confirmation) under, and pursuant to, the provisions under the heading “Termination Settlement” in the Master Forward Confirmation or (y) an “Insolvency Filing” (as such term is defined in the Master Forward Confirmation) occurs, then the Forward Hedge Selling Period shall immediately terminate as of the first such occurrence (or, if later, when persons at the Forward Seller responsible for executing sales of Forward Hedge Shares become aware of such occurrence).

“Forward Hedge Settlement Date” means the first Trading Day (or such earlier day as is industry practice for regular-way trading) following each Trading Day during the applicable Forward Hedge Selling Period on which a Forward Seller sells any Forward Hedge Shares pursuant to this Agreement.

“Forward Hedge Shares” means all Common Shares borrowed by a Forward Purchaser or its affiliate and offered and sold by the applicable Forward Seller in connection with any Forward that has occurred or may occur in accordance with the terms and conditions of this Agreement.

“Forward Placement Notice” means a written notice to a Forward Purchaser and a Forward Seller, as applicable, delivered in accordance with this Agreement in the form attached as Exhibit B specifying that it relates to a “Forward.”

“Forward Settlement Shares” means all Common Shares to be delivered by the Company pursuant to the settlement of any Forward.

“Issuance Shares” means all Common Shares issued and sold through an Agent in accordance with the terms and conditions of this Agreement and all Common Shares issued and sold to an Agent in its capacity as principal under any Terms Agreement.

“Master Forward Confirmation” means any Master Forward Confirmation, by and between the Company and any Forward Purchaser, including all provisions incorporated by reference therein, substantially in the form attached as Exhibit C.

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“Sales Price” means, for each Forward Hedge Share or each Issuance Share, the actual sale execution price of each Forward Hedge Share or Issuance Share, respectively, sold by a Forward Seller or an Agent, as applicable, on the Exchange, in the case of ordinary brokers’ transactions, or as otherwise agreed by the parties in other methods of sale.

“Settlement Date” means any Forward Hedge Settlement Date or any Issuance Settlement Date (as defined below).

“Trading Day” means any day which is a trading day on the Exchange, other than a day on which trading is scheduled to close prior to its regular weekday closing time.

The Company and each Agent agree as follows:

1. Sale of Issuance Shares and Forward Hedge Shares. Upon the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein and provided the Company provides the applicable Agent, Forward Purchaser and Forward Seller with any due diligence materials and information reasonably requested by such Agent, Forward Purchaser or Forward Seller or its counsel necessary for such Agent, Forward Purchaser or Forward Seller to satisfy its due diligence obligations, the Company and the Agents, the Forward Purchasers and the Forward Sellers agree that the Company may from time to time seek to (i) sell Issuance Shares through the Agents, acting as sales agent or as principal under any Terms Agreement, and (ii) offer Forward Hedge Shares through the Forward Purchasers and the Forward Sellers as follows:

(a) On any Trading Day selected by the Company, the Company and the applicable Agent shall enter into an agreement in accordance with Section 2 hereof regarding the number of Issuance Shares to be placed by such Agent, as agent, and the manner in which and other terms upon which such placement is to occur (each such transaction being referred to as an “Agency Transaction”). The Company may also offer to sell the Issuance Shares directly to an Agent, as principal, in which event such parties shall enter into a separate agreement (each, a “Terms Agreement”) in substantially the form of Exhibit A hereto (with such changes thereto as may be agreed upon by the Company and such Agent to accommodate a transaction involving more than one Agent), relating to such sale in accordance with Section 2(g) of this Agreement (each such transaction being referred to as a “Principal Transaction”).

(b) Subject to the terms and conditions set forth below, the Company appoints the applicable Agent as agent in connection with the offer and sale of Issuance Shares in any Agency Transactions entered into hereunder. Such Agent will use commercially reasonable efforts, consistent with its normal trading and sales practices, to sell such Issuance Shares in accordance with the terms and subject to the conditions hereof and of the applicable Transaction Acceptance (as defined below). Neither the Company nor any Agent shall have any obligation to enter into an Agency Transaction. The Company shall be obligated to issue and sell through the Agents, and each of the Agents shall be obligated to use its respective commercially reasonable efforts, consistent with its normal trading and sales practices and as provided herein and in the applicable Transaction Acceptance, to place Issuance Shares issued by the Company only if and when the Company makes a Transaction Proposal (as defined below) to such Agent related to such an Agency Transaction and a Transaction Acceptance related to such Agency Transaction has been delivered to the Company by such Agent as provided in Section 2 below.

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(c) Each Agent, as agent in any Agency Transaction, hereby covenants and agrees, severally and not jointly, not to make any sales of the Issuance Shares on behalf of the Company pursuant to this Agreement other than (A) (i) by means of ordinary brokers’ transactions (whether or not solicited), (ii) directly on or through a national securities exchange or facility thereof, a trading facility of a national securities association, an alternative trading system, or any other market venue, (iii) in privately negotiated or over-the-counter transactions, or (iv) through a combination of any such methods (such transactions are hereinafter referred to as “At the Market Offerings”) and (B) such other sales of the Issuance Shares on behalf of the Company in its capacity as agent of the Company as shall be agreed by the Company and such Agent in writing.

(d) If Shares are to be sold in an Agency Transaction in an At the Market Offering, the applicable Agent will confirm in writing to the Company the number of Issuance Shares sold on any Trading Day and the related Gross Sales Price and Net Sales Price (as each of such terms is defined in Section 2(b) below) no later than the opening of trading on the immediately following Trading Day.

(e) If the Company shall default on its obligation to deliver Shares to an Agent pursuant to the terms of any Agency Transaction or Terms Agreement, the Company shall (i) indemnify and hold harmless such Agent and its successors and assigns from and against any and all losses, claims, damages, liabilities and expenses arising from or as a result of such default by the Company and (ii) notwithstanding any such default, pay to such Agent the commission to which it would otherwise be entitled in connection with such sale in accordance with Section 2(b) below.

(f) The Company acknowledges and agrees that (i) there can be no assurance that an Agent will be successful in selling the Shares, (ii) no Agent shall incur any liability or obligation to the Company or any other person or entity if it does not sell Shares for any reason other than a failure by such Agent to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Shares in accordance with the terms of this Agreement, and (iii) no Agent shall be under any obligation to purchase Shares on a principal basis pursuant to this Agreement, except as may otherwise be specifically agreed by such Agent and the Company in a Terms Agreement.

(g) In connection with any Transaction Acceptance relating to a Forward Placement Notice, and subject to the terms of Section 2(h), no later than the opening of the Trading Day next following the last Trading Day of each Forward Hedge Selling Period (or, if earlier, the date on which any Forward Hedge Selling Period is terminated in accordance with the terms of this Agreement or the Master Forward Confirmation), the Forward Purchaser shall execute and deliver to the Company, and the Company shall execute and return to the Forward Purchaser, a “Supplemental Confirmation” in respect of the Forward for such Forward Hedge Selling Period, which “Supplemental Confirmation” shall set forth the “Trade Date” for such Forward (which shall, subject to the terms of the Master Forward Confirmation, be the last Trading Day of such Forward Hedge Selling Period), the “Effective Date” for such Forward (which shall, subject to the terms of the Master Forward Confirmation, be the date one Settlement Cycle

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(as such term is defined in the Master Forward Confirmation) immediately following the last Trading Day of such Forward Hedge Selling Period), the initial “Base Amount” for such Forward (which shall, subject to the terms of the Master Forward Confirmation, be the Actual Sold Forward Amount for such Forward Hedge Selling Period), the “Maturity Date” for such Forward (which shall, subject to the terms of the applicable Master Forward Confirmation, be the date that follows the last Trading Day of such Forward Hedge Selling Period by the number of days, months or years set forth opposite the caption “Term” in the Forward Placement Notice for such Forward, which number of days, months or years shall in no event be less than three months nor more than two years), the “Forward Price Reduction Dates” for such Forward (which shall be each of the dates set forth below the caption “Forward Price Reduction Dates” in the Forward Placement Notice for such Forward), the “Forward Price Reduction Amounts” corresponding to such Forward Price Reduction Dates (which shall be each amount set forth opposite each “Forward Price Reduction Date” and below the caption “Forward Price Reduction Amounts” in the Forward Placement Notice for such Forward), the “Spread” for such Forward (which shall be the amount set forth opposite the term “Spread” in the Forward Placement Notice), the “Initial Forward Price” for such Forward (which shall be determined as provided in the Master Forward Confirmation), the “Volume-Weighted Hedge Price,” the “Specified Borrow Rate,” the “Maximum Specified Borrow Rate,” the “Forward Shares,” the “Threshold Number of Shares” and the “Notice Settlement Number.”

(h) For each Forward, the Company shall be obligated to enter into a Forward Contract with the Forward Purchaser, and the Forward Purchaser or its affiliate shall be obligated to use commercially reasonable efforts to borrow, and the Forward Seller shall use commercially reasonable efforts consistent with its normal trading and sales practices to sell, the Forward Hedge Shares pursuant to such Forward only if and when the Company delivers a Forward Placement Notice to the Forward Purchaser and the Forward Seller and the Forward Purchaser and the Forward Seller have accepted such Forward Placement Notice as provided in Section 2(h). The Company shall have the right, in its sole discretion, to request that the Forward Seller and Forward Purchaser amend at any time and from time to time any Forward Placement Notice, and if such amendment is accepted by the Forward Purchaser and the Forward Seller, each of the Forward Purchaser and the Forward Seller shall, as soon as reasonably practicable after receiving notice of such amendment, modify its offers to sell or borrow, as applicable, consistent with any amendment notice; provided, however, that (i) the Company may not amend the Forward Hedge Amount if such amended Forward Hedge Amount is less than the Actual Sold Forward Amount as of the date of such amendment and (ii) the Company shall not have the right to amend a Forward Placement Notice after the related “Supplemental Confirmation” has been delivered to the Company. In addition, the Company shall in no event request that an Agent or Forward Purchaser not party to the relevant Master Forward Confirmation (or its affiliated Forward Seller) sell any Shares during any Unwind Period (as defined in the Master Forward Confirmation).

(i) Each of the Company, the Forward Purchasers and the Forward Sellers acknowledge and agree that: (x) there can be no assurance that the Forward Purchaser will be successful in borrowing or that the Forward Seller will be successful in selling Forward Hedge Shares; (y) a Forward Seller will incur no liability or obligation to the Company, the Forward Purchaser or any other person if it does not sell Forward Hedge Shares borrowed by the Forward Purchaser for any reason other than a failure by the Forward Seller to use commercially reasonable efforts consistent with its normal trading and sales practices to sell such Forward Hedge Shares as

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required under this Agreement; and (z) the Forward Purchaser will incur no liability or obligation to the Company, the Forward Seller or any other person if it does not borrow Forward Hedge Shares for any reason other than a failure by the Forward Purchaser or its affiliate to use commercially reasonable efforts to borrow such Forward Hedge Shares as required under this Agreement. Notwithstanding anything herein to the contrary, a Forward Purchaser’s obligation to use commercially reasonable efforts to borrow or cause its affiliate to borrow all or any portion of the Forward Hedge Shares (and a Forward Seller’s obligation to use commercially reasonable efforts consistent with its normal trading and sales practices to sell such portion of the Forward Hedge Shares) for any Forward hereunder shall be subject in all respects to clause (vi) of the provisions under the caption “Conditions to Effectiveness” in Section 3 of the Master Forward Confirmation. In acting hereunder, any Forward Seller will be acting as agent for the Forward Purchaser and not as principal.

(j) If Shares are to be sold in a Forward, the applicable Forward Seller will confirm in writing to the Company the Actual Sold Forward Amount sold on any Trading Day and the related Gross Sales Price no later than the opening of trading on the immediately following Trading Day.

2. Transaction Acceptances and Terms Agreements.

(a) The Company may, from time to time during the term of this Agreement, propose to an Agent that they enter into an Agency Transaction to be executed on a specified Trading Day or over a specified period of Trading Days, which proposal shall be made to such Agent either by email or telephone (confirmed promptly by email) from any of the individuals listed as an authorized representative of the Company on Schedule A hereto to make such sales and shall set forth the information specified below (each, a “Transaction Proposal”). If such Agent agrees to the terms of such proposed Agency Transaction or if the Company and such Agent mutually agree to modified terms for such proposed Agency Transaction, then such Agent shall promptly deliver to the Company by email a notice (each, along with any acceptance of a Forward Placement Notice pursuant to Section 2(h), a “Transaction Acceptance”) confirming the terms of such proposed Agency Transaction as set forth in such Transaction Proposal or setting forth the modified terms for such proposed Agency Transaction as agreed by the Company and such Agent, as the case may be, whereupon such Agency Transaction shall become a binding agreement between the Company and such Agent. Each Transaction Proposal shall specify:

(i) the Trading Day(s) on which the Issuance Shares subject to such Agency Transaction are intended to be sold (each, a “Purchase Date”);

(ii) the maximum number of Issuance Shares to be sold by such Agent (the “Specified Number of Issuance Shares”) on, or over the course of, such Purchase Date(s), or as otherwise agreed between the Company and such Agent and documented in the relevant Transaction Acceptance;

(iii) the lowest price, if any, at which the Company is willing to sell Issuance Shares on each such Purchase Date or a formula pursuant to which such lowest price shall be determined (each, a “Floor Price”); and

(iv) if other than 2.0% of the Gross Sales Price, the Agent’s discount or commission.

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A Transaction Proposal shall not set forth a Specified Number of Issuance Shares that, when added to the aggregate Gross Sales Price of Issuance Shares previously purchased and to be purchased pursuant to pending Transaction Acceptances (if any) hereunder and any Terms Agreements, results or could result in the aggregate Gross Sales Price that exceeds the Maximum Amount nor shall it set forth a Floor Price which is lower than the minimum price authorized from time to time by the Company’s board of trustees or, if permitted by applicable law and the Company’s declaration of trust and by-laws, a duly authorized committee thereof. The Company shall have responsibility for maintaining records with respect to the aggregate Gross Sales Price of Issuance Shares sold and for otherwise monitoring the availability of Issuance Shares for sale under the Registration Statement and for insuring that the aggregate Gross Sales Price of Shares offered and sold does not exceed, and the price at which any Issuance Shares are offered or sold is not lower than, the Maximum Amount and the minimum price authorized from time to time by the Company’s board of trustees or, if permitted by applicable law and the Company’s declaration of trust and by-laws, a duly authorized committee thereof, respectively. In the event that more than one Transaction Acceptance with respect to any Purchase Date(s) is delivered by the applicable Agent to the Company, the latest Transaction Acceptance shall govern any sales of Issuance Shares for the relevant Purchase Date(s), except to the extent of any action taken by the Company occurring pursuant to a prior Transaction Acceptance and prior to the delivery to the Company of the latest Transaction Acceptance. The Company or the applicable Agent may, upon notice to the other such party either by email or telephone (confirmed promptly by email), suspend or terminate the offering of the Issuance Shares pursuant to Agency Transactions for any reason; provided, however, that such suspension or termination shall not affect or impair the parties’ respective obligations with respect to the Issuance Shares sold hereunder prior to the giving of such notice or their respective obligations under any Terms Agreement. Notwithstanding the foregoing, if the terms of any Agency Transaction contemplate that Issuance Shares shall be sold on more than one Purchase Date, then the Company and the applicable Agent shall mutually agree to such additional terms and conditions as they deem reasonably necessary in respect of such multiple Purchase Dates, and such additional terms and conditions shall be set forth in or confirmed by, as the case may be, the relevant Transaction Acceptance and be binding to the same extent as any other terms contained therein.

(b) The Purchase Date(s) in respect of the Issuance Shares deliverable pursuant to any Transaction Acceptance shall be set forth in or confirmed by, as the case may be, the applicable Transaction Acceptance. Except as otherwise agreed between the Company and an Agent, such Agent’s commission for any Issuance Shares sold through such Agent pursuant to this Agreement shall be at a mutually agreed rate, not to exceed 2.0%, of the Gross Sales Price of the Issuance Shares, which commission shall be set forth in or confirmed by, as the case may be, the applicable Transaction Acceptance; provided, however, that such commission shall not apply when an Agent acts as principal, in which case such commission or a discount shall be set forth in the applicable Terms Agreement. Notwithstanding the foregoing, in the event the Company engages an Agent for a sale of Issuance Shares in an Agency Transaction that would constitute a “distribution,” within the meaning of Rule 100 of Regulation M under the Exchange Act or a “block” within the meaning of Rule 10b-18(a)(5) under the Exchange Act, the Company will provide such Agent, at such Agent’s request and upon reasonable advance notice to the Company,

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on or prior to the Issuance Settlement Date (as defined below), the opinions of counsel, accountants’ letters and officers’ certificates pursuant to Section 5 of this Agreement, each dated the Issuance Settlement Date, and such other documents and information as such Agent shall reasonably request, and the Company and such Agent will agree to compensation that is customary for such Agent with respect to such transaction. The Gross Sales Price less the applicable Agent’s commission and after deduction for any transaction fees, transfer taxes or similar taxes or fees imposed by any governmental, regulatory or self-regulatory organization in respect of the sale of the applicable Issuance Shares is referred to herein as the “Net Sales Price”.

(c) Payment of the Net Sales Price for Issuance Shares sold by the Company on any Purchase Date pursuant to a Transaction Acceptance shall be made to the Company by wire transfer of immediately available funds to the account of the Company (which the Company shall provide to the applicable Agent at least one Trading Day prior to the applicable Agency Settlement Date (as defined below)) against delivery of such Issuance Shares to such Agent’s account, or an account of such Agent’s designee, at The Depository Trust Company through its Deposit and Withdrawal at Custodian System (“DWAC”) or by such other means of delivery as may be agreed to by the Company and such Agent. Such payment and delivery shall be made at or about 10:00 a.m. (New York City time) on the first Trading Day (or such other day as may, from time to time, become standard industry practice for settlement of such a securities issuance or as agreed to by the Company and such Agent) following each Purchase Date (each, an “Agency Settlement Date”).

(d) If, as set forth in or confirmed by, as the case may be, the related Transaction Acceptance, a Floor Price has been set by the Company with respect to a Purchase Date, and the applicable Agent thereafter determines and notifies the Company that the Gross Sales Price for such Agency Transaction would not be at least equal to such Floor Price, then the Company shall not be obligated to issue and sell through such Agent, and such Agent shall not be obligated to place, the Issuance Shares proposed to be sold pursuant to such Agency Transaction on such Purchase Date, unless the Company and such Agent otherwise agree in writing.

(e) If either the Company or an Agent has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Issuance Shares, it shall promptly notify the other party and sales of the Issuance Shares under this Agreement, any Transaction Acceptance or any Terms Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party. On or prior to the delivery of a prospectus that is required (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with the offering or sale of the Issuance Shares, the Company and such Agent shall each calculate the average daily trading volume (as defined under “ADTV” by Rule 100 of Regulation M under the Exchange Act) of the Common Shares based on market data provided by Bloomberg L.P. or such other sources as agreed upon by the Company and the applicable Agent.

(f) (i) If the Company wishes to issue and sell the Issuance Shares pursuant to this Agreement but other than as set forth in Section 2(a) of this Agreement, it will notify the applicable Agent of the proposed terms of the Principal Transaction. If such Agent, acting as principal, wishes to accept such proposed terms (which it may decline to do for any reason in its sole discretion) or, following discussions with the Company, wishes to accept amended terms, the Company and such Agent shall enter into a Terms Agreement setting forth the terms of such Principal Transaction.

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(ii) The terms set forth in a Terms Agreement shall not be binding on the Company or an Agent unless and until the Company and such Agent have each executed and delivered such Terms Agreement accepting all of the terms of such Terms Agreement. In the event of a conflict between the terms of this Agreement and the terms of a Terms Agreement, the terms of any such Terms Agreement shall control.

(g) Each sale of the Issuance Shares to an Agent in a Principal Transaction shall be made in accordance with the terms of this Agreement and a Terms Agreement, which shall provide for the sale of such Issuance Shares to, and the purchase thereof by, such Agent. A Terms Agreement may also specify certain provisions relating to the reoffering of such Issuance Shares by such Agent. The commitment of an Agent to purchase the Issuance Shares pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations, warranties and agreements of the Company contained, and shall be subject to the terms and conditions set forth, in this Agreement and such Terms Agreement. Any such Terms Agreement shall specify the number of the Issuance Shares to be purchased by the applicable Agent pursuant thereto, the price to be paid to the Company for such Issuance Shares, any provisions relating to rights of, and default by, underwriters, if any, acting together with such Agent in the reoffering of the Issuance Shares, and the time and date (each such time and date being referred to herein as a “Principal Settlement Date”; and, together with any Agency Settlement Date, an “Issuance Settlement Date”) and place of delivery of and payment for such Issuance Shares.

(h) Subject to the terms and conditions set forth in this Agreement and any Forward Contract, on any Trading Day, the Company may deliver, solely by email, a Forward Placement Notice executed by an authorized officer of the Company to a Forward Purchaser and a Forward Seller. The Forward Purchaser and the Forward Seller may accept the Forward Placement Notice by email to one of the individuals at the Company named on Schedule A hereto, as such Schedule may be amended from time to time, confirming the terms of such Forward Placement Notice. Upon the delivery of a Forward Placement Notice to the Forward Purchaser and the Forward Seller and the Forward Purchaser’s and the Forward Seller’s acceptance of such Forward Placement Notice through a Transaction Acceptance confirming the terms of such Forward Placement Notice, and unless the sale of the Forward Hedge Shares described therein has been suspended or otherwise terminated in accordance with the terms of this Agreement or the Master Forward Confirmation, the Forward Purchaser or its affiliate will use commercially reasonable efforts to borrow Forward Hedge Shares up to the amount specified and the Forward Seller will use commercially reasonable efforts consistent with its normal trading and sales practices to sell such Forward Hedge Shares, and otherwise in accordance with the terms of such Forward Placement Notice. The number of Forward Hedge Shares that the Forward Purchaser or its affiliate shall use commercially reasonable efforts to borrow and that the Forward Seller shall use commercially reasonable efforts to sell pursuant to such Forward shall have an aggregate actual sale execution price equal to the Forward Hedge Amount set forth in the Forward Placement Notice accepted by the Forward Purchaser and the Forward Seller.

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(i) No Forward Placement Notice may be delivered if an ex-dividend date or ex-date, as applicable for any dividend or distribution payable by the Company on the Common Shares, is scheduled to occur during the period from, but excluding, the first Scheduled Trading Day of the related Forward Hedge Selling Period to, and including, the last Scheduled Trading Day of such Forward Hedge Selling Period.

(j) Notwithstanding any other provision of this Agreement, the Company shall not offer, sell or deliver, or request the offer or sale, of any Shares pursuant to this Agreement (whether in an Agency Transaction, a Principal Transaction or in connection with a Forward Placement Notice) and, by notice to each Agent, Forward Purchaser and Forward Seller given either by email or telephone (confirmed promptly by email), shall cancel any instructions for the offer or sale of any Shares, and none of the Agents, Forward Purchasers or Forward Sellers shall be obligated to offer or sell any Shares, (i) during any period in which the Company’s insider trading policy, as it exists on the date of this Agreement, would prohibit the purchases or sales of the Company’s Common Shares by any of its officers or trustees, (ii) during any period in which the Company is, or could be deemed to be, in possession of material non-public information or (iii) at any time from and including the date on which the Company shall issue a press release containing, or shall otherwise publicly announce, its earnings, revenues or other results of operations (an “Earnings Announcement”) through and including the time that is 24 hours after the time that the Company files a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K that includes consolidated financial statements as of and for the same period or periods, as the case may be, covered by such Earnings Announcement.

(k) The Company agrees that any offer to sell, any solicitation of an offer to buy, or any sales of Shares by the Company shall be effected only by or through one Agent, Forward Purchaser or Forward Seller on any Trading Day.

(l) Anything in this Agreement to the contrary notwithstanding, the Company shall not authorize the issuance and sale of, and no Agent, as sales agent shall be obligated to use its commercially reasonable efforts, consistent with its normal trading and sales practices, to sell, any Issuance Shares at a price lower than the then-applicable minimum price, or in a number with an aggregate Gross Sales Price in excess of the Maximum Amount, authorized from time to time to be issued and sold under this Agreement and any Terms Agreements, in each case by the Company’s board of trustees or, if permitted by applicable law and the Company’s declaration of trust and by-laws, a duly authorized committee thereof, or in a number in excess of the number of Shares approved for listing on the Exchange, or with an aggregate Gross Sales Price in excess of the maximum aggregate offering price for the Issuance Shares available for issuance on the Registration Statement or as to which the Company has paid the applicable registration fee, it being understood and agreed by the parties hereto that compliance with any such limitations shall be the sole responsibility of the Company.

(m) Each sale of Forward Hedge Shares will be settled as between the Forward Purchaser and the Forward Seller on each applicable Forward Hedge Settlement Date following the relevant Forward Date. On or before each Forward Hedge Settlement Date, the Forward Purchaser will, or will cause its transfer agent to, electronically transfer the Forward Hedge Shares being offered and sold by crediting the Forward Seller or its designee’s account at the Depository Trust Company through DWAC, or by such other means of delivery as may be mutually agreed

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upon by the Forward Purchaser and the Forward Seller and, upon receipt of such Forward Hedge Shares, which in all cases shall be freely tradeable, transferable, registered shares in good deliverable form, the Forward Seller shall deliver to the Forward Purchaser the related portion of the Forward Hedge Price in same day funds delivered to an account designated by the Forward Purchaser prior to the relevant Forward Hedge Settlement Date.

3. Representations, Warranties and Agreements of the Company. The Company represents and warrants to, and agrees with, each of the Agents, Forward Purchasers and Forward Sellers on and as of (i) the date hereof, (ii) each date on which the Company receives a Transaction Acceptance (the “Time of Acceptance”), (iii) each date on which the Company executes and delivers a Terms Agreement, (iv) each Time of Sale (as defined in Section 3(a)), (v) each Settlement Date and (vi) each Bring-Down Delivery Date (as defined in Section 6(b)) (each such date listed in (i) through (vi), a “Representation Date”), as follows:

(a) The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Act that was filed with the Commission not earlier than three years prior to the date hereof; no order suspending the effectiveness of the Registration Statement has been issued, no order suspending the use of the Prospectus or any Permitted Free Writing Prospectus has been issued and, to the knowledge of the Company, no proceeding for that purpose or pursuant to Section 8A of the Act any of those purposes has been initiated or threatened by the Commission; as of the applicable effective date of the Registration Statement and any post-effective amendment thereto, and as of each other Representation Date, the Registration Statement and any such post-effective amendment complied and will comply, in all material respects, with the requirements of the Act; the conditions to the use of Form S-3 in connection with the offering and sale of the Shares as contemplated hereby have been satisfied; the Registration Statement meets, and the offering and sale of the Shares as contemplated hereby comply with, the requirements of Rule 415 under the Act (including, without limitation, Rule 415(a)(5)); the Prospectus complied or will comply, at the time it was or will be filed with the Commission, and will comply, as then amended or supplemented, as of each Representation Date, in all material respects, with the requirements of the Act; the Registration Statement did not, as of the time of its initial effectiveness, and does not or will not, as then amended or supplemented, as of each Representation Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; as of each Representation Date, the Prospectus, as then amended or supplemented, together with all of the then issued Permitted Free Writing Prospectuses, if any, will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty with respect to any statement made in or omitted from the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus in reliance upon and in conformity with information relating to any Agent, Forward Purchaser or Forward Seller that was furnished to the Company in writing by or on behalf of the Agents, Forward Purchasers or Forward Sellers expressly for use in the Registration Statement, the Prospectus or such Permitted Free Writing Prospectus (it being understood and agreed that, as of the date hereof, the information appearing in the third sentence of the first paragraph under “Plan of Distribution (Conflicts of Interest)” in the Prospectus Supplement constitutes the only information furnished in writing by

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or on behalf of the Agents, the Forward Sellers or the Forward Purchasers for use in the Registration Statement and the Prospectus (collectively, the “Counterparty Information”)). “Time of Sale” means (i) (x) with respect to each offering of Issuance Shares pursuant to this Agreement, the time of the Agents’ initial entry into contracts with investors for the sale of such Issuance Shares and (y) with respect to each offering in connection with a Forward Placement Notice, the time of the Forward Sellers’ initial entry into contracts with investors for the sale of such Forward Hedge Shares and (ii) with respect to each offering of Shares pursuant to any relevant Terms Agreement, the time of sale of such Issuance Shares.

(b) Prior to the execution of this Agreement, the Company has not, directly or indirectly, offered or sold any of the Shares by means of any “prospectus” (within the meaning of the Act) or used any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Shares, in each case other than the Basic Prospectus. The Company represents and agrees that, unless it obtains the prior consent of each Agent, Forward Purchaser and Forward Seller, until the termination of this Agreement, it (including its agents and representatives, other than the Agents in their capacity as such) has not prepared, used, authorized, approved or referred to and will not prepare, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Act) that constitutes an offer to sell or solicitation of an offer to buy the Shares, each such communication by the Company or its agents and representatives, an “issuer free writing prospectus” (as defined in Rule 433 under the Act) or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 under the Act), other than any Permitted Free Writing Prospectus made pursuant to this Agreement, any Terms Agreement, or in connection with any Forward Placement Notice. Any such free writing prospectus relating to the Shares consented to by the Agents, Forward Purchasers and Forward Sellers (including, for the avoidance of doubt, any Free Writing Prospectus prepared by the Company solely for use in connection with the offering contemplated by a particular Terms Agreement or in connection with a particular Forward) is hereinafter referred to as a “Permitted Free Writing Prospectus”. The Company represents that it has complied and will comply in all material respects with the requirements of Rule 433 under the Act applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. The conditions set forth in one or more of subclauses (i) through (iv), inclusive, of Rule 433(b)(1) under the Act are satisfied, and the registration statement relating to the offering of the Shares contemplated hereby, as initially filed with the Commission, includes a prospectus that, other than by reason of Rule 433 under the Act, satisfies the requirements of Section 10 of the Act; the Company is not disqualified, by reason of Rule 164(f) or (g) under the Act, from using, in connection with the offer and sale of the Shares, “free writing prospectuses” (as defined in Rule 405 under the Act) pursuant to Rules 164 and 433 under the Act; the Company was not as of each eligibility determination date for purposes of Rules 164 and 433 under the Act with respect to the offering of the Shares contemplated by the Registration Statement and this Agreement and is not an “ineligible issuer”. The Company has paid or, no later than the business day after the date of this Agreement, will pay the registration fee for the offering of the Maximum Amount of Shares pursuant to Rule 457 under the Act.

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(c) The Incorporated Documents, when they were filed with the Commission (or, if any amendment with respect to any such document was filed, when such amendment was filed), conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed during the term of this Agreement and incorporated by reference in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d) The accounting firm that certified certain of the financial statements and supporting schedules and information included or incorporated by reference in the Registration Statement and the Prospectus is and, during the periods covered by their reports incorporated by reference in the Registration Statement and the Prospectus, was an independent registered public accounting firm as required by the Act, the Exchange Act, and the Public Company Accounting Oversight Board. Such accounting firm has not notified the Company, the Company’s board of trustees or the audit committee of the board of trustees of any illegal acts that are required to be reported pursuant to Section 10A of the Exchange Act.

(e) Subsequent to the respective dates as of which information is given in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, except as otherwise stated therein, (i) there has been no material adverse change, or any development involving a prospective material adverse change, in or affecting the assets, properties, business, results of operations, shareholders’ equity, financial condition or business prospects of the Company and each subsidiary of the Company listed on Schedule B hereto (the “Subsidiaries”), taken as a whole, (ii) there has been no casualty, loss, condemnation or other adverse event with respect to any property or interest therein owned, directly or indirectly, by the Company or any Subsidiary that is material to the Company and its Subsidiaries, taken as a whole, (iii) there have been no transactions or agreements entered into by the Company or any Subsidiary, other than those in the ordinary course of business, which are material with respect to the Company and the Subsidiaries, taken as a whole, (iv) except for regular distributions on the Company’s Common Shares and regular quarterly distributions on the Company’s preferred shares of beneficial interest, $0.01 par value per share, there has been no dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of its shares of beneficial interest, and (v) there has been no material change in short-term debt or long-term debt (other than borrowings or repayments in the ordinary course of business) of the Company or the Subsidiaries, taken as a whole, or material change in the capital stock of the Company or the Subsidiaries, taken as a whole (other than (A) the issuance of Common Shares upon exercise, vesting, redemption or exchange of options, restricted share units or other awards, and the grant of options, restricted share units and other awards, under existing equity incentive plans described in the Registration Statement and the Prospectus, (B) the issuance of Common Shares pursuant to the Company’s Dividend Reinvestment and Direct Share Purchase Plan described in the Registration Statement and the Prospectus, and (C) the issuance of Shares pursuant to this Agreement). Since the date of the latest balance sheet included or incorporated by reference in the Registration Statement, Permitted Free Writing Prospectus and the Prospectus, neither the Company nor any of the Subsidiaries has incurred or undertaken any liabilities or obligations, direct or contingent, or entered into any transactions which are material to the Company and the Subsidiaries, taken as a whole.

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(f) This Agreement and the transactions contemplated by this Agreement, the Registration Statement and the Prospectus have been duly and validly authorized by the Company, and this Agreement has been, and any Terms Agreement or Forward Contract will have been, duly and validly executed and delivered by the Company.

(g) The Shares to be issued and/or sold hereunder (including any Forward Hedge Shares) or under any Terms Agreement, and any Shares or Forward Settlement Shares to be sold or issued in connection with a Forward, have been duly authorized by the Company and, when issued and delivered and paid for as provided herein, in any Terms Agreement or in any Forward Contract, as the case may be, will be validly issued, will be fully paid and non-assessable and will conform in all material respects to the description thereof in the Registration Statement, the Prospectus, and any Permitted Free Writing Prospectus; and the issuance and/or sale of the Shares are not and will not be subject to any preemptive or similar rights.

(h) The Company has full right, power and authority to execute and deliver this Agreement, any Terms Agreement or any Forward Contract and to perform its obligations hereunder or thereunder, including the Company’s issuance and/or sale and delivery of the Shares as provided herein and therein; and all action required to be taken for the due and proper authorization, execution and delivery by the Company of this Agreement, any Terms Agreement or any Forward Contract and the consummation by it of the transactions contemplated hereby and thereby has been duly and validly taken (or, in the case of any Terms Agreement or Forward Contract, such action will have been duly and validly authorized).

(i) This Agreement conforms and each Terms Agreement and Forward Contract will conform in all material respects to the description thereof contained in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus.

(j) The execution, delivery and performance by the Company of this Agreement, any Terms Agreement or any Forward Contract, the issuance and/or sale of the Shares and the consummation of the transactions contemplated hereby or by any Terms Agreement or Forward Contract will not (i) conflict with, require consent under or result in a breach of any of the terms and provisions of, or constitute a Repayment Event (as defined below) or default (or an event which with notice or lapse of time, or both, would constitute a Repayment Event or default) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement, instrument, franchise, license or permit to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries or their respective properties, operations or assets may be bound or (ii) violate or conflict with (A) any provision of the declaration of trust, certificate or articles of incorporation, by-laws, certificate of formation, limited liability company agreement, partnership agreement or any other organizational document of the Company or any of the Subsidiaries or (B) any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body, domestic or foreign, having jurisdiction over the Company or any of the Subsidiaries or any of their respective properties, operations or assets, except, with respect to clause (i) and clause (ii)(B), for any such conflict, breach, violation or default that would not, individually or in the aggregate, have a Material Adverse Effect. As used herein, “Repayment Event” means any event or condition that gives the holder of any note, debenture or other evidence of indebtedness

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(or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any Subsidiary. No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or any public, governmental or regulatory agency or body, domestic or foreign, having jurisdiction over the Company or any of the Subsidiaries or any of their respective properties, operations or assets, or any third party, is required for the execution, delivery and performance of this Agreement, any Terms Agreement or any Forward Contract, the issuance and/or sale of the Shares or the consummation of the transactions contemplated by this Agreement, any Terms Agreement, any Forward Contract, the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, except (i) as have been made or obtained, (ii) for such filings with the Commission of any Permitted Free Writing Prospectuses, any amendments or supplements to the Registration Statement or the Prospectus or any Incorporated Documents as may be required by the Act or the Exchange Act from time to time, (iii) for such filings as the Exchange may require from time to time and (iv) for such consents, approvals, authorizations, orders, registrations, filings, qualifications, licenses and permits as may be required under state securities or blue sky laws.

(k) The Company has an authorized capitalization as set forth in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus; all of the issued and outstanding shares of beneficial interest of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and were not issued in violation of or subject to any preemptive or similar rights arising by operation of law under the organizational documents of the Company or under any agreement to which the Company or any of the Subsidiaries is a party or otherwise that entitle or will entitle any person to acquire from the Company or any Subsidiary upon the issuance or sale thereof any such shares of beneficial interest of the Company, any other equity security of the Company or any Subsidiaries and any security convertible into, or exercisable or exchangeable for, any such shares of beneficial interest of the Company or other such equity security (any “Relevant Security”). The issued and outstanding shares of beneficial interest of the Company conform in all material respects to the descriptions thereof contained in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, and such descriptions conform to the rights set forth in the instruments defining the same. Except as disclosed in or specifically contemplated by the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, and except for restricted share units, restricted Common Shares or options to purchase Common Shares to be granted to the Company’s non-employee trustees or granted to the Company’s employees pursuant to the Company Stock Plans and Common Shares to be issued in respect thereof, there are no shares of beneficial interest of the Company reserved for any purpose and there are no outstanding securities convertible into or exchangeable for any shares of beneficial interest of the Company and neither the Company nor any Subsidiary has outstanding options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, or any contracts or commitments to issue or sell, any Relevant Security.

(l) The Subsidiaries listed on Schedule B hereto are the only subsidiaries of the Company within the meaning of Rule 405. Except for the Subsidiaries, the Company owns no ownership or other beneficial interest, directly or indirectly, in any corporation, partnership, joint venture or other business entity. All of the issued shares of capital stock of or other ownership interest in each of the Subsidiaries have been duly and validly authorized and issued and are fully paid and non-assessable and, except as set forth on Schedule B hereto, are owned directly or indirectly by the Company free and clear of all liens, encumbrances, equities or claims. Schedule C hereto identifies each Subsidiary that is a “significant subsidiary” (as defined in Rule 1-02(w) of Regulation S-X).

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(m) Each of the Company and the Subsidiaries has been duly organized and validly exists as a real estate investment trust, corporation, business trust, partnership, limited liability company or unlimited liability corporation in good standing under the laws of its jurisdiction of organization. Each of the Company and the Subsidiaries is duly qualified to do business and is in good standing as a foreign trust, corporation, partnership, limited liability company or unlimited liability corporation in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except for those failures to be so qualified or in good standing which could not reasonably be expected to (individually or when aggregated with other such instances) have a material adverse effect on (i) the assets, business, financial condition, results of operations, shareholders’ equity, properties or business prospects of the Company and the Subsidiaries, taken as a whole; (ii) the long-term debt, shares of beneficial interest or capital stock of the Company and any of the Subsidiaries, taken as a whole; or (iii) the consummation of any of the transactions contemplated by this Agreement, any Terms Agreement, any Forward Contract, the Registration Statement and the Prospectus (a “Material Adverse Effect”). Each of the Company and the Subsidiaries has all requisite power and authority, and all necessary consents, approvals, authorizations, orders, registrations, qualifications, licenses and permits (collectively, the “Consents”) of and from all public, regulatory or governmental agencies and bodies and third parties, foreign and domestic, to own, hold, lease and operate its properties and conduct its business as it is now being conducted and as described in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, except where the failure to possess such Consent could not reasonably be expected to have a Material Adverse Effect, and each such Consent is valid and in full force and effect, and neither the Company nor any of the Subsidiaries has received notice of any investigation or proceedings which could result in the revocation of any such Consent. Each of the Company and the Subsidiaries is in compliance with all applicable laws, rules, regulations, ordinances and directives, except where failure to be in compliance could not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any Subsidiary is in violation of its declaration of trust, certificate or articles of incorporation, by-laws, certificate of formation, limited liability company agreement, partnership agreement or any other organizational document. The Company and the Subsidiaries are not in default (or with notice or lapse of time, or both, would not be in default) under any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement or evidence of indebtedness, lease, contract or other agreement or instrument to which they are a party or by which they or any of their properties or other assets are bound, violation of which would individually or in the aggregate have a Material Adverse Effect, and, except as described in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, no other party under any such agreement or instrument to which the Company or the Subsidiaries are a party is, to the knowledge of the Company, in default (or with notice or lapse of time, or both, would be in default) in any material respect thereunder.

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(n) Except as described in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, there is no litigation or legal, governmental or regulatory proceeding or, to the knowledge of the Company, any legal, governmental or regulatory investigation to which the Company or any of the Subsidiaries or any of their respective officers or trustees/directors is a party or of which any property or operations of the Company or any of the Subsidiaries is the subject which, individually or in the aggregate, if determined adversely to the Company or any of the Subsidiaries (or any of their respective officers or trustees/directors), could reasonably be expected to have a Material Adverse Effect; to the knowledge of the Company, no such proceeding or litigation is threatened or contemplated by any legal, governmental or regulatory authority or other third party, foreign or domestic.

(o) The consolidated financial statements of the Company, included or incorporated by reference, in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, together with the related schedules and notes, as well as those financial statements, schedules or notes of any other business or entity and its consolidated subsidiaries (if any) included or incorporated by reference therein, comply in all material respects with the applicable requirements of the Act and the Exchange Act, as applicable, and present fairly, in all material respects, the financial position as of the dates indicated and the results of operations, changes in shareholders’ equity and cash flows for the periods therein specified of the Company and its consolidated Subsidiaries or of the respective business, businesses, entity or entities or group presented therein; except as otherwise stated in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, such financial statements, notes and schedules have been prepared in conformity with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods involved and present fairly the information required to be stated therein. The other financial and statistical information and data included or incorporated by reference in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus present fairly, in all material respects, the information included therein and have been prepared on a basis consistent with that of the financial statements that are included or incorporated by reference in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus and the books and records of the respective entities presented therein, and comply with the applicable requirements of Regulation G of the Commission. The interactive data in eXtensbile Business Reporting Language included or incorporated by reference in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus fairly presents the information called for in all material respects and is prepared, in all material respects, in accordance with the Commission’s rules and guidelines applicable thereto.

(p) Any pro forma or as adjusted financial information and the related notes thereto included or incorporated by reference in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus comply in all material respects with the applicable requirements of the Act and the Exchange Act, as applicable, present fairly, in all material respects, the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma information and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are, in the opinion of the Company, reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. All historical financial statements and information and all pro forma financial statements and information required by the Act and the Exchange Act are included, or incorporated by reference, in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus.

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(q) The statistical and market-related data included or incorporated by reference in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate, and such data agree with the sources from which they are derived.

(r) There are no contracts or other documents (including, without limitation, any voting agreement), which are required to be described in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus or filed as exhibits to the Registration Statement by the Act or the Exchange Act and which have not been so described or filed. All of the contracts to which any of the Company or the Subsidiaries is a party and which are material to the business and operations of the Company and the Subsidiaries, taken as a whole, (i) have been duly authorized, executed and delivered by such entity, constitute valid and binding agreements of such entity and are enforceable against such entity in accordance with the terms thereof, except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws now or hereafter in effect relating to or affecting creditors’ rights generally or by general equitable principles regardless of whether enforcement is sought in law or in equity (collectively, the “Enforceability Exceptions”), or (ii) in the case of any contract to be executed on or before any Representation Date, will on such Representation Date be duly authorized, executed and delivered by the Company and/or a Subsidiary, and constitute valid and binding agreements of such entity enforceable against each entity in accordance with the terms thereof, subject to the Enforceability Exceptions.

(s) The Common Shares are registered pursuant to Section 12(b) of the Exchange Act and are listed on the Exchange, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Shares under the Exchange Act or de-listing the Common Shares from the Exchange, nor has the Company received any notification that the Commission or Exchange is contemplating terminating such registrations or listings.

(t) Except as disclosed in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, no holder of securities of the Company has any registration or similar rights to require registration of any debt or equity security of the Company as part or on account of, or otherwise in connection with, the sale of the Shares contemplated hereby, and any such rights so disclosed have either been fully complied with by the Company or effectively waived by the holders thereof, and any such waivers remain in full force and effect.

(u) The Company has not taken, nor will the Company take, directly or indirectly, any action resulting in a violation of Regulation M under the Exchange Act, or that is designed to cause or result in, or which might reasonably be expected to constitute, cause or result in, the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Shares.

(v) Neither the Company nor its affiliates (as defined in Rule 501(b) of Regulation D) has, prior to the date hereof, offered or sold any securities which would be “integrated” with the offer and sale of the Shares pursuant to the Registration Statement.

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(w) There are no direct or indirect business relationships or related party transactions (including those contemplated by Item 404 of Regulation S-K under the Act) involving the Company or any Subsidiary or affiliate or any other person required by the Act, the Exchange Act, or the rules and regulations of the Exchange or FINRA (as defined below) to be described in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus which is not so described or is not described as required. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers, directors or trustees of the Company or its Subsidiaries which are required by the Act or the Exchange Act to be described in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus which are not so described or not described as required. Neither the Company nor any of its subsidiaries has, in violation of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), directly or indirectly, extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director, trustee or executive officer (or any family member or affiliate thereof) of the Company or any Subsidiary.

(x) The Company and the Subsidiaries (i) make and keep accurate books and records and (ii) maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting. The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management’s general or specific authorization, (D) the recorded accounting for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (E) the interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus fairly presents the information called for in all material respects and is prepared, in all material respects, in accordance with the Commission’s rules and guidelines applicable thereto. The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-14 and 15d-14 under the Exchange Act) that (i) are designed to ensure that material information relating to the Company and the Subsidiaries is made known to the Company’s Chief Executive Officer and its Chief Financial Officer, (ii) are effective to perform the functions for which they were established, and (iii) have been evaluated for effectiveness as of the end of the period covered by the Company’s most recent Annual Report on Form 10-K filed with the Commission. The principal executive officers (or their equivalents) and principal financial officers (or their equivalents) of the Company have made all certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act and any related rules and regulations of the Commission, and the statements contained in any such certification were correct when made. Based on an evaluation of its disclosure controls and procedures, the Company is not aware of (i) any significant deficiency in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data or any material weakness in internal controls; or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls. Since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

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(y) Each of the Company and the Subsidiaries is not and, at all times up to and including consummation of the transactions contemplated by this Agreement, any Terms Agreement, any Forward Contract, the Registration Statement and the Prospectus, and after giving effect to the application of the net proceeds from the sale of any Shares as described in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, will not be, subject to registration as an “investment company” under the Investment Company Act of 1940, as amended (the “40 Act”), and is not and will not be an entity “controlled” by an “investment company” within the meaning of the 40 Act.

(z) The Company and the Subsidiaries have good and marketable title in fee simple to, or a valid and enforceable ground leasehold interest in, all real property and good title to all personal property owned by the Company and the Subsidiaries, in each case free and clear of all liens, encumbrances and defects (“Liens”) except (i) such Liens that are described in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, (ii) such Liens that do not (individually or in the aggregate) materially interfere with the use made or proposed to be made of such property by the Company and the Subsidiaries, (iii) such Liens permitted under the Company’s existing credit facilities and loan documents, or (iv) such Liens that could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and any real property and buildings held under lease or sublease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and the Subsidiaries. Neither the Company nor any of the Subsidiaries has received any notice of any claim adverse to its ownership or leasing of any real or personal property or of any claim against the continued possession of any real property, whether owned or held under lease or sublease by the Company or any of the Subsidiaries that has had or would reasonably be expected to have a Material Adverse Effect. All liens, charges, encumbrances, claims or restrictions on or affecting any of the properties or the assets of the Company and the Subsidiaries which are required to be disclosed in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus are disclosed therein. No tenant under any of the leases pursuant to which the Company or any Subsidiary leases its property has an option or right of first refusal to purchase the premises demised under such lease, the exercise of which would have a Material Adverse Effect. The use and occupancy of each of the properties of the Company and the Subsidiaries comply in all material respects with all applicable codes and zoning laws and regulations. The Company and the Subsidiaries have no knowledge of any pending or threatened condemnation or zoning change that will in any material respect affect the size of, use of, improvement of, construction on, or access to any of the properties of the Company or the Subsidiaries. The Company and the Subsidiaries have no knowledge of any pending or threatened proceeding or action that will in any manner materially affect the size of, use of, improvements or construction on, or access to any of the properties of the Company or the Subsidiaries. The property purchase agreements described in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus have been duly authorized, executed and delivered by the Company, have been executed by the other parties thereto, and constitute binding obligations of the Company. The descriptions of the property purchase agreements contained in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus are accurate in all material respects.

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(aa) Each of the Company and the Subsidiaries owns or possesses adequate right to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, formulae, customer lists, and know-how and other intellectual property (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses as being conducted and as described in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus and have no reason to believe that the conduct of their respective businesses does or will conflict with, and have not received any notice of any claim of conflict with, any such right of others. To the Company’s knowledge, there is no infringement by third parties of any such intellectual property; there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s or any Subsidiary’s rights in or to any such intellectual property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; and there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any other fact which would form a reasonable basis for any such claim.

(bb) Except for (i) the failure to pay any taxes that are currently being contested in good faith by appropriate proceedings and for which the Company has adequate reserves in accordance with GAAP or (ii) the failure to file any tax returns or the failure to pay any taxes which would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, each of the Company and the Subsidiaries has accurately prepared and timely filed all federal, state and other tax returns that are required to be filed by it and has paid or made provision for the payment of all taxes, assessments, governmental or other similar charges, including without limitation, all sales and use taxes and all taxes which the Company and each of the Subsidiaries is obligated to withhold from amounts owing to employees, creditors and third parties, with respect to the periods covered by such tax returns (whether or not such amounts are shown as due on any tax return). No deficiency assessment with respect to a proposed adjustment of the Company’s or any of the Subsidiaries’ federal, state or other taxes that would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect is pending or, to the knowledge of the Company, threatened. There is no tax lien, whether imposed by any federal, state or other taxing authority, that would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect outstanding against the assets, properties or business of the Company or any of the Subsidiaries. To the knowledge of the Company, there are no tax returns of the Company or any of the Subsidiaries that are currently being audited by state, local or federal taxing authorities or agencies which would have a Material Adverse Effect.

(cc) Neither the Company nor any of the Subsidiaries nor, to the Company’s knowledge, any of their employees or agents has at any time during the last five years (i) made, on behalf of the Company, any unlawful contribution to any candidate for foreign office, or failed to disclose fully any contribution in violation of law or (ii) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States of any jurisdiction thereof.

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(dd) No labor disturbance by the employees of the Company or any of the Subsidiaries exists or, to the Company’s knowledge, is imminent and the Company is not aware of any existing or imminent labor disturbance by the employees of any of the Company’s or any Subsidiary’s principal suppliers, manufacturers, customers or contractors, which, in either case, could reasonably be expected to have a Material Adverse Effect, as of each Representation Date.

(ee) No “prohibited transaction” (as defined in Section 406 of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”), or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”)), or a failure to satisfy the minimum funding standard under Section 412 of the Code, whether or not waived, or any of the events set forth in Section 4043(b) of ERISA (other than events with respect to which the 30-day notice requirement under Section 4043 of ERISA has been waived) has occurred with respect to any employee benefit plan which could reasonably be expected to have a Material Adverse Effect; each employee benefit plan is in compliance in all material respects with applicable law; including ERISA and the Code (to the extent applicable); the Company has not incurred and does not expect to incur liability under Title IV of ERISA with respect to the termination of, or withdrawal from any “pension plan” (as defined in ERISA); and each such “pension plan” for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which could cause the loss of such qualification.

(ff) (i) The Company and the Subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with, the operation of the business of the Company and its Subsidiaries as currently conducted and, to the knowledge of the Company, the IT Systems are currently free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants; (ii) the Company and the Subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their businesses; (iii) there have been no breaches, violations, outages or unauthorized uses of or accesses to IT Systems, except as would not, individually or in the aggregate, result in a Material Adverse Effect; (iv) the Company and the Subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification, except where the failure to do so would not, individually or in the aggregate, result in a Material Adverse Effect.

(gg) Except as would not, individually or in the aggregate, have a Material Adverse Effect, (i) to the Company’s knowledge, there does not exist on any of the properties described in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus any Hazardous Materials (as hereinafter defined) in unlawful quantities, (ii) to the Company’s knowledge, there has not occurred on or from such properties any unlawful spills, releases,

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discharges or disposal of Hazardous Materials, (iii) the Company and the Subsidiaries have not failed to comply with all applicable local, state and federal laws, regulations, ordinances and administrative and judicial orders relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of Hazardous Materials or to the generation, manufacture, processing, recycling, distribution, use, treatment, sale, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (iv) the Company and its Subsidiaries have (to the extent not maintained by the applicable tenants) all permits, authorizations and approvals required under any applicable Environmental Laws and all are in compliance with their requirements, (v) there are no pending administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, or proceedings or, to the Company’s knowledge, investigations or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, or proceedings pursuant to any Environmental Law against the Company or any of its Subsidiaries, and (vi) to the Company’s knowledge, there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against the Company, any Subsidiary or any of their respective assets relating to any Hazardous Materials or the violation of any Environmental Laws.

(hh) As used herein, “Hazardous Material” shall include, without limitation, any flammable explosives, radioactive materials, oil, petroleum, petroleum products, hazardous materials, hazardous wastes, hazardous or toxic substances, asbestos or any material as defined by any environmental laws, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. Section 9601, et seq.) (CERCLA), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Section 1801, et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. Section 6901, et seq.), and in the regulations adopted pursuant to each of the foregoing or by any federal, state or local governmental authority having jurisdiction over the properties as described in the Prospectus.

(ii) All of the properties of the Company and the Subsidiaries have been, and it is contemplated that all future acquisitions will be, subjected to a Phase I or similar environmental assessment (which generally includes a site inspection, interviews and a records review, but no subsurface sampling). These assessments and follow-up investigations, if any, of the properties (including, as appropriate, asbestos, radon and lead surveys, additional public record review, subsurface sampling and other testing) have not revealed any environmental liability that the Company believes would have a Material Adverse Effect. The Company has not agreed to assume, undertake or provide indemnification (except as may extend to lenders to the Company who finance the acquisition of real property or the refinancing thereof) for any liability of any other person under any Environmental Law, including any obligation for cleanup or remedial action, except as could not reasonably be expected to have a Material Adverse Effect.

(jj) The Company is organized in conformity with the requirements for qualification as a real estate investment trust (“REIT”) under the Code, and the Company’s current and proposed method of operation enables it to meet the requirements for qualification and taxation as a REIT under the Code. The Company has qualified and continues to qualify and has taken all

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necessary action to be treated, effective beginning with the year ended December 31, 1997, as a REIT under the Code, and the Company’s organization and current and proposed method of operation will enable it to continue to qualify as a REIT for its taxable year ending December 31, 2025, and in the future. All subsidiary partnerships, joint ventures, limited liability companies and entities intended to qualify as “qualified REIT subsidiaries” within the meaning of Section 856(i)(2) of the Code (excluding taxable REIT subsidiaries) have been since their respective formations, and continue to be, treated as partnerships, disregarded entities or qualified REIT subsidiaries for federal income tax purposes and not as corporations or associations taxable as corporations or publicly traded partnerships. The Company has no present intention of changing its operations or engaging in activities which would cause it to fail to qualify, or make economically undesirable its continued qualification, as a REIT.

(kk) Title insurance in favor of the Company and the Subsidiaries is maintained with respect to each of the properties described in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus in an amount at least equal to the cost of acquisition of such property.

(ll) Except as disclosed in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus or any amendment or supplement thereto, there are no mortgages or deeds of trust encumbering any of the properties described in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus. The mortgages encumbering the properties are not convertible into any equity securities of the Company, nor does the Company or any of the Subsidiaries hold a participating interest therein, and, except as disclosed in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus or any amendment or supplement thereto, such mortgages are not cross defaulted to, or cross-collateralized by, any party other than the Company and the Subsidiaries.

(mm) The Company has and maintains, or its tenants are required to have and maintain, property and casualty insurance in favor of the Company and the Subsidiaries with respect to such entities and each of the properties owned, directly or indirectly, by the Company, in an amount and on such terms as is reasonable and customary for the businesses of the type proposed to be conducted by the Company and the Subsidiaries. Neither the Company nor any of the Subsidiaries has received from any insurance company written notice of any material defects or deficiencies affecting the insurability of any such properties or written notice that any property or casualty insurance provided by tenants is subject to any material defects or deficiencies affecting the insurability of any such properties or has been cancelled or suspended.

(nn) Except as otherwise disclosed in or incorporated by reference in the Prospectus, there are no material outstanding loans or advances or material guarantees of indebtedness by the Company or any of the Subsidiaries to or for the benefit of any of the officers, trustees or directors of the Company or any of the Subsidiaries or any of the members of the families of any of them.

(oo) To the knowledge of the Company, each of the properties described in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus is in compliance with all presently applicable provisions of the Americans with Disabilities Act, except for any failures to comply which would not, singly or in the aggregate, result in a Material Adverse Effect.

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(pp) The Company has not incurred any liability for any finder’s fees or similar payments in connection with the transactions herein contemplated except as may otherwise exist with respect to the Agents, the Forward Purchasers and the Forward Sellers pursuant to this Agreement, any Terms Agreement or any Forward Contract.

(qq) No person who is a trustee of the Company or is an officer of the Company, and, to the Company’s knowledge, no person who in the aggregate beneficially owns 5% or more of the Company’s Common Shares (a “Beneficial Owner”) is a member of the Financial Industry Regulatory Authority (“FINRA”), a controlling stockholder of a member, or an affiliate of a member, or of an underwriter or related person of a member or underwriter, in each case with respect to any proposed offering under this Agreement, any Terms Agreement or any Forward Contract. No Beneficial Owner of the Company’s unregistered securities acquired within the 12 months prior to the filing of the Registration Statement, or any amendments thereto, or to the filing of the Prospectus, or any amendment or supplement thereto, has any direct or indirect affiliation or association with any FINRA member.

(rr) The Company and its trustees and officers are in compliance with all presently applicable provisions of the Sarbanes-Oxley Act and the rules and regulations thereunder and is actively taking steps to ensure that it will be in compliance with other applicable provisions of the Sarbanes-Oxley Act upon the effectiveness of such provisions.

(ss) The operations of the Company and the Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of the Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(tt) None of the Company, any of the Subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of the Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person that, at the time of such financing, is subject to any U.S. sanctions administered by OFAC.

(uu) Neither the Company nor any of the Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of the Subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), or any other applicable anti-bribery or anti-corruption laws, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization

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of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and the Company, the Subsidiaries and, to the knowledge of the Company, their respective affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(vv) Neither the Company nor any of its subsidiaries is a “covered foreign person,” as that term is defined in 31 C.F.R. § 850.209. The consummation of the transactions contemplated by this Agreement will not result in the establishment of a covered foreign person or the engagement by a “person of a country of concern,” as defined in 31 C.F.R. § 850.221, in a “covered activity,” as that term is defined in 31 C.F.R. § 850.208. Neither the Company nor any of its subsidiaries currently engage, or have plans to engage, directly or indirectly, in a “covered activity,” as defined in 31 C.F.R. § 850.208.

(ww) No Subsidiary is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s properties or assets to the Company or any other Subsidiary of the Company.

(xx) Neither the issuance, sale and delivery of the Shares nor the application of the proceeds thereof by the Company as described in each of the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus will violate Regulations T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(yy) No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) included or incorporated by reference in any of the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(zz) As of each Settlement Date, the Shares to be sold under this Agreement, any Terms Agreement or in connection with any Forward Placement Notice, and any Forward Settlement Shares to be issued in connection with any Forward Contract, will be duly listed, subject only to official notice of issuance, on the Exchange.

(aaa) The Common Shares are an “actively traded security” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by Rule 101(c)(1) thereunder.

(bbb) Any certificate signed by or on behalf of the Company and delivered to an Agent, a Forward Purchaser or a Forward Seller or to counsel to an Agent, a Forward Purchaser or a Forward Seller pursuant to or in connection with this Agreement, any Terms Agreement or any Forward Contract shall be deemed a representation and warranty by the Company to such Agent, Forward Purchaser or Forward Seller as to the matters covered thereby.

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4. Certain Covenants of the Company. The Company hereby agrees with each of the Agents, Forward Purchasers and Forward Sellers:

(a) For so long as the delivery of a prospectus is required (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with the offering or sale of Shares, before using or filing any Permitted Free Writing Prospectus and before using or filing any amendment or supplement to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus (in each case, other than due to the filing of an Incorporated Document), to furnish to each Agent, Forward Purchaser and Forward Seller a copy of each such proposed Permitted Free Writing Prospectus, amendment or supplement within a reasonable period of time before filing with the Commission or using any such Permitted Free Writing Prospectus, amendment or supplement; and the Company will not use or file any such Permitted Free Writing Prospectus or proposed, amendment or supplement to which an Agent, Forward Purchaser or Forward Seller reasonably objects unless the Company’s legal counsel has advised the Company that use or filing of such document is required by law.

(b) To file the Prospectus, each Prospectus Supplement and any other amendments or supplements to the Prospectus pursuant to, and within the time period required by, Rule 424(b) under the Act (without reference to Rule 424(b)(8)) and to file any Permitted Free Writing Prospectus to the extent required by Rule 433 under the Act and to provide copies of the Prospectus, each Prospectus Supplement, any other amendments or supplements to the Prospectus and each Permitted Free Writing Prospectus (to the extent not previously delivered or filed on the Commission’s Electronic Data Gathering, Analysis and Retrieval system or any successor system thereto (collectively, “EDGAR”)) to the Agents, Forward Purchasers and Forward Sellers via email in “.pdf” format on such filing date to the email account designated by each Agent and, at an Agent’s, Forward Purchaser’s or Forward Seller’s request, to also furnish copies of the Prospectus, each Prospectus Supplement, any other amendments or supplements to the Prospectus and each Permitted Free Writing Prospectus to each exchange or market on which sales were effected as may be required by the rules or regulations of such exchange or market.

(c) To file timely all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act for so long as the delivery of a prospectus is required (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with the offering or sale of the Shares, and during such same period to advise the Agents, Forward Purchasers and Forward Sellers promptly after the Company receives notice thereof, (i) of the time when any amendment to the Registration Statement has been filed or has become effective or any supplement to the Prospectus or any Permitted Free Writing Prospectus or any amended Prospectus has been filed with the Commission (in each case, other than due to the filing of an Incorporated Document); (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of any prospectus relating to the Shares or the initiation or threatening of any proceeding for that purpose, pursuant to Section 8A of the Act; (iii) of any objection by the Commission to the use of Form S-3ASR by the Company pursuant to Rule 401(g)(2) under the Act; (iv) of the suspension of the qualification of the Shares for offering or sale in any jurisdiction or of the initiation or threatening of any proceeding for any such purpose; (v) of any request by the Commission for the amendment of the Registration Statement or the amendment or supplementation of the Prospectus (in each case

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including any documents incorporated by reference therein) or for additional information; (vi) of the occurrence of any event as a result of which the Prospectus or any Permitted Free Writing Prospectus as then amended or supplemented includes any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus or any such Permitted Free Writing Prospectus is delivered to a purchaser, not misleading; and (vii) of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto.

(d) In the event of the issuance of any such stop order or of any such order preventing or suspending the use of any such prospectus or suspending any such qualification, or of any notice of objection pursuant to Rule 401(g)(2) under the Act, to use promptly its commercially reasonable efforts to obtain its withdrawal.

(e) To furnish such information as may be required and otherwise cooperate in qualifying the Shares for offering and sale under the securities or blue sky laws of such states or other jurisdictions as an Agent, a Forward Purchaser or a Forward Seller may reasonably designate and to use its commercially reasonable efforts to maintain such qualifications in effect so long as required for the distribution or offering of the Shares; provided that the Company shall not be required to qualify or register as a foreign corporation or as a dealer of securities, or become subject to taxation in respect of doing business in, or be obligated to file any general consent to service of process (except service of process with respect to the offering and sale of the Shares) in any jurisdiction in which it is not otherwise so subject; and to promptly advise the Agents of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation of any proceeding for such purpose.

(f) To make available to the Agents, Forward Purchasers and Forward Sellers at their respective offices in New York City, without charge, as soon as reasonably practicable after the Registration Statement becomes effective, and thereafter from time to time to furnish to the Agents, Forward Purchasers and Forward Sellers as many copies of the Prospectus and the Prospectus Supplement (or of the Prospectus or Prospectus Supplement as amended or supplemented if the Company shall have made any amendments or supplements thereto and documents incorporated by reference therein after the effective date of the Registration Statement) and each Permitted Free Writing Prospectus as the Agents, Forward Purchasers and Forward Sellers may reasonably request for so long as the delivery of a prospectus is required (whether physically or through compliance with Rule 172 under the Act or any similar rule); and for so long as this Agreement is in effect, the Company will prepare and file promptly such amendment or amendments to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as may be necessary to comply with the requirements of Section 10(a)(3) of the Act.

(g) To furnish or make available to the Agents, Forward Purchasers and Forward Sellers during the term of this Agreement (i) copies of any reports or other communications which the Company shall send to its shareholders or shall from time to time publish or publicly disseminate and (ii) copies of all annual, quarterly and current reports filed with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar form as may be designated by the Commission, and to furnish to the Agents, Forward Purchasers and Forward Sellers from time to time during the term of this Agreement such other information as the Agents,

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Forward Purchasers and Forward Sellers may reasonably request regarding the Company or its Subsidiaries, in each case as soon as such reports, communications, documents or information becomes available or promptly upon the request of the Agents, Forward Purchasers and Forward Sellers, as applicable; provided, however, that the Company shall have no obligation to provide the Agents, Forward Purchasers or Forward Sellers with any document filed on EDGAR or included on the Company’s Internet website.

(h) If, at any time during the term of this Agreement, any event shall occur or condition shall exist as a result of which it is necessary in the reasonable opinion of counsel for the Agents, Forward Purchasers or Forward Sellers or counsel for the Company, to amend the Registration Statement in order that the Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading or to further amend or supplement the Prospectus or any Permitted Free Writing Prospectus as then amended or supplemented in order that the Prospectus or any such Permitted Free Writing Prospectus will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, in the light of the circumstances existing at the time the Prospectus or any such Permitted Free Writing Prospectus is delivered to a purchaser, or if it shall be necessary, in the reasonable opinion of any such counsel, to amend or supplement the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus in order to comply with the requirements of the Act or the Exchange Act, in the case of such a determination by counsel to the Company, immediate notice shall be given, and confirmed in writing, to the Agents, Forward Purchasers or Forward Sellers to cease the solicitation of offers to purchase the Shares in the Agents’ capacity as agents, or the Forward Purchasers’ or Forward Sellers’ capacity in connection with any Forward, and, in either case, the Company will, subject to Section 4(a) above, promptly prepare and file with the Commission such amendment or supplement, whether by filing documents pursuant to the Act, the Exchange Act or otherwise, as may be necessary to correct such untrue statement or omission or to make the Registration Statement, the Prospectus or any such Permitted Free Writing Prospectus comply with such requirements. The Company will use its best efforts to have any amendment to the Registration Statement become effective as soon as possible.

(i) To generally make available to its security holders as soon as reasonably practicable, but not later than 16 months after the first day of each fiscal quarter referred to below, an earnings statement (which need not be audited), in form complying with the provisions of Section 11(a) under the Act (including, at the option of the Company, Rule 158 of the Commission promulgated thereunder) covering each twelve-month period beginning, in each case, not later than the first day of the Company’s fiscal quarter next following each “effective date” (as defined in such Rule 158) of the Registration Statement with respect to each sale of Shares.

(j) To apply the net proceeds from the sale of the Shares in the manner described in the Prospectus Supplement under the caption “Use of Proceeds.”

(k) Not to, and to cause its Subsidiaries not to, take, directly or indirectly, any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares; provided that nothing herein shall prevent the Company from filing or submitting reports under the Exchange Act or issuing press releases in the ordinary course of business.

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(l) The Company will use its best efforts to continue to meet the requirements to qualify as a REIT under the Code for each of its taxable years for so long as its board of trustees deems it in the best interests of the Company’s shareholders to remain so qualified.

(m) Except as otherwise agreed between the Company and the Agents, Forward Purchasers and Forward Sellers, to pay all costs, expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, the Prospectus, any Permitted Free Writing Prospectus, and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Agents, the Forward Purchasers and the Forward Sellers and to dealers (including costs of mailing and shipment), (ii) the registration, issue and delivery of the Shares, (iii) the qualification of the Shares for offering and sale under the securities or blue sky laws of such states or other jurisdictions as the Agents, Forward Purchasers and Forward Sellers may reasonably designate as aforesaid (including filing fees and the reasonable legal fees and disbursements of counsel to the Agents, Forward Purchasers and Forward Sellers in connection therewith) and the printing and furnishing of copies of any blue sky surveys to the Agents, Forward Purchasers and Forward Sellers, (iv) the listing of the Shares and Forward Settlement Shares on the Exchange and any registration thereof under the Exchange Act, (v) any filing for review, and any review, of the public offering of the Shares by the Financial Industry Regulatory Authority (“FINRA”) (including filing fees and the reasonable legal fees and disbursements of counsel to the Agents, Forward Purchasers and Forward Sellers in connection therewith not to exceed $15,000), (vi) the fees and disbursements of counsel to the Company and of the Company’s independent registered public accounting firm, (vii) the performance of the Company’s other obligations hereunder and under any Terms Agreement or Forward Contract, and (viii) if Shares having an aggregate offering price of $40,000,000 or more have not been offered and sold under this Agreement by the 24-month anniversary of this Agreement (or such earlier date at which the Company terminates this Agreement) (the “Determination Date”), the Company shall reimburse the Agents, the Forward Sellers and the Forward Purchasers for all reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel to the Agents, the Forward Sellers and the Forward Purchasers, in connection with the transactions contemplated by this Agreement, including, without limitation, the preparation and negotiation of this Agreement, the original closing with respect to this Agreement and the periodic delivery of documents hereunder (the “Expenses”); provided, however, that the Expenses to be reimbursed by the Company shall not exceed an aggregate under this Agreement of $150,000. Any Expenses shall be due and payable by the Company within five (5) business days of the Determination Date.

(n) With respect to the offering and sale of the Shares contemplated by this Agreement or any Terms Agreement, the Company will not offer Common Shares or any security convertible into or exchangeable or exercisable for Common Shares in a manner in violation of the Act or the Exchange Act; and the Company will not distribute any offering material in connection with the offer or sale of the Shares, other than the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus and any amendments or supplements thereto.

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(o) At any time when there are pending Agency Transactions, Principal Transactions or Forwards or when the Company has outstanding instructions to sell Shares with any Agent that have not been fulfilled or cancelled, the Company will not, without (i) giving the applicable Agent, Forward Seller or Forward Purchaser at least three Scheduled Trading Days’ prior written notice specifying the nature of the proposed sale and the date of such proposed sale and (ii) the Agents, Forward Purchasers and the Forward Sellers suspending activity under this program for such period of time as requested by the Company or deemed appropriate by the Agents, Forward Purchasers and Forward Sellers in light of the proposed sale, (A) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any Common Shares or other equity securities of the Company or any securities convertible into or exercisable, redeemable or exchangeable for Common Shares or other equity securities of the Company, or submit to, or file with, the Commission any registration statement under the Act with respect to the foregoing (other than a registration statement on Form S-8 or post-effective amendment to the Registration Statement), or publicly announce the intention to undertake any of the foregoing or (B) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of Common Shares or other equity securities of the Company, whether any such transaction described in clause (A) or (B) above is to be settled by delivery of Common Shares or other securities, in cash or otherwise. The foregoing sentence shall not apply to (i) Shares offered and sold under this Agreement, any Terms Agreement or in connection with any Forward Placement Notice, (ii) securities issued pursuant to any of the Company’s equity incentive plans described in the Registration Statement and the Prospectus, or (iii) the issuance or sale of Common Shares pursuant to the Company’s dividend reinvestment and direct share purchase plan or any similar plan that the Company may adopt from time to time, provided the implementation of such similar plan is disclosed to the Agents, the Forward Sellers and the Forward Purchasers in advance and described in the Registration Statement and the Prospectus.

(p) The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Permitted Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Act.

(q) The Company will use commercially reasonable efforts to cause the Shares and the Forward Settlement Shares to be listed on the Exchange.

(r) The Company consents to each Agent, Forward Purchaser and Forward Seller trading in the Common Shares for such Agent’s, Forward Purchaser’s or Forward Seller’s own account and for the account of its clients at the same time as sales of the Shares occur pursuant to this Agreement, any Terms Agreement or any Forward Contract.

(s) If immediately prior to the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, the aggregate Gross Sales Price of Shares sold under this Agreement is less than the Maximum Amount and this Agreement has not expired or been terminated, the Company will, prior to the Renewal Deadline, file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Shares, in a form satisfactory to the Agents, Forward Purchasers and Forward Sellers. If the Company is no longer eligible to file an automatic shelf registration statement, the Company will, prior to the Renewal Deadline, if it has not already done so, file a new shelf registration statement relating to the Shares, in a form satisfactory to the Agents, Forward Purchasers and Forward Sellers and will

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use its commercially reasonable efforts to cause such registration statement to be declared effective within 60 days after the Renewal Deadline. The Company will take all other action reasonably necessary or appropriate to permit the issuance and sale of the Shares to continue as contemplated in the expired registration statement relating to the Shares. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.

5. Execution of Agreement. Each Agent’s, Forward Purchaser’s and Forward Seller’s obligations under this Agreement shall be subject to the satisfaction of the following conditions in connection with and on the date of the execution of this Agreement:

(a) the Company shall have delivered to the Agent, the Forward Purchaser and the Forward Seller:

(i) an officers’ certificate signed by two officers of the Company (one of whom shall be the Chief Financial Officer or other senior financial officer) certifying as to the matters set forth in Exhibit D hereto;

(ii) an opinion and a negative assurance letter of Stinson LLP, counsel for the Company, addressed to the Agents, the Forward Purchasers and the Forward Sellers and dated the date of this Agreement, in the form of Exhibit E hereto;

(iii) a “comfort” letter from KPMG LLP, addressed to the Agents, Forward Purchasers and Forward Sellers and dated the date of this Agreement, addressing such matters as the Agents, Forward Purchasers and Forward Sellers may reasonably request;

(iv) a certificate signed by the Company’s Chief Financial Officer, in the form of Exhibit F hereto, certifying as to certain financial, numerical and statistical data not covered by the “comfort” letter referred to in Section 5(a)(iii) hereof;

(v) evidence reasonably satisfactory to the Agents, the Forward Purchasers and the Forward Sellers and their counsel that the Shares have been approved for listing on the Exchange, subject only to notice of issuance on or before the date hereof;

(vi) resolutions duly adopted by the Company’s board of trustees, and certified by an officer of the Company, authorizing the Company’s execution of this Agreement and the consummation by the Company of the transactions contemplated hereby, including the issuance and sale of the Shares; and

(vii) such other documents as the Agents, the Forward Purchasers and the Forward Sellers shall reasonably request; and

(b) The Agents, Forward Purchasers and Forward Sellers shall have received an opinion and a negative assurance letter of Willkie Farr & Gallagher LLP, counsel to the Agents, Forward Purchasers and Forward Sellers addressed to the Agents, Forward Purchasers and Forward Sellers and dated the date of this Agreement, addressing such matters as the Agents, Forward Purchasers and Forward Sellers may reasonably request.

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6. Additional Covenants of the Company. The Company further covenants and agrees with each of the Agents, the Forward Purchasers and the Forward Sellers as follows:

(a) Each Transaction Proposal or Forward Placement Notice made by the Company that is accepted by an Agent or Forward Purchaser and Forward Seller by means of a Transaction Acceptance and each execution and delivery by the Company of a Terms Agreement shall be deemed to be (i) an affirmation that the representations, warranties and agreements of the Company herein contained and contained in any certificate delivered to the Agents, Forward Purchasers or Forward Sellers pursuant hereto are true and correct at such Time of Acceptance or the date of such Terms Agreement, as the case may be, and (ii) an undertaking that such representations, warranties and agreements will be true and correct on any applicable Time of Sale and Settlement Date, as though made at and as of each such time (it being understood that such representations, warranties and agreements shall relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the time of such Transaction Acceptance or Terms Agreement, as the case may be).

(b) Subject to Section 6(h), each time that (i) the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus shall be amended or supplemented (including, except as noted in the proviso at the end of this Section 6(b), by the filing of any Incorporated Document), (ii) there is a Principal Settlement Date pursuant to a Terms Agreement, or (iii) the Agents, the Forward Purchasers or the Forward Sellers shall reasonably request (each date referred to clauses (i), (ii) and (iii) above, a “Bring-Down Delivery Date”), the Company shall, unless the Agents, the Forward Purchasers and the Forward Sellers agree otherwise, furnish or cause to be furnished to the Agent, the Forward Purchasers and the Forward Sellers certificates, dated as of such Bring-Down Delivery Date and delivered within two Trading Days after the applicable Bring-Down Delivery Date or, in the case of a Bring-Down Delivery Date resulting from a Principal Settlement Date, delivered on such Principal Settlement Date, of the same tenor as the certificates referred to in Sections 5(a)(i) and 5(a)(iv) hereof, modified as necessary to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the time of delivery of such certificates and, in the case of the Chief Financial Officer’s certificate, covering such other financial, numerical and statistical data that is not covered by the accountants’ “comfort” letter dated as of such Bring-Down Delivery Date as the Agents, the Forward Purchasers or the Forward Sellers may reasonably request, or, in lieu of such certificates, certificates to the effect that the statements contained in the certificates referred to in Sections 5(a)(i) and, unless the Agents, the Forward Purchasers and the Forward Sellers shall have requested that the Chief Financial Officers’ certificate cover different or additional data as aforesaid, Section 5(a)(iv) hereof furnished to Agents, Forward Purchasers and Forward Sellers are true and correct as of such Bring-Down Delivery Date as though made at and as of such date (except that such statements shall be deemed to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the time of delivery of such certificate); provided, however, that the filing of a Current Report on Form 8-K will not constitute a Bring-Down Delivery Date under clause (i) above unless either (A) (x) such Current Report on Form 8-K is filed at any time during which either a Transaction Acceptance is binding and the Company has not suspended the use thereof (and prior to the settlement of the Shares

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specified therein) or a prospectus relating to the Shares is required to be delivered under the Act (whether physically or through compliance with Rule 172 under the Act or any similar rule) or such Current Report on Form 8-K is filed at any time from and including the date of a Terms Agreement through and including the related Settlement Date and (y) the Agents, Forward Purchasers and Forward Sellers have reasonably requested that such date be deemed to be a Bring-Down Delivery Date based upon the event or events reported in such Current Report on Form 8-K or (B) such Current Report on Form 8-K contains capsule financial information, historical or pro forma financial statements, supporting schedules or other financial data, including any Current Report on Form 8-K or part thereof under Item 2.02 of Regulation S-K of the Commission that is considered “filed” under the Exchange Act; and provided, further, that an amendment or supplement to the Registration Statement or the Prospectus relating solely to the offering of other securities pursuant to the Registration Statement will not constitute a Bring-Down Delivery Date.

(c) Subject to Section 6(h), each Bring-Down Delivery Date, the Company shall, unless the Agents, Forward Purchasers and Forward Sellers agree otherwise, cause to be furnished to Agents, Forward Purchasers and Forward Sellers (A) the written opinion and negative assurance letter of Stinson LLP, counsel to the Company and the written opinion and negative assurance letter of Willkie Farr & Gallagher LLP, each dated as of the applicable Bring-Down Delivery Date and delivered within two Trading Days after the applicable Bring-Down Delivery Date or, in the case of a Bring-Down Delivery Date resulting from a Principal Settlement Date, dated and delivered on such Principal Settlement Date, of the same tenor as the opinions and letters referred to in Sections 5(a)(ii) and 5(b) hereof, but modified as necessary to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the time of delivery of such opinions and letters, or, in lieu of such opinions and letters, each such counsel shall furnish the Agents, Forward Purchasers and Forward Sellers with a letter substantially to the effect that the Agents, Forward Purchasers and Forward Sellers may rely on the opinion and letter of such counsel referred to in Sections 5(a)(ii) or 5(b), respectively, furnished to the Agents, Forward Purchasers and Forward Sellers to the same extent as though they were dated the date of such letter authorizing reliance (except that statements in such last opinion and letter of such counsel shall be deemed to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the time of delivery of such letters authorizing reliance).

(d) Subject to Section 6(h), each Bring-Down Delivery Date, the Company shall, unless the Agents, Forward Purchasers and Forward Sellers agree otherwise, cause KPMG LLP, or such other accounting firm(s) that certified or reviewed certain of the financial statements and supporting schedules and information included or incorporated by reference in the Registration Statement and the Prospectus, to furnish to the Agents, Forward Purchasers and Forward Sellers a “comfort” letter, dated as of the applicable Bring-Down Delivery Date and delivered within two Trading Days after the applicable Bring-Down Delivery Date or, in the case of a Bring-Down Delivery Date resulting from a Principal Settlement Date, delivered on such Principal Settlement Date, of the same tenor as the letter referred to in Section 5(a)(iii) hereof, but modified to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the date of such letter, and, if the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus shall include or incorporate by reference the financial statements of any entity or business (other than the consolidated financial statements of the

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Company and its Subsidiaries), the Company shall, if requested by the Agents, the Forward Purchasers and the Forward Sellers cause a firm of independent public accountants to furnish to the Agents, Forward Purchasers and Forward Sellers a “comfort” letter, dated as of the applicable Bring-Down Delivery Date and delivered within three Trading Days after the applicable Bring-Down Delivery Date or, in the case of a Bring-Down Delivery Date resulting from a Principal Settlement Date, delivered on such Principal Settlement Date, addressing such matters as the Agents, Forward Purchasers and Forward Sellers may reasonably request.

(e) (i) No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose or pursuant to Section 8A of the Act shall be pending before or threatened by the Commission; the Prospectus and each Permitted Free Writing Prospectus shall have been timely filed with the Commission under the Act (in the case of a Permitted Free Writing Prospectus, to the extent required by Rule 433 under the Act); and all requests by the Commission for additional information shall have been complied with to the satisfaction of the Agents, the Forward Purchasers and the Forward Sellers and no suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes, shall have occurred and be in effect at the time the Company delivers a Transaction Proposal to an Agent, or a Forward Placement Notice to a Forward Purchaser or a Forward Seller, or the time an Agent, a Forward Purchaser or a Forward Seller delivers a Transaction Acceptance to the Company; and (ii) the Registration Statement shall not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus or any Permitted Free Writing Prospectus shall not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case at the time the Company delivers a Transaction Proposal to an Agent, or a Forward Placement Notice to a Forward Purchaser or a Forward Seller, or the time an Agent, Forward Purchaser or Forward Seller delivers a Transaction Acceptance to the Company.

(f) The Company shall reasonably cooperate with any reasonable due diligence review requested by the Agents, Forward Purchasers or Forward Sellers or their counsel from time to time in connection with the transactions contemplated hereby or any Terms Agreement, including, without limitation, (i) at the commencement of each intended Purchase Date and any Time of Sale or Settlement Date, providing information and making available appropriate documents and appropriate corporate officers of the Company and, upon reasonable request, representatives of KPMG LLP, or such other accounting firm(s) that certified or reviewed certain of the financial statements and supporting schedules and information incorporated by reference in the Registration Statement and the Prospectus (and, if the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus shall include or incorporate by reference the financial statements of any entity or business (other than the consolidated financial statements of the Company and its Subsidiaries), representatives of the independent public accountants that audited or reviewed such financial statements), for an update on diligence matters with representatives of the Agents, Forward Purchasers or Forward Sellers and (ii) subject to Section 6(h), at each Bring-Down Delivery Date and otherwise as the Agents, Forward Purchasers and Forward Sellers may reasonably request, providing information and making available documents and appropriate corporate officers of the Company and representatives of KPMG LLP, or such other accounting firm(s) that certified or reviewed certain of the financial statements and supporting schedules and

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information incorporated by reference in the Registration Statement and the Prospectus (and, if the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus shall include or incorporate by reference the financial statements of any entity or business (other than the consolidated financial statements of the Company and its Subsidiaries), representatives of the independent public accountants that audited or reviewed such financial statements), for one or more due diligence sessions with representatives of the Agents, Forward Purchasers and Forward Sellers and their counsel.

(g) The Company shall disclose, in its quarterly reports on Form 10-Q and in its annual report on Form 10-K and, if requested by an Agent, a Forward Seller or a Forward Purchaser, in supplements to the Prospectus to be filed by the Company with the Commission from time to time, the number of the Shares sold through the Agents, Forward Purchasers and Forward Sellers under this Agreement, any Terms Agreement and in connection with any Forward Placement Notice, and the gross and net proceeds to the Company from the sale of the Shares and the compensation paid by the Company with respect to sales of the Shares pursuant to this Agreement during the relevant quarter, or, in the case of any such supplement to the Prospectus, such period as an Agent, a Forward Seller or a Forward Purchaser may reasonably request, or, in the case of an Annual Report on Form 10-K, during the fiscal year covered by such Annual Report and the fourth quarter of such fiscal year.

(h) The requirements (i) to provide the officers’ certificate, opinions and letters of counsel and accountants’ letter specified in Section 6(b) through 6(d) and (ii) to reasonably cooperate with any reasonable due diligence review specified in Section 6(f) shall be waived for any Bring-Down Delivery Date (other than a Bring-Down Delivery Date resulting from the filing of the Company’s Annual Report on Form 10-K or any amendment thereto) occurring at a time at which (A) no Transaction Proposal, Forward Placement Notice or offers to enter into a Terms Agreement is pending or (B) no Agency Transaction, Forward or Principal Transaction is ongoing, which waiver shall continue until the earlier to occur of the date the Company delivers a Transaction Proposal, Forward Placement Notice or offers to enter into a Terms Agreement hereunder (which for such calendar quarter shall be considered a Bring-Down Delivery Date) and the next occurring Bring-Down Delivery Date.

(i) All opinions, letters and other documents referred to in Sections 6(b) through 6(d) above shall be reasonably satisfactory in form and substance to the Agents, the Forward Purchasers and the Forward Sellers. The Agents, Forward Purchasers and Forward Sellers will provide the Company with such notice (which may be oral, and in such case, will be confirmed via email as soon as reasonably practicable thereafter) as is reasonably practicable under the circumstances when requesting an opinion, letter or other document referred to in Sections 6(b) through 6(d) above.

7. Conditions of the Agents’, Forward Purchasers’ and Forward Sellers’ Obligation. The Agents’, Forward Purchasers’ and Forward Sellers’ obligation to solicit purchases on an agency basis for the Shares or otherwise take any action pursuant to a Transaction Acceptance or Forward Placement Notice and to purchase the Shares pursuant to any Terms Agreement shall be subject to the satisfaction of the following conditions:

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(a) At the Time of Acceptance, at the time of the commencement of trading on the Exchange on the Purchase Date(s) and at the relevant Time of Sale and Agency Settlement Date, or with respect to a Principal Transaction pursuant to a Terms Agreement, at the time of execution and delivery of the Terms Agreement by the Company and at the relevant Time of Sale and Principal Settlement Date, or with respect to a Forward, at the relevant Time of Sale and Forward Hedge Settlement Date:

(i) The representations and warranties of the Company herein contained or contained in any certificate of an officer or officers, general partner, managing member or other authorized representative of the Company or any Subsidiary of the Company delivered pursuant to the provisions hereof shall be true and correct.

(ii) The Company shall have performed and observed its covenants and other obligations hereunder and/or under any Terms Agreement and/or in connection with any Forward Placement Notice, as the case may be, in all material respects.

(iii) In the case of an Agency Transaction, from the Time of Acceptance until the Agency Settlement Date, or, in the case of a Principal Transaction pursuant to a Terms Agreement, from the time of execution and delivery of the Terms Agreement by the Company until the Principal Settlement Date, or, in the case of a Forward, from the time of the Forward Placement Notice until the Forward Settlement Date, trading in the Common Shares on the Exchange shall not have been suspended.

(iv) Except as contemplated in the Prospectus, or disclosed in the Company’s reports filed with the Commission, there has not been any material adverse change, or any development involving a prospective material adverse change, whether or not arising from transactions in the ordinary course of business, in or affecting the assets, properties, business, results of operations, shareholders’ equity, financial condition or business prospects of the Company and the Subsidiaries, taken as a whole, including but not limited to the occurrence of any fire, flood or explosion or other calamity at any of the properties owned or leased by the Company or any of its Subsidiaries, the effect of which, in any such case described above, is, in the reasonable judgment of the applicable Agent(s), Forward Purchaser(s) or Forward Seller(s), as applicable, so material and adverse as to make it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the terms and in the manner contemplated in this Agreement, any Terms Agreement, the Prospectus and any Permitted Free Writing Prospectus.

(v) Subsequent to the relevant Time of Acceptance or, in the case of a Principal Transaction, subsequent to execution of the applicable Terms Agreement, (A) no downgrading or adverse change shall have occurred in the rating accorded any security of or guaranteed by the Company or any of its Subsidiaries by any “nationally recognized statistical rating organization,” as that term is defined by the Commission for purposes of Section 3(a)(62) of the Exchange Act and (B) no such

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organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any security of or guaranteed by the Company or any of its Subsidiaries, that, in either event, makes it impracticable or inadvisable, in the reasonable judgment of the applicable Agent(s), Forward Purchaser(s) or Forward Seller(s), as applicable, to proceed with the offering, sale or delivery of the Shares on the terms and in the manner contemplated in this Agreement, any Terms Agreement, the Prospectus and any Permitted Free Writing Prospectus.

(vi) The Shares to be issued pursuant to the Transaction Acceptance or pursuant to a Terms Agreement, and any Forward Settlement Shares, as applicable, shall have been approved for listing on the Exchange, subject only to notice of issuance.

(vii) (A) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the relevant Settlement Date, prevent the issuance or sale of the Shares and (B) no injunction or order of any federal, state or foreign court shall have been issued that would, as of the relevant Settlement Date, prevent the issuance or sale of the Shares.

(viii) (A) No order suspending the effectiveness of the Registration Statement shall be in effect, no proceeding for such purpose or pursuant to Section 8A of the Act shall be pending or threatened by the Commission and no notice of objection of the Commission to the use of the Registration Statement pursuant to Rule 401(g)(2) under the Act shall have been received by the Company; (B) the Prospectus and each Permitted Free Writing Prospectus shall have been timely filed with the Commission under the Act (in the case of any Permitted Free Writing Prospectus, to the extent required by Rule 433 under the Act); (C) all requests by the Commission for additional information shall have been complied with to the satisfaction of the Agents, the Forward Purchasers and the Forward Sellers; and (D) no suspension of the qualification of the Shares for offering or sale in any jurisdiction, and no initiation or threatening of any proceedings for any of such purposes, shall have occurred and be in effect. The Registration Statement shall not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or the Prospectus or any Permitted Free Writing Prospectus shall not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case at the time an Agent, a Forward Purchaser or a Forward Seller delivers a Transaction Acceptance to the Company or the Company and an Agent execute a Terms Agreement, as the case may be.

(ix) No amendment or supplement to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus shall have been filed to which the Agents, Forward Purchasers or Forward Sellers shall have reasonably objected in writing.

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(b) Within two Trading Days after the applicable Bring-Down Delivery Date or, in the case of a Bring-Down Delivery Date resulting from a Principal Settlement Date, on such Principal Settlement Date, the Agents, the Forward Purchasers and the Forward Sellers shall have received the officer’s certificates, opinions and negative assurance letters of counsel and “comfort” letters and other documents provided for under Sections 6(b) through 6(d), inclusive. For purposes of clarity and without limitation to any other provision of this Section 7 or elsewhere in this Agreement, the parties hereto agree that the Agents’, Forward Purchasers’ and Forward Sellers’ obligations, if any, to solicit purchases of Shares on an agency basis or otherwise take any action pursuant to a Transaction Acceptance or Forward Contract shall, unless otherwise agreed in writing by the Agents, Forward Purchasers and Forward Sellers be suspended during the period from and including a Bring-Down Delivery Date through and including the time that the Agents, Forward Purchasers and Forward Sellers shall have received the documents described in the preceding sentence.

8. Termination.

(a) The Company may terminate this Agreement in its sole discretion at any time upon prior written notice to the Agents, Forward Purchasers and Forward Sellers. Any such termination shall be without liability of any party to any other party, except that (A) with respect to any pending sale, the obligations of the Company, including in respect of compensation of the applicable Agent, Forward Purchaser and Forward Seller shall remain in full force and effect notwithstanding such termination; and (B) the provisions of Sections 3, 4 (except that if no Shares have been previously sold hereunder or under any Terms Agreement, only Section 4(m)), 8, 9, 10, 11, 13, 14, 15, 16, 17 and 19 of this Agreement shall remain in full force and effect notwithstanding such termination; provided, however, that any termination shall not affect or impair any party’s obligations with respect to any Shares sold hereunder prior to the receipt of such notice (including, in the case of any Forward Hedge Shares, the obligation to enter into the resulting Forward Contract).

In the case of any sale by the Company pursuant to a Terms Agreement, the obligations of the Company pursuant to such Terms Agreement and this Agreement may not be terminated by the Company without the prior written consent of the applicable Agent.

(b) (i) Each Agent or Forward Purchaser or Forward Seller may terminate this Agreement with respect to itself in its sole discretion at any time upon giving prior written notice to the Company; provided, however, that this Agreement will remain in full force and effect with respect to the Agents, Forward Purchasers and Forward Sellers that have not so terminated the Agreement with respect to themselves. Any such termination shall be without liability of any party to any other party, except that the provisions of Sections 3, 4 (except that if no Shares have been previously sold hereunder or under any Terms Agreement, only Section 4(m)), 8, 9, 10, 11, 13, 14, 15, 16, 17 and 19 of this Agreement shall remain in full force and effect notwithstanding such termination.

(ii) In the case of any purchase by an Agent pursuant to a Terms Agreement, the obligations of such Agent pursuant to such Terms Agreement shall be subject to termination by such Agent at any time prior to or at the Principal Settlement Date if, since the time of execution of the Terms Agreement or the

41

respective dates as of which information is given in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, (A) trading generally shall have been suspended or materially limited on or by any of the Exchange, the Nasdaq Stock Market, the Chicago Board Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade; (B) trading of any securities issued or guaranteed by the Company or any of its Subsidiaries shall have been suspended on any exchange or in any over-the counter market, (C) a general moratorium on commercial banking activities shall have been declared by either federal or New York state authorities, (D) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, solely in the case of events and conditions described in this clause (D), in such Agent’s judgment, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the terms and in the manner contemplated in the Prospectus, any Permitted Free Writing Prospectus or such Terms Agreement. If such Agent elects to terminate its obligations pursuant to this Section 8(b)(ii), the Company shall be notified promptly in writing.

(c) This Agreement shall remain in full force and effect until the earliest of (i) termination of the Agreement pursuant to Section 8(a) or 8(b) above or otherwise by mutual written agreement of the parties and (ii) such date that the aggregate Gross Sales Prices of Shares sold in accordance with the terms of this Agreement and any Terms Agreements equals the Maximum Amount, in each case except that the provisions of Sections 3, 4 (except that if no Shares have been previously sold hereunder or under any Terms Agreement, only Section 4(m)), 8, 9, 10, 11, 13, 14, 15, 16, 17 and 19 of this Agreement shall remain in full force and effect notwithstanding such termination.

(d) Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that, notwithstanding the foregoing, such termination shall not be effective until the close of business on the date of receipt of such notice by the Agents, Forward Purchasers and Forward Sellers or the Company, as the case may be, or such later date as may be required pursuant to Section 8(a) or 8(b). If such termination shall occur prior to the Settlement Date for any sale of Shares, such sale shall settle in accordance with the provisions of Section 2 hereof.

9. Indemnity and Contribution.

(a) The Company agrees to indemnify and hold harmless each Agent, Forward Purchaser and Forward Seller and each of their respective affiliates, directors, officers, and other employees and each person, if any, who controls such Agent, Forward Purchaser and Forward Seller within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable out of pocket legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein, or necessary in order to make the statements therein

42

not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto) or any Permitted Free Writing Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except, in each case insofar as such losses, claims, damages, liabilities, fees or expenses arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with the Counterparty Information.

(b) Each Agent, Forward Purchaser and Forward Seller agrees, severally and not jointly, to indemnify and hold harmless the Company, its trustees and officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in subsection (a) above, but only with respect to any losses, claims, damages, liabilities, fees or expenses that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in the Registration Statement (or any amendment thereto), the Prospectus (or any amendment or supplement thereto), or any Permitted Free Writing Prospectus (or any amendment or supplement thereto), it being understood and agreed upon that such information shall consist solely of the Counterparty Information.

(c) If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either Section 9(a) or 9(b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under this Section 9 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under this Section 9. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 9 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed in writing to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) included both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the

43

reasonable fees and expenses of more than one separate firm (in addition to any local counsel) for (A) the Agents, the Forward Purchasers, the Forward Sellers and their respective affiliates, directors and officers and their control persons, if any, or (B) the Company, its trustees, its officers who signed the Registration Statement and its control persons, if any, as the case may be, and that all such reasonable fees and expenses shall be paid or reimbursed as they are incurred. Any such separate firm for the Agents, Forward Purchasers and Forward Sellers and their respective affiliates, directors, officers and other employees and their control persons, if any, shall be designated in writing by the Agents, Forward Purchasers and Forward Sellers and any such separate firm for the Company, its trustees, its officers who signed the Registration Statement and its control persons, if any, shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested an Indemnifying Person to reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this Section 9(c), the Indemnifying Person agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such Indemnifying Person of the aforesaid request and (ii) such Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification is or could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d) If the indemnification provided for in Sections 9(a) or 9(b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such Sections, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the applicable Agents, Forward Purchasers and Forward Sellers on the other, from the offering of the Shares pursuant to this Agreement, any Terms Agreements or any Forward Contract or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company, on the one hand, and the applicable Agents, Forward Purchasers and Forward Sellers on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, the Agents, the Forward Purchasers and the Forward Sellers shall be equal to (a) in the case of the Company, the sum of (x) the Actual Sold Forward Amount for each Forward under this Agreement, multiplied by the Forward Hedge Price for such Forward, and (y) the aggregate market price for the Issuance Shares sold by the Agents under this Agreement, (b) in the case of an Agent, the total commissions received from the sale of Issuance

44

Shares under this Agreement, (c) in the case of a Forward Seller, the Actual Sold Forward Amount for each Forward under this Agreement, multiplied by the Forward Hedge Selling Commission for such Forward, and (d) in the case of a Forward Purchaser, the net Spread (as such term is defined in the relevant Forward Contract and net of any related stock borrow costs or other costs or expenses actually incurred) multiplied by the Forward Hedge Amount for each Forward Contract executed in connection with this Agreement. The relative fault of the Company, on the one hand, and the applicable Agents, Forward Purchasers and Forward Sellers, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or by the applicable Agents, Forward Purchasers and Forward Sellers, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) The Company and the Agents, Forward Purchasers and Forward Sellers agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 9(d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in Section 9(d) above shall be deemed to include, subject to the limitations set forth above, any reasonable legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 9, (i) no Agent shall be required to contribute any amount in excess of the amount by which the total discounts and commissions received by such Agent with respect to the offering of the Issuance Shares pursuant to this Agreement and any Terms Agreement exceeds the amount of any damages that such Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, (ii) no Forward Seller shall be required to contribute any amount in excess of the aggregate Forward Hedge Selling Commissions received by it under this Agreement and (iii) no Forward Purchaser shall be required to contribute any amount in excess of the net Spread (as such term is defined in the relevant Forward Contract and net of any related stock borrow costs or other costs or expenses actually incurred) multiplied by the Forward Hedge Amount for all Forward Contracts executed in connection with this Agreement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(f) The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

10. Notices. All notices and other communications under this Agreement and any Terms Agreement shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of communication, and:

(a) if to the Agents or Forward Sellers shall be sufficient in all respects if delivered or sent to (i) J.P. Morgan Securities LLC at 270 Park Avenue, New York, New York 10179, Attn: Special Equities Group, Sanjeet Dewal (email: Sanjeet.s.dewal@jpmorgan.com); (ii) BofA Securities, Inc. at One Bryant Park, New York, New York 10036, Attn: ATM Execution (email: dg.atm_execution@bofa.com); (iii) Barclays Capital Inc. at 745 Seventh Avenue, New

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York, New York 10019, Attn: Syndicate Registration (fax (Agent): 646-834-8133; email (Forward Seller): kevin.cheng@barclays.com); (iv) Citigroup Global Markets Inc. at 388 Greenwich Street, New York, New York 10013, Attn: General Counsel (email: matthew.t.morris@citi.com); (v) Citizens JMP Securities, LLC at 101 California Street, 17th Floor, San Francisco, California 94111, Attn: Equity Securities (email: dl-syndicate@citizensbank.com); (vi) KeyBanc Capital Markets Inc. at 127 Public Square, 7th Floor, Cleveland, Ohio 44114, Attn: Jaryd Banach, Michael Jones, John Salisbury, Nathan Flowers (email: jaryd.Banach@key.com; michael.c.jones@key.com; john.salisbury@key.com; nathan.flowers@key.com); (vii) Raymond James & Associates, Inc. at 880 Carillon Parkway, St. Petersburg, Florida 33716, Attn: Sean Wolf, Managing Director (email: ATMs@RaymondJames.com); (viii) RBC Capital Markets, LLC at 200 Vesey Street, New York, New York 10281, Attn: RBC Equity Capital Markets Team (email: dan.king@rbccm.com; tj.opladen@rbccm.com; michelle.bowe@rbccm.com; justin.condreay@rbccm.com; joe.stoots@rbccm.com); (ix) Truist Securities, Inc. at 50 Hudson Yards, 70th Floor, New York, New York 10001, Attn: Equity Capital Markets (email: dl.atm.offering@truist.com). Notwithstanding the foregoing, Transaction Proposals shall be delivered by the Company to the Agents either by telephone (confirmed promptly by email) or email to the applicable Agent as follows: (i) if to J.P. Morgan Securities LLC, then to: Sanjeet Dewal (telephone number: (212) 622-8783; email: Sanjeet.s.dewal@jpmorgan.com); (ii) if to BofA Securities, Inc., then to ATM Execution Group (email: dg.atm_execution@bofa.com); (iii) if to Barclays Capital Inc., then to Warren Fixmer and Michael Fortino (email: warren.fixmer@barclays.com; michael.fortino@barclays.com); (iv) if to Citigroup Global Markets Inc., then to General Counsel (fax: (646) 291-1469; email: matthew.t.morris@citi.com); (v) if to Citizens JMP Securities, LLC, then to Equity Securities (email: dl-syndicate@citizensbank.com); (vi) if to KeyBanc Capital Markets Inc., then to Jaryd Banach, Michael Jones, John Salisbury, Nathan Flowers (telephone number: (216) 689-3910; email: Jaryd.Banach@key.com; michael.c.jones@key.com; john.salisbury@key.com; nathan.flowers@key.com); (vii) if to Raymond James & Associates, Inc., then to Sean Wolf, Managing Director (email: ATMs@RaymondJames.com); (viii) if to RBC Capital Markets, LLC, then to RBC Equity Capital Markets Team (telephone number: (212) 428-6260; email: dan.king@rbccm.com; tj.opladen@rbccm.com; michelle.bowe@rbccm.com; justin.condreay@rbccm.com; joe.stoots@rbccm.com); (ix) if to Truist Securities, Inc., then to Keith Carpenter and Geoff Fennel (telephone number: (404) 926-5037; (404) 926-5832; email: keith.carpenter@truist.com; geoff.fennel@truist.com);

(b) if to the Forward Purchasers shall be sufficient in all respects if delivered or sent to (i) JPMorgan Chase Bank, National Association at 270 Park Avenue, New York, New York 10179, Attn: Sanjeet Dewal (email: Sanjeet.s.dewal@jpmorgan.com); (ii) Bank of America N.A. at One Bryant Park, New York, New York 10036, Attn: ATM Execution Group (email: dg.atm_execution@bofa.com); (iii) Barclays Bank PLC c/o Barclays Capital Inc. at 1 Churchill Place, London E14 5HP, United Kingdom, Attn: Warren Fixmer and Michael Fortino (email: warren.fixmer@barclays.com; michael.fortino@barclays.com); (iv) Citibank, N.A. at 390 Greenwich Street, New York, New York 10013, Attn: General Counsel (email: matthew.t.morris@citi.com); (v) Citizens JMP Securities, LLC at 1301 Avenue of the Americas, 2nd Floor, New York, New York 10019, Attn: Gianpaolo Arpaia (email: gianpaolo.arpaia@citizensbank.com); (vi) KeyBanc Capital Markets Inc. at 127 Public Square, 7th Floor, Cleveland, Ohio 44114, Attn: Jaryd Banach, Michael Jones, John Salisbury, Nathan Flowers (email: jaryd.banach@key.com; michael.c.jones@key.com; john.salisbury@key.com; nathan.flowers@key.com); (vii) Raymond James & Associates, Inc. at 880 Carillon Parkway, St.

46

Petersburg, Florida 33716, Attn: Sean Wolf, Managing Director (email: ATMs@RaymondJames.com); (viii) Royal Bank of Canada c/o RBC Capital Markets, LLC at Brookfield Place, 200 Vesey Street, 8th Floor, New York, New York 10281, Attn: RBC Equity Linked Team (email: dan.king@rbccm.com; tj.opladen@rbccm.com; michelle.bowe@rbccm.com; justin.condreay@rbccm.com; joe.stoots@rbccm.com); (ix) Truist Bank at 50 Hudson Yards, 70th Floor, New York, New York 10001, Attn: Equity Capital Markets and Rakesh Mangat (email: dl.atm.offering@truist.com; rakesh.mangat@truist.com); and

(c) if to the Company, shall be sufficient in all respects if delivered or sent to it at EPR Properties, 909 Walnut Street, Suite 200, Kansas City, Missouri 64106, Attn: Paul Turvey, General Counsel (email: paul.turvey@eprkc.com). Notwithstanding the foregoing, Transaction Acceptances shall be delivered by the Agents, Forward Purchasers or Forward Sellers to the Company either by telephone (confirmed promptly by email) or email to Thad Hubler, Vice President, Finance (telephone number: (816) 303-6577; email: thad.hubler@eprkc.com).

11. No Fiduciary Relationship. The Company acknowledges and agrees that each Agent, Forward Purchaser and Forward Seller is acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Shares contemplated hereby and any Terms Agreements (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, none of the Agents, Forward Purchasers or Forward Sellers is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and no Agent, Forward Purchaser or Forward Seller shall have any responsibility or liability to the Company with respect thereto. Any review by the Agents, Forward Purchasers or Forward Sellers of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Agents, the Forward Purchasers and the Forward Sellers and shall not be on behalf of the Company.

12. Adjustments for Stock Splits. The parties acknowledge and agree that all share related numbers contained in this Agreement, any Transaction Proposal, Forward Placement Notice and any Transaction Acceptance shall be adjusted to take into account any stock split effected with respect to the Shares.

13. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that an Agent, a Forward Seller or a Forward Purchaser becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from the Agent, a Forward Seller or a Forward Purchaser of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

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(b) In the event that an Agent, a Forward Seller or a Forward Purchaser that is a Covered Entity or a BHC Act Affiliate of the Agent, the Forward Seller or the Forward Purchaser becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such party that is a Covered Entity are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 13, “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b), (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b) or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

14. Governing Law; Construction.

(a) This Agreement, any Terms Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement or any Terms Agreement, directly or indirectly, shall be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to conflict of laws principles that would result in the application of any law other than the law of the State of New York.

(b) The Company hereby submits to the exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement, any Terms Agreement or the transactions contemplated hereby or thereby. The Company waives any objection which it may now or hereafter have to the laying of venue of any such suit or proceeding in such courts. The Company agrees that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Company and may be enforced in any court to the jurisdiction of which the Company is subject by a suit upon such judgment.

(c) Each of the parties hereto hereby waives any right to trial by jury in any suit or proceeding arising out of or relating to this Agreement, any Terms Agreement or the transactions contemplated hereby or thereby.

(d) The Section headings in this Agreement and any Terms Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement or any Terms Agreement.

15. Persons Entitled to Benefit of Agreement. This Agreement and any Terms Agreement shall inure to the benefit of and be binding upon the parties hereto and thereto, respectively, and their respective successors and the officers, directors/trustees, affiliates and controlling persons referred to in Section 9 hereof. Nothing in this Agreement or any Terms Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any such Terms Agreement or any provision contained herein or therein. No purchaser of Shares from or through an Agent shall be deemed to be a successor merely by reason of purchase.

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16. Counterparts. This Agreement and any Terms Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

17. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and the Agents, the Forward Purchasers and the Forward Sellers contained in this Agreement or any Terms Agreement or made by or on behalf of the Company or the Agents, Forward Purchasers or Forward Sellers pursuant to this Agreement or any Terms Agreement or any certificate delivered pursuant hereto or thereto shall survive the delivery of and payment for the Shares and shall remain in full force and effect, regardless of any termination of this Agreement or any Terms Agreement or any investigation made by or on behalf of the Company or the Agents, Forward Purchasers or Forward Sellers.

18. Certain Defined Terms. For purposes of this Agreement, except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under Act and the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City.

19. Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Agent is required to obtain, verify and record information that identifies its clients, including the Company, which information may include the name and address of its clients, as well as other information that will allow the Agent to properly identify its clients.

20. Amendments or Waivers. No amendment or waiver of any provision of this Agreement or any Terms Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto or thereto as the case may be.

21. Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

[Signature Page Follows]

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If the foregoing correctly sets forth the understanding between the Company and the Agents, Forward Purchasers and Forward Sellers, please so indicate in the space provided below for that purpose, whereupon this letter and your acceptance shall constitute a binding agreement among the Company and the Agents, Forward Purchasers and Forward Sellers.

Very truly yours,

EPR PROPERTIES

By:	/s/ Mark A. Peterson
Name: Mark A. Peterson
Title: Executive Vice President, Chief Financial Officer and Treasurer

Accepted and agreed to as of the date first above written:

J.P. MORGAN SECURITIES LLC
As Agent and Forward Seller

By:	/s/ Sanjeet Dewal
Name: Sanjeet Dewal
Title: Managing Director

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION
As Forward Purchaser

By:	/s/ Sanjeet Dewal
Name: Sanjeet Dewal
Title: Managing Director

[Signature Page to Distribution Agreement]

Accepted and agreed to as of the date first above written:

BOFA SECURITIES, INC.
As Agent and Forward Seller

By:	/s/ Jeff Horowitz
Name:	Jeff Horowitz
Title:	Managing Director

BANK OF AMERICA, N.A.
As Forward Purchaser

By:	/s/ Jeff Horowitz
Name:	Jeff Horowitz
Title:	Managing Director

[Signature Page to Distribution Agreement]

Accepted and agreed to as of the date first above written:

BARCLAYS CAPITAL INC.
As Agent and Forward Seller

By:	/s/ Warren Fixmer
Name:	Warren Fixmer
Title:	Managing Director

BARCLAYS BANK PLC
As Forward Purchaser

By:	/s/ Faiz Khan
Name:	Faiz Khan
Title:	Authorized Signatory

[Signature Page to Distribution Agreement]

Accepted and agreed to as of the date first above written:

CITIGROUP GLOBAL MARKETS INC.
As Agent and Forward Seller

By:	/s/ Steven Lewis
Name:	Steven Lewis
Title:	Vice President

CITIBANK, N.A.
As Forward Purchaser

By:	/s/ Eric Natelson
Name:	Eric Natelson
Title:	Authorized Signatory

[Signature Page to Distribution Agreement]

Accepted and agreed to as of the date first above written:

CITIZENS JMP SECURITIES, LLC
As Agent, Forward Seller and Forward Purchaser

By:	/s/ Ryan Abbe
Name:	Ryan Abbe
Title:	Managing Director

[Signature Page to Distribution Agreement]

Accepted and agreed to as of the date first above written:

KEYBANC CAPITAL MARKETS INC.
As Agent, Forward Seller and Forward Purchaser

By:	/s/ Jaryd Banach
Name:	Jaryd Banach
Title:	Managing Director, Head of REGAL ECM

[Signature Page to Distribution Agreement]

Accepted and agreed to as of the date first above written:

RAYMOND JAMES & ASSOCIATES, INC.
As Agent, Forward Seller and Forward Purchaser

By:	/s/ Jozsi Popper
Name:	Jozsi Popper
Title:	Managing Director of Real Estate Investment Banking

[Signature Page to Distribution Agreement]

Accepted and agreed to as of the date first above written:

RBC CAPITAL MARKETS, LLC
As Agent and Forward Seller

By:	/s/ Jim Cronin
Name:	Jim Cronin
Title:	Managing Director

ROYAL BANK OF CANADA
As Forward Purchaser

By:	/s/ Fatima Aissaoui
Name:	Fatima Aissaoui
Title:	Managing Director

[Signature Page to Distribution Agreement]

Accepted and agreed to as of the date first above written:

TRUIST SECURITIES, INC.
As Agent and Forward Seller

By:	/s/ Geoffrey Fennel
Name:	Geoffrey Fennel
Title:	Director

TRUIST BANK
As Forward Purchaser

By:	/s/ Rakesh Mangat
Name:	Rakesh Mangat
Title:	Managing Director

[Signature Page to Distribution Agreement]

Schedule A

Company Representatives

1. Gregory K. Silvers, Chairman, President and Chief Executive Officer

2. Mark A. Peterson, Executive Vice President, Chief Financial Officer and Treasurer

3. Paul R. Turvey, Senior Vice President, General Counsel and Secretary

4. Thad Hubler, Vice President, Finance

Schedule B

Subsidiaries

Wholly-Owned Subsidiaries

30 West Pershing, LLC

Adelaar Developer II, LLC

Adelaar Developer, LLC

Atlantic - EPR I

Atlantic - EPR II

Blankenbaker X, LLC

Brandywine X, LLC

Burbank Village, Inc.

Burbank Village, L.P.

Cantera 30, Inc.

Cantera 30 Theatre, L.P.

Catskill Resorts TRS, LLC

CLP Northstar Commercial, LLC

CLP Northstar, LLC

Columbia Screens TRS I, LLC

Early Childhood Education, LLC

Early Education Capital Solutions, LLC

ECE I, LLC

ECE II, LLC

Education Capital Solutions, LLC

EPR Accommodations, LLC

EPR Ambassador Holdings, LLC

EPR Apex, Inc.

EPR Brews, LLC

EPR Camelback, LLC

EPR Canada, Inc.

EPR Concord II, L.P.

EPR Excavate, LLC

EPR Experience, LLC

EPR Fitness, LLC

EPR Fitness II, LLC

EPR Gaming Properties, LLC

EPR Go Zone Holdings, LLC

EPR Hospitality, LLC

EPR Karting, LLC

EPR Links, LLC

EPR Links DP, LLC

EPR Links DP I, LLC

EPR Links DP II, LLC

EPR Links DP III, LLC

EPR Links DP IV, LLC

EPR Links DP V, LLC

EPR Lodging, LLC

EPR Louisiana TRS, Inc.

EPR Marinas, LLC

EPR Mountain, LLC

EPR North Finance Trust

EPR North Fitness, LLC

EPR North GP ULC

EPR North Holdings GP ULC

EPR North Holdings LP

EPR North Properties LP

EPR North Trust

EPR North US GP Trust

EPR North US LP

EPR PA TRS, Inc.

EPR Parks, LLC

EPR Parks II, LLC

EPR Resorts, LLC

EPR Resorts Financing, LLC

EPR Springs, LLC

EPR Springs II, LLC

EPR St. Petes TRS, Inc.

EPR Thornton Holdings, Inc.

EPR TRS Holdings, Inc.

EPR TRS I, Inc.

EPR TRS II, Inc.

EPR TRS III, Inc.

EPR TRS IV, Inc.

EPR Tuscaloosa, LLC

EPR Water, LLC

EPR Wisconsin TRS, Inc.

EPT 301, LLC

EPT 909, Inc.

EPT Aliso Viejo, Inc.

EPT Arroyo, Inc.

EPT Auburn, Inc.

EPT Biloxi, Inc.

EPT Boise, Inc.

EPT Chattanooga, Inc.

EPT Columbiana, Inc.

EPT Concord II, LLC

EPT Concord, LLC

EPT Davie, Inc.

EPT Deer Valley, Inc.

EPT DownREIT II, Inc.

EPT DownREIT, Inc.

EPT East, Inc.

EPT Firewheel, Inc.

EPT First Colony, Inc.

EPT Fresno, Inc.

EPT Gulf Pointe, Inc.

EPT Hamilton, Inc.

EPT Hattiesburg, Inc.

EPT Huntsville, Inc.

EPT Hurst, Inc.

EPT Indianapolis, Inc.

EPT Kenner, LLC

EPT Kenner Tenant, LLC

EPT Lafayette, Inc.

EPT Lawrence, Inc.

EPT Leawood, Inc.

EPT Little Rock, Inc.

EPT Macon, Inc.

EPT Mad River, Inc.

EPT Manchester, Inc.

EPT Melbourne, Inc.

EPT Mesa, Inc.

EPT Mesquite, Inc.

EPT Modesto, Inc.

EPT Mount Snow, Inc.

EPT New Roc GP, Inc.

EPT New Roc, LLC

EPT Nineteen, Inc.

EPT Pensacola, Inc.

EPT Pompano, Inc.

EPT Raleigh Theatres, Inc.

EPT Ski Properties, Inc.

EPT Slidell, Inc.

EPT South Barrington, Inc.

EPT Twin Falls, LLC

EPT Virginia Beach, Inc.

EPT Waterparks, Inc.

EPT White Plains, LLC

EPT Wilmington, Inc.

ERC Opportunity, LLC

Flik Depositor, Inc.

Flik, Inc.

Foothill Ranch Screens TRS I, LLC

Kanata Entertainment Holdings, Inc.

Kozy Rest EPR-NG Lessor, LLC

Kozy Rest EPR-NG Lessee, LLC

Kozy Rest PropCo, LLC

Kozy Rest Lessee, LLC

Kozy Rest Lessor, LLC

McHenry FFE, LLC

Megaplex Four, Inc.

Megaplex Nine, Inc.

Mississauga Entertainment Holdings, Inc.

New Albany Screens TRS I, LLC

New Roc Associates, L.P.

Northgate X, LLC

Oakville Entertainment Holdings, Inc.

Richmond Screens TRS I, LLC

Tampa Veterans 24, Inc.

Tampa Veterans 24, L.P.

Theatre Sub, Inc.

Warrenville Screens TRS I, LLC

WestCol Center, LLC

Whitby Entertainment Holdings, Inc.

Not Wholly-Owned Subsidiaries

Calypso Property LP (100% interest directly or indirectly owned by EPR VC Acquisition, ULC)

EPR International, Inc. (100% common stock owned by EPR Properties; 100% preferred stock owned by unrelated third party)

EPR VC Acquisition, ULC (100% interest owned by EPR International, Inc.)

GE EPR Warrens Holdco Lessee, LLC (95% interest directly owned by EPR Wisconsin TRS, Inc.; 5% interest owned by unrelated third party)

GE EPR Warrens Holdco Owner, LLC (95% interest directly owned by EPR Lodging, LLC; 5% interest owned by unrelated third party)

International Building Condominium Association, Inc. (this is a not-for-profit condominium association; it has no ownership interests, but EPR Properties, through one or more of its subsidiaries, has voting control of the association)

Northgate Cajun Palms, LLC (85% interest directly owned by EPR Lodging, LLC; 15% owned by unrelated third party)

Northgate Cajun Palms HoldCo Lessee, LLC (85% interest directly owned by EPR Louisiana TRS, Inc.; 15% interest owned by unrelated third party)

ValCal EPR GP Inc. (100% interest owned by EPR VC Acquisition, ULC)

Valcartier Property LP (100% interest directly or indirectly owned by EPR VC Acquisition, ULC)

Schedule C

Significant Subsidiaries

30 West Pershing, LLC

Exhibit A

Form of Terms Agreement

TERMS AGREEMENT

     , 20__

[ ]2

Dear Sirs:

EPR Properties, a Maryland real estate investment trust (the “Company”), proposes, subject to the terms and conditions stated herein and in the Distribution Agreement dated December 5, 2025 (the “Distribution Agreement”) between the Company and J.P. Morgan Securities LLC, BofA Securities, Inc., Barclays Capital Inc., Citigroup Global Markets Inc., Citizens JMP Securities, LLC, KeyBanc Capital Markets Inc., Raymond James & Associates, Inc., RBC Capital Markets, LLC and Truist Securities, Inc. to issue and sell to [  ] (the “Agent”) the securities specified in the Schedule hereto (the “Purchased Securities”). Unless otherwise defined below, terms defined in the Distribution Agreement shall have the same meanings when used herein.

Each of the provisions of the Distribution Agreement not specifically related to the solicitation by the Agent, as agent of the Company, of offers to purchase securities is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Each of the representations, warranties and agreements set forth therein shall be deemed to have been made as of the date of this Terms Agreement and the Settlement Date set forth in the Schedule hereto.

An amendment to the Registration Statement or a supplement to the Prospectus, as the case may be, relating to the Purchased Securities, in the form heretofore delivered to the Agent, is now proposed to be filed with the Securities and Exchange Commission.

Subject to the terms and conditions set forth herein and in the Distribution Agreement which are incorporated herein by reference, the Company agrees to issue and sell to the Agent, and the latter agrees to purchase from the Company, the Purchased Securities at the time and place and at the purchase price set forth in the Schedule hereto.

Notwithstanding any provision of the Distribution Agreement or this Terms Agreement to the contrary, the Company consents to the Agent trading in the Common Shares for Agent’s own account and for the account of its clients at the same time as sales of the Purchased Securities occur pursuant to this Terms Agreement.

[Signature Page Follows]

[2]	To be the name and address of applicable Agent.

If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, whereupon this Terms Agreement, including those provisions of the Distribution Agreement incorporated herein by reference, shall constitute a binding agreement between the Agent and the Company.

EPR PROPERTIES

By:
Name:
Title:

Accepted and agreed as of the date first above written:

[ ][3]

By:
Name:
Title:

[3]	To be the name of applicable Agent.

Schedule to Terms Agreement

Title of Purchased Securities:	Common Shares of Beneficial Interest, par value $0.01 per share

Number of Shares of Purchased Securities:	[•] shares

Initial Price to Public:	$[•] per share

Purchase Price Payable by the Agent:	$[•] per share

Method of and Specified Funds for Payment of Purchase Price:	[By wire transfer to a bank account specified by the Company in same day funds.]

Method of Delivery:	[To the Agent’s account, or the account of the Agent’s designee, at The Depository Trust Company via DWAC in return for payment of the purchase price.]

Settlement Date:	[•], 20[•]

Closing Location:	[•]

Documents to be Delivered:

The following documents referred to in the Distribution Agreement shall be delivered on the Settlement Date as a condition to the closing for the Purchased Securities (which documents shall be dated on or as of the Settlement Date and shall be appropriately updated to cover any Permitted Free Writing Prospectuses and any amendments or supplements to the Registration Statement, the Prospectus, any Permitted Free Writing Prospectuses and any documents incorporated by reference therein):

(1)	the officer’s certificate referred to in Section 5(a)(i);

(2)	the opinion[s] and negative assurance letter[s] of the Company’s outside counsel [and general counsel] referred to in Section 5(a)(ii);

(3)	the “comfort” letter referred to in Section 5(a)(iii);

(4)	the Chief Financial Officer’s certificate referred to in Section 5(a)(iv);

(5)	the opinion and negative assurance letter referred to in Section 5(b); and

(6)	such other documents as the Agent shall reasonably request.

Time of sale:	[•] [a.m./p.m.] (New York City time) on [•], [•]

Time of sale information:	• The number of shares of Purchased Securities set forth above • The initial price to public set forth above • [Other]

Exhibit B

[Form of Forward Placement Notice]

[Date]

[Forward Purchaser]

[Address]

Attention: [•]

[Forward Seller]

[Address]

Attention: [•]

Reference is made to the Distribution Agreement, dated December 5, 2025 (the “Distribution Agreement”), between the Company and J.P. Morgan Securities LLC, BofA Securities, Inc., Barclays Capital Inc., Citigroup Global Markets Inc., Citizens JMP Securities, LLC, KeyBanc Capital Markets Inc., Raymond James & Associates, Inc., RBC Capital Markets, LLC and Truist Securities, Inc. Capitalized terms used herein without definition shall have the respective meanings assigned thereto in the Distribution Agreement. This Forward Placement Notice relates to a “Forward”. The Company confirms that all conditions to the delivery of this Forward Placement Notice are satisfied as of the date hereof.

The Company confirms that it has not declared and will not declare any dividend, or caused or will cause there to be any distribution, on the Common Shares if the ex-dividend date or ex-date, as applicable, for such dividend or distribution will occur during the period from, but excluding, the first Scheduled Trading Day of the related Forward Hedge Selling Period to, and including, the last Scheduled Trading Day of such Forward Hedge Selling Period.

Effective Date of Delivery of Forward Placement Notice (determined pursuant to Section 1(g)):

Number of Days in Forward Hedge Selling Period:

First Date of Forward Hedge Selling Period:

Last Date of Forward Hedge Selling Period:

Forward Hedge Settlement Date(s):

Forward Hedge Amount: $

Forward Hedge Selling Commission Rate:  %

Forward Price Reduction Dates	Forward Price Reduction Amounts
[Trade Date:]	$
[ ]	$
[ ]	$
[ ]	$
[Thereafter:]	$
Term:		[Months/Years]
Spread:		basis points

Minimum price (Adjustable by Company during the Forward Hedge Selling Period, and in no event less than $[    ] without your prior written consent, which consent may be withheld in your sole discretion): $     per share

Comments:

EPR PROPERTIES

By:
Name:
Title:

Exhibit C

FORM OF MASTER FORWARD CONFIRMATION

[•], 20[•]

To: EPR Properties

909 Walnut Street, Suite 200

Kansas City, Missouri 64106

From: [Dealer name and address]

1.

The purpose of this letter agreement (this “Master Forward Confirmation”) is to confirm the terms and conditions of certain transactions to be entered into from time to time between [Dealer (“Party A”)][1][Barclays Bank PLC (“Party A”), through its agent Barclays Capital Inc.][2][ Citibank, N.A. or an affiliate thereof (“Party A”), with Citigroup Global Markets Inc. acting as agent][3][ Royal Bank of Canada (“Party A”), with RBC Capital Markets, LLC, as its agent][4] and EPR Properties (“Party B”) in accordance with the terms of the Distribution Agreement, dated as of December 5, 2025, among Party B, [Agent], as Agent and Forward Seller, and Party A, as Forward Purchaser, and the other parties thereto (the “Distribution Agreement”), on one or more Trade Dates specified herein (collectively, the “Transactions” and each, a “Transaction”). This letter agreement constitutes a “Master Forward Confirmation” as referred to in the Distribution Agreement. Each Transaction will be evidenced by a supplemental confirmation (each, a “Supplemental Confirmation,” and each such Supplemental Confirmation, together with this Master Forward Confirmation, a “Confirmation” for purposes of the Agreement (as defined below)) substantially in the form of Exhibit 1.1 hereto. [This Confirmation is a confirmation for purposes of Rule 10b-10 promulgated under the Exchange Act (as defined below).][5][Party A is not a member of the Securities Investor Protection Corporation.][6] [Party A is authorized by the Prudential Regulation Authority and regulated by the Financial Conduct Authority and the Prudential Regulation Authority.][7]

The definitions and provisions contained in the 2006 ISDA Definitions (the “2006 Definitions”) and the 2002 ISDA Equity Derivatives Definitions (the “2002 Definitions” and, together with the 2006 Definitions, the “Definitions”), each as published by the International Swaps and Derivatives Association, Inc., are incorporated into each Confirmation. In the event of any inconsistency among the Agreement, this Master Forward Confirmation, any Supplemental Confirmation, the 2006 Definitions and the 2002 Definitions, the following will prevail in the order of precedence indicated: (i) such Supplemental Confirmation; (ii) this Master Forward Confirmation; (iii) the 2002 Definitions; (iv) the 2006 Definitions; and (v) the Agreement. Each Confirmation together with the Agreement shall evidence a complete and binding agreement between Party A and Party B as to the subject matter and terms of the Transaction to which this Master Forward Confirmation and each related Supplemental Confirmation relate, and shall supersede all prior or contemporaneous written or oral communications with respect thereto. Each Confirmation shall supplement, form a part of, and be subject to an agreement in the form of the 2002 ISDA Master Agreement (the “Agreement”) as if Party A and Party B had executed the Agreement in such form on the date hereof (but without any Schedule except for the election of the laws of the State of New York as the governing law). The parties hereby agree that no transaction other than the Transactions to which this Master Forward Confirmation, together with each Supplemental Confirmation hereunder, relate shall be governed by the Agreement. For purposes of the 2002 Definitions, each Transaction shall be a Share Forward Transaction.

[1]	Insert for each bank other than Barclays, Citi and RBC.
[2]	Insert for Barclays.
[3]	Insert for Citi.
[4]	Insert for RBC.
[5]	Insert for Citi.
[6]	Insert for Barclays and Citi.
[7]	Insert for Barclays.

Party A and Party B each represents to the other, with respect to each Transaction hereunder, that it has entered into such Transaction in reliance upon such tax, accounting, regulatory, legal, and financial advice as it deems necessary and not upon any view expressed by the other.

2. The terms of each Transaction to which this Master Forward Confirmation relates are as follows:

General Terms:

Trade Date:	For each Transaction, as specified in the Supplemental Confirmation for such Transaction, to be, subject to the provisions under the heading “Acceleration Events” in Section 3 of this Master Forward Confirmation and the provisions under the heading “Forward Placement Notices” in Section 4 of this Master Forward Confirmation, the last Trading Day (as defined in the Distribution Agreement) of the Forward Hedge Selling Period (as defined in the Distribution Agreement) for such Transaction.

Effective Date:	For each Transaction, as specified in the Supplemental Confirmation for such Transaction, to be the date that is one Settlement Cycle following the Trade Date for such Transaction, or such later date on which the conditions set forth under “Conditions to Effectiveness” in Section 3 of this Master Forward Confirmation shall have been satisfied, subject to the provisions under the heading “Forward Placement Notices” in Section 4 of this Master Forward Confirmation.

Base Amount:	For each Transaction, initially, as specified in the Supplemental Confirmation for such Transaction, to be the number of Shares equal to the Actual Sold Forward Amount (as defined in the Distribution Agreement) for the Forward Hedge Selling Period for such Transaction. For each Transaction, on each Settlement Date for such Transaction, the Base Amount for such Transaction shall be reduced by the relevant number of Settlement Shares for such Settlement Date.

Maturity Date:	For each Transaction, as specified in the Supplemental Confirmation for such Transaction, to be the date that follows the Trade Date for such Transaction by the number of days, months or years set forth in the Forward Placement Notice (as defined in the Distribution Agreement) for such Transaction, which number of days, months or years shall in no event be [less than 3 months nor more than 2 years] (or, if such date is not a Scheduled Trading Day, the next following Scheduled Trading Day).

Forward Price:	For each Transaction, on the Effective Date for such Transaction, the Initial Forward Price for such Transaction, and on any other day, the Forward Price for such Transaction as of the immediately preceding calendar day multiplied by the sum of (i) 1 and (ii) the Daily Rate for such Transaction for such day; provided that on each Forward Price Reduction Date, the Forward Price in effect on such date shall be the Forward Price otherwise in effect on such date, minus the Forward Price Reduction Amount for such Forward Price Reduction Date.

Initial Forward Price:	For each Transaction, as specified in the Supplemental Confirmation for such Transaction, to be the product of (i) an amount equal to 1 minus the Forward Hedge Selling Commission Rate (as defined in the Distribution Agreement) applicable to such Transaction; and (ii) the Volume-Weighted Hedge Price, subject to adjustment as set forth herein.

Volume-Weighted Hedge Price:	For each Transaction, as specified in the Supplemental Confirmation for such Transaction, to be the volume-weighted average of the Sales Prices (as defined in the Distribution Agreement) per share of Forward Hedge Shares (as defined in the Distribution Agreement) sold on each Trading Day of the Forward Hedge Selling Period for such Transaction, as determined by the Calculation Agent; provided that, for the purposes of calculating the Initial Forward Price, each such Sales Price (other than the Sales Price for the last day of the relevant Forward Hedge Selling Period) shall be subject to adjustment by the Calculation Agent in the same manner as the Forward Price pursuant to the definition thereof during the period from, and including, the date one Settlement Cycle immediately following the first Trading Day of the relevant Forward Hedge Selling Period during which the Forward Hedge Shares in respect of such Transaction are sold to, and including, the Effective Date of such Transaction.

Daily Rate:	For each Transaction and for any day, (i)(A) the Overnight Bank Rate for such day, minus (B) the Spread for such Transaction, divided by (ii) 365.

Overnight Bank Rate:	For any day, the rate set forth for such day opposite the caption “Overnight bank funding rate”, as such rate is displayed on the page “OBFR01 <Index> <GO>” on the BLOOMBERG Professional Service, or any successor page; provided that, if no rate appears for a particular day on such page, the rate for the first immediately preceding day for which a rate does so appear shall be used for such day.

Spread:	For each Transaction, as set forth in the Supplemental Confirmation for such Transaction.

Forward Price Reduction Dates:	For each Transaction, as specified in Schedule I to the Supplemental Confirmation for such Transaction, to be each date set forth under the heading “Forward Price Reduction Dates” in the Forward Placement Notice for such Transaction.

Forward Price Reduction Amount:	For any Transaction, for each Forward Price Reduction Date for such Transaction, the Forward Price Reduction Amount set forth opposite such date on Schedule I to the Supplemental Confirmation for such Transaction.

Shares:	Common shares of beneficial interest, USD 0.01 par value per share, of Party B (also referred to herein as the “Issuer”) (Exchange identifier: “EPR”).

Exchange:	The New York Stock Exchange.

Related Exchange(s):	All Exchanges.

Clearance System:	DTC.

Calculation Agent:	Party A. Whenever the Calculation Agent is required to act or to exercise judgment in any way with respect to any Transaction hereunder, it will do so in good faith and in a commercially reasonable manner.

Following any determination, adjustment or calculation hereunder by the Calculation Agent, the Calculation Agent will upon written request by Party B promptly following (and, in any event, within three Exchange Business Days of) such request, provide to Party B a report (in a commonly used file format for the storage and manipulation of financial data but without disclosing Party A’s confidential or proprietary models or other information that may be confidential, proprietary or subject to contractual, legal or regulatory obligations to not disclose such information) displaying in reasonable detail the basis for such determination, adjustment or calculation, as the case may be.

Following the occurrence and during the continuation of an Event of Default pursuant to Section 5(a)(vii) of the Agreement with respect to which Party A is the sole Defaulting Party, Party B shall have the right to designate an independent, nationally recognized equity derivatives dealer to replace Party A as Calculation Agent, and the parties hereto shall work in good faith to execute any appropriate documentation required by such replacement Calculation Agent.

Settlement Terms:

Settlement Date:	With respect to any Transaction, any Scheduled Trading Day following the Effective Date for such Transaction up to, and including, the Maturity Date for such Transaction, as designated by (a) Party A pursuant to “Termination Settlement” below or (b) Party B in a written notice (a “Settlement Notice”) that satisfies the Settlement Notice Requirements and is delivered to Party A at least (i) two Scheduled Trading Days prior to such Settlement Date, which may be the Maturity Date for such Transaction, if Physical Settlement applies, and (ii) a number of Scheduled Trading Days prior to such Settlement Date equal to the Notice Settlement Number (as defined below) for such Transaction, which may be the Maturity Date for such Transaction, if Cash Settlement or Net Share Settlement applies; provided that (i) the Maturity Date for such Transaction shall be a Settlement Date for such Transaction if on such date the Base Amount for such Transaction is greater than zero, (ii) if Physical Settlement or Net Share Settlement applies and such Settlement Date specified above (including a Settlement Date occurring on such Maturity Date) is not a Clearance System Business Day, such Settlement Date shall be the immediately succeeding Clearance System Business Day, and (iii) if Cash Settlement or Net Share Settlement applies and Party A shall have fully unwound its hedge in respect of such Transaction (or portion thereof, as applicable) during an Unwind Period (as defined below) for such Transaction by a date that is more than two Scheduled Trading Days prior to such Settlement Date specified above, Party A may, by written notice to Party B, specify any Scheduled Trading Day prior to such originally specified Settlement Date for such Transaction as the Settlement Date for such Transaction. The “Notice Settlement Number” for any Transaction shall be a number of Scheduled Trading Days set forth in the Supplemental Confirmation for such Transaction.

Settlement Shares:	In respect of any Transaction and with respect to any Settlement Date for such Transaction, a number of Shares, not to exceed the Base Amount for such Transaction, designated as such by Party B in the related Settlement Notice or by Party A pursuant to “Termination Settlement” below; provided that on the Maturity Date for such Transaction the number of Settlement Shares shall be equal to the Base Amount for such Transaction on such date.

Settlement:

In respect of any Transaction, Physical Settlement, Cash Settlement or Net Share Settlement (each, a “Settlement Method”), at the election of Party B as set forth in a Settlement Notice delivered on or after the Effective Date for such Transaction that satisfies the Settlement Notice Requirements; provided that Physical Settlement shall apply (i) if no Settlement Method is validly selected, (ii) with respect to any Settlement Shares in respect of which Party A is unable, in its good faith, reasonable judgment, to unwind its hedge in respect of such Transaction (or portion thereof, as applicable) by the end of the Unwind Period for such Transaction in a manner that, in the good faith, reasonable judgment of Party A, is consistent with the requirements for qualifying for the safe harbor provided by Rule 10b-18 under the Exchange Act or due to the lack of sufficient liquidity in the Shares on any Exchange Business Day during such Unwind Period, (iii) if, at any time on the date Party A received a Settlement Notice from Party B, the trading price per Share on the Exchange (as determined by Dealer in a commercially reasonable manner) is below the Threshold Price or (iv) to any Termination Settlement Date (as defined below under “Termination Settlement”).

In addition, notwithstanding any election to the contrary in any Settlement Notice, if, on any day during the relevant Unwind Period, the trading price per Share on the Exchange (as determined by Party A in a commercially reasonable manner) is below the Threshold Price, then the Settlement Method elected by Party B shall apply to the portion of such Settlement Shares relating to such Unwind Period as to which Party A has unwound its hedge prior to such time and Physical Settlement shall apply in respect of the remainder (if any) of such Settlement Shares.

Threshold Price:	For each Transaction, as specified in the Supplemental Confirmation for such Transaction, to be 50% of the Initial Forward Price for such Transaction provided, however, Party A may, in its sole discretion, waive the Threshold Price condition in whole or in part.

Settlement Notice Requirements:	Notwithstanding any other provision hereof, a Settlement Notice delivered in respect of any Transaction by Party B that specifies Cash Settlement or Net Share Settlement will not be effective to establish a Settlement Date for such Transaction or require Cash Settlement or Net Share Settlement unless Party B delivers to Party A with such Settlement Notice a representation signed by Party B substantially in the following form: “As of the date of this Settlement Notice, (A) Party B is not aware of any material nonpublic information concerning itself or the Shares, (B) Party B is designating the date contained herein as a Settlement Date and is electing Cash Settlement or Net Share Settlement, as the case may be, in good faith and not as part of a plan or scheme to evade compliance with the federal securities laws, (C) Party B is not “insolvent” (as such term is defined under Section 101(32) of the U.S. Bankruptcy Code (Title 11 of the United States Code) (the “Bankruptcy Code”)), (D) Party B would be able to purchase a number of Shares equal to the greater of (x) the number of Settlement Shares designated in such Settlement Notice and (y) a number of Shares with a value as of the date of such Settlement Notice equal to the product of (I) such number of Settlement Shares and (II) the applicable Forward Price for such Cash Settlement or Net Share Settlement in compliance with the laws of Party B’s jurisdiction of organization and (E) such election, and settlement in accordance therewith, does not and will not violate or conflict with any law or regulation applicable to Party B, or any order or judgment of any court or other agency of government applicable to it or any of its assets, and any governmental consents that are required to have been obtained by Party B with respect to such election or settlement have been obtained and are in full force and effect and all conditions of any such consents have been complied with.”

Unwind Period:	For any Transaction, each Exchange Business Day that is not a Suspension Day during the period from and including the first Exchange Business Day following the date Party B validly elects Cash Settlement or Net Share Settlement in respect of a Settlement Date for such Transaction through the second Scheduled Trading Day preceding such Settlement Date (or the immediately preceding Exchange Business Day if such Scheduled Trading Day is not an Exchange Business Day), subject to “Termination Settlement” below. If any Exchange Business Day during an Unwind Period for any Transaction is a Disrupted Day, the Calculation Agent shall make commercially reasonable adjustments to the terms of such Transaction (including, without limitation, the Cash Settlement Amount, the number of Net Share Settlement Shares and the 10b-18 VWAP) to account for the occurrence of such Disrupted Day.

Suspension Day:	Any Exchange Business Day on which Party A determines based on the advice of counsel that Cash Settlement or Net Share Settlement may violate applicable securities laws. Party A shall promptly notify Party B if it receives such advice from its counsel.

Market Disruption Event:	Section 6.3(a)(ii) of the 2002 Definitions is hereby amended by replacing clause (ii) in its entirety with “(ii) an Exchange Disruption or Regulatory Disruption, or” and inserting immediately following clause (iii) the phrase “, in each case, that the Calculation Agent determines is material.”

Regulatory Disruption:	Any event that Party A, in its reasonable discretion and based on the advice of counsel, determines makes it appropriate with respect to any regulatory or self-regulatory requirements or related policies and procedures (whether or not such requirements, policies or procedures are imposed by law or have been voluntarily adopted by Party A) for it to refrain from purchasing Shares to unwind its hedge position with respect to the Transaction.

Securities Act:	The Securities Act of 1933, as amended from time to time.

Exchange Act:	The Securities Exchange Act of 1934, as amended from time to time.

Physical Settlement:	In respect of any Transaction, on any Settlement Date for such Transaction in respect of which Physical Settlement applies, Party B shall deliver to Party A through the Clearance System the Settlement Shares for such Transaction for such Settlement Date, and Party A shall deliver to Party B, by wire transfer of immediately available funds to an account designated by Party B, an amount in cash equal to the Physical Settlement Amount for such Transaction for such Settlement Date, on a delivery versus payment basis. If, on any Settlement Date for any Transaction, the Shares to be delivered by Party B to Party A hereunder upon Physical Settlement are not so delivered (the “Physical Deferred Shares”), and a Forward Price Reduction Date with respect to such Transaction occurs during the period from, and including, such Settlement Date to, but excluding, the date such Shares are actually delivered to Party A, then the portion of the Physical Settlement Amount for such Transaction payable by Party A to Party B in respect of the Physical Deferred Shares shall be reduced by an amount equal to the Forward Price Reduction Amount for such Forward Price Reduction Date, multiplied by the number of Physical Deferred Shares.

Physical Settlement Amount:	In respect of any Transaction and for any Settlement Date for such Transaction in respect of which Physical Settlement applies, an amount in cash equal to the product of (i) the Forward Price for such Transaction on such Settlement Date and (ii) the number of Settlement Shares for such Transaction for such Settlement Date.

Cash Settlement:	In respect of any Transaction, on any Settlement Date for such Transaction in respect of which Cash Settlement applies, if the Cash Settlement Amount for such Transaction for such Settlement Date is a positive number, Party A will pay such Cash Settlement Amount to Party B. If the Cash Settlement Amount for such Transaction is a negative number, Party B will pay the absolute value of such Cash Settlement Amount to Party A. Such amounts shall be paid on the relevant Settlement Date.

Cash Settlement Amount:	In respect of any Transaction and for any Settlement Date for such Transaction in respect of which Cash Settlement applies, an amount determined by the Calculation Agent equal to the difference between (1) the product of (i) (A) the average Forward Price for such Transaction over the period beginning on, and including, the date that is one Settlement Cycle following the first day of the applicable Unwind Period for such Transaction and ending on, and including, such Settlement Date (calculated assuming no reduction to such Forward Price for any Forward Price Reduction Date that occurs during such Unwind Period, except as set forth in clause (2) below), minus USD 0.03, minus (B) the average of the 10b-18 VWAP prices per Share on each Exchange Business Day during such Unwind Period, and (ii) the number of Settlement Shares for such Transaction for such Settlement Date, and (2) the product of (i) the Forward Price Reduction Amount for any Forward Price Reduction Date that occurs during such Unwind Period and (ii) the number of Settlement Shares for such Transaction with respect to which Party A has not unwound its hedge as of such Forward Price Reduction Date.

Net Share Settlement:	In respect of any Transaction, on any Settlement Date for such Transaction in respect of which Net Share Settlement applies, if the number of Net Share Settlement Shares for such Transaction is a (i) negative number, Party A shall deliver a number of Shares to Party B equal to the absolute value of such Net Share Settlement Shares, or (ii) positive number, Party B shall deliver to Party A such Net Share Settlement Shares; provided that if Party A determines in its good faith, commercially reasonable judgment that it would be required to deliver Net Share Settlement Shares to Party B, Party A may elect to deliver a portion of such Net Share Settlement Shares on one or more dates prior to the applicable Settlement Date. If, on any Settlement Date for any Transaction, the Shares to be delivered by Party B or Party A hereunder upon Net Share Settlement are not so delivered (the “Net Share Deferred Shares”), and a Forward Price Reduction Date with respect to such Transaction occurs during the period from, and including, such Settlement Date to, but excluding, the date such Shares are actually delivered to such party, then the portion of the Net Share Settlement Shares for such Transaction deliverable by Party A or Party B in respect of the Net Share Deferred Shares shall be adjusted by the Calculation Agent to reflect the occurrence of such Forward Price Reduction Amount for such Forward Price Reduction Date. To the extent Party A is obligated to deliver Shares under any Transaction, the Representation and Agreement contained in Section 9.11 of the 2002 Definitions shall be modified by excluding any representations therein relating to restrictions, obligations, limitations or requirements under applicable securities laws that exist as a result of the fact that Party B is the issuer of the Shares.

Net Share Settlement Shares:	In respect of any Transaction and for any Settlement Date for such Transaction in respect of which Net Share Settlement applies, a number of Shares equal to (a) the number of Settlement Shares for such Settlement Date, minus (b) the number of Shares Party A actually purchases during the Unwind Period for such Transaction for a total purchase price (the “Net Share Settlement Purchase Price”) equal to the difference between (1) the product of (i) the average Forward Price for such Transaction over the period beginning on, and including, the date that is one Settlement Cycle following the first day of the applicable Unwind Period for such Transaction and ending on, and including, such Settlement Date (calculated assuming no reduction to such Forward Price for any Forward Price Reduction Date that occurs during such Unwind Period, except as set forth in clause (2) below), minus USD 0.02, and (ii) the number of Settlement Shares for such Transaction for such Settlement Date, minus (2) the product of (i) the Forward Price Reduction Amount for any Forward Price Reduction Date that occurs during such Unwind Period, and (ii) the number of Shares with respect to which Party A has not unwound its hedge as of such Forward Price Reduction Date.

10b-18 VWAP:	For any Exchange Business Day during an Unwind Period that is not a Suspension Day, the volume-weighted average price at which the Shares trade as reported in the composite transactions for the Exchange on such Exchange Business Day, excluding (i) trades that do not settle regular way, (ii) opening (regular way) reported trades on the Exchange on such Exchange Business Day, (iii) trades that occur in the last ten minutes before the scheduled close of trading on the Exchange on such Exchange Business Day and ten minutes before the scheduled close of the primary trading session in the market where the trade is effected, and (iv) trades on such Exchange Business Day that do not satisfy the requirements of Rule 10b-18(b)(3), as determined in good faith by the Calculation Agent. Party B acknowledges that Party A may refer to the Bloomberg Page “[EPR <Equity> AQR SEC]” (or any successor thereto), in its discretion, for such Exchange Business Day to determine the 10b-18 VWAP.

Settlement Currency:	USD.

Failure to Deliver:	Inapplicable.

Adjustments:

Potential Adjustment Event:	Section 11.2(e) of the 2002 Definitions is hereby amended by deleting clause (iii) thereof.

Method of Adjustment:	Calculation Agent Adjustment.

Additional Adjustment:	If with respect to any Transaction, in Party A’s good faith, commercially reasonable judgment, the stock loan fee to Party A (or an affiliate thereof), excluding the federal funds or other interest rate component payable by the relevant stock lender to Party A or such affiliate (the “Stock Loan Fee”), over any ten Scheduled Trading Day period, of borrowing a number of Shares equal to the Base Amount for such Transaction to hedge its exposure to such Transaction exceeds a weighted average rate equal to the Specified Borrow Rate for such Transaction, the Calculation Agent shall reduce the Forward Price for such Transaction in order to compensate Party A for the amount by which such Stock Loan Fee exceeded a weighted average rate equal to such Specified Borrow Rate during such period. The Calculation Agent shall notify Party B prior to making any such adjustment to such Forward Price and, upon the request of Party B, Party A shall provide an itemized list of the Stock Loan Fees for the applicable ten Scheduled Trading Day period. The “Specified Borrow Rate” for any Transaction shall be the per annum rate set forth in the Supplemental Confirmation for such Transaction.

Account Details:

Payments to Party A:	To be advised under separate cover or telephone confirmed prior to each Settlement Date.

Payments to Party B:	To be advised under separate cover or telephone confirmed prior to each Settlement Date.

Delivery of Shares to Party A:	To be advised.

Delivery of Shares to Party B:	To be advised.

Offices:

The Office of Party A for each Transaction is:	[New York][8][Cleveland][9][Toronto][10][Inapplicable, Party A is not a Multibranch Party][11][•][12]

The Office of Party B for each Transaction is:	Inapplicable, Party B is not a Multibranch Party.

3. Other Provisions:

Opinion:

For each Transaction, Party B shall deliver to Party A an opinion of counsel, dated as of the Trade Date for such Transaction, with respect to the matters set forth in Section 3(a) of the Agreement. Delivery of such opinion to Party A shall be a condition precedent for the purpose of Section 2(a)(iii) of the Agreement with respect to each obligation of Party A under Section 2(a)(i) of the Agreement.

Conditions to Effectiveness:

The effectiveness of each Supplemental Confirmation and the related Transaction on the Effective Date for such Transaction shall be subject to (i) the condition that the representations and warranties of Party B contained in the Distribution Agreement and any certificate delivered pursuant thereto by Party B are true and correct on such Effective Date as if made as of such Effective Date, (ii) the condition that Party B has performed all of the obligations required to be performed by it under the Distribution Agreement on or prior to such Effective Date, (iii) the condition that Party

[8]	Insert for JPM, BofA, Citi, Citizens, Truist.
[9]	Insert for Key.
[10]	Insert for RBC.
[11]	Insert for Barclays.
[12]	Dealers to designate.

B shall have delivered to Party A an opinion of counsel as required pursuant to the provision under the heading “Opinion” above, (iv) the satisfaction of all of the conditions set forth in Sections 5 and 7 of the Distribution Agreement, (v) the condition that the Distribution Agreement shall not have been terminated pursuant to Section 8 thereof and (vi) the condition that neither of the following has occurred: (A) Party A (or its affiliate) is unable to borrow and deliver for sale a number of Shares equal to the Base Amount for such Transaction or (B) in Party A’s good faith, commercially reasonable judgment, either it is impracticable to do so or Party A (or its affiliate) would incur a Stock Loan Fee to borrow a number of Shares equal to the Base Amount for such Transaction of more than a rate equal to the Specified Borrow Rate for such Transaction to do so (in which event such Supplemental Confirmation and the related Transaction shall be effective but the Base Amount for such Transaction shall be the number of Shares Party A (or an affiliate thereof) is required to deliver in accordance with Section 1 of the Distribution Agreement).

Representations and Agreements of Party B:

Party B (i) has such knowledge and experience in financial and business affairs as to be capable of evaluating the merits and risks of entering into any Transaction hereunder; (ii) has consulted with its own legal, financial, accounting and tax advisors in connection with each Transaction hereunder; and (iii) is entering into each Transaction hereunder for a bona fide business purpose.

Party B is not and has not been the subject of any civil proceeding of a judicial or administrative body of competent jurisdiction that could reasonably be expected to impair materially Party B’s ability to perform its obligations hereunder.

Party B will promptly notify Party A upon obtaining knowledge of the occurrence of any event that would constitute an Event of Default or a Potential Adjustment Event.

Additional Representations, Warranties and Agreements of Party B: Party B hereby represents and warrants to, and agrees with, Party A as of the date hereof, on each Forward Date (as defined in the Distribution Agreement) for any Transaction hereunder, on each Forward Hedge Settlement Date (as defined in the Distribution Agreement) for any Transaction hereunder and on each Trade Date for any Transaction hereunder that:

(a)

Any Shares, when issued and delivered in accordance with the terms of any Transaction hereunder, will be duly authorized and validly issued, fully paid and nonassessable, and the issuance thereof will not be subject to any preemptive or similar rights.

(b)

The board of trustees of Party B has adopted resolutions reserving and keeping available at all times, free from preemptive rights, out of Party B’s authorized but unissued Shares, solely for the purpose of issuance upon settlement of any Transactions hereunder as herein provided, the full number of Shares as may be issuable upon settlement of such Transactions. All Shares so issuable shall, upon such issuance, be accepted for listing or quotation on the Exchange. Party B shall have submitted an application for the listing of the Forward Shares (as defined below) for each Transaction hereunder on the Exchange, and such application and listing shall have been approved by the Exchange, subject only to official notice of issuance, in each case, on or prior to the Effective Date for such Transaction.

Party B agrees and acknowledges that such submission and approval shall be a condition precedent for the purpose of Section 2(a)(iii) of the Agreement with respect to each obligation of Party A under Section 2(a)(i) of the Agreement in respect of the relevant Transaction.

(c)

Party B agrees to provide Party A at least ten Scheduled Trading Days written notice (an “Issuer Repurchase Notice”) prior to executing any repurchase of Shares by Party B or any of its subsidiaries (or entering into any contract that would require, or give the option to, Party B or any of its subsidiaries, to purchase or repurchase Shares), whether out of profits or capital or whether the consideration for such repurchase is cash, securities or otherwise (an “Issuer Repurchase”), that alone or in the aggregate would result in the Base Amount Percentage (as defined below) for all Transactions hereunder being greater by 0.5% or more than the Base Amount Percentage at the time of the immediately preceding Issuer Repurchase Notice (or in the case of the first such Issuer Repurchase Notice, greater than the Base Amount Percentage as of the later of the date hereof or the immediately preceding Settlement Date for a Transaction hereunder, if any). The “Base Amount Percentage” as of any day is the fraction (1) the numerator of which is the Base Amount for all Transactions hereunder and (2) the denominator of which is the number of Shares outstanding on such day.

(d)

No consent, approval, authorization, authorization, order, registration, filing, qualification, license or permit of or with any court or any public, governmental or regulatory agency or body, domestic or foreign, having jurisdiction over Party B or any of its affiliates or any of their respective properties, operations or assets, or any third party, is required for the execution, delivery and performance by Party B of this Master Forward Confirmation or any Supplemental Confirmation and the consummation of the relevant Transaction (including, without limitation, the issuance and delivery of Shares on any Settlement Date for a Transaction hereunder) except (i) as have been made or obtained, (ii) as may be required to be obtained under state securities or blue sky laws and (iii) as required by the rules and regulations of the Exchange.

(e)	Party B agrees not to make any Issuer Repurchase if, immediately following such Issuer Repurchase, the Base Amount Percentage for all Transactions hereunder would be equal to or greater than 4.5%.

(f)	Party B is not insolvent, nor will Party B be rendered insolvent as a result of any Transaction hereunder.

(g)

Neither Party B nor any of its affiliates shall take or refrain from taking any action (including, without limitation, any direct purchases by Party B or any of its affiliates or any purchases by a party to a derivative transaction with Party B or any of its affiliates), either under this Master Forward Confirmation, under any Supplemental Confirmation, under an agreement with another party or otherwise, that might cause any purchases of Shares by Party A or any of its affiliates in connection with any Cash Settlement or Net Share Settlement of any Transaction hereunder not to meet the requirements of the safe harbor provided by Rule 10b-18 under the Exchange Act if such purchases were made by Party B and Rule 10b-18 were applicable to such purchases.

(h)

Party B will not engage in any “distribution” (as defined in Regulation M under the Exchange Act (“Regulation M”)) that would cause a “restricted period” (as defined in Regulation M) to occur during any Unwind Period for any Transaction hereunder.

(i)	Party B is an “eligible contract participant” (as such term is defined in Section 1a(18) of the Commodity Exchange Act, as amended).

(j)

In addition to any other requirements set forth herein, Party B agrees not to elect Cash Settlement or Net Share Settlement in respect of any Transaction if, in the good faith, reasonable judgment of either Party A or Party B, such settlement or Party A’s related market activity would result in a violation of the U.S. federal securities laws or any other federal or state law or regulation applicable to Party B.

(k)

Party B (i) is capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities; (ii) will exercise independent judgment in evaluating the recommendations of any broker-dealer or its associated persons, unless it has otherwise notified the broker-dealer in writing; and (iii) has total assets of at least USD 50 million.

(l)

Party B agrees it will not treat ownership positions held by Party A or any of its affiliates solely in its (or their) capacity as a nominee or fiduciary for unrelated persons as constituting Beneficial Ownership (as such term is defined in Party B’s Amended and Restated Declaration of Trust, as amended through the date hereof (as the same may be further amended or restated from time to time) by Party A.

(m)	Party B acknowledges and agrees that:

(i)

during the term of each Transaction, Party A and its affiliates may buy or sell Shares or other securities or buy or sell options or futures contracts or enter into swaps or other derivative securities in order to establish, adjust or unwind its hedge position with respect to such Transaction;

(ii)	Party A and its affiliates may also be active in the market for the Shares and Share-linked transactions other than in connection with hedging activities in relation to each Transaction;

(iii)

Party A shall make its own determination as to whether, when or in what manner any hedging or market activities in Party B’s securities shall be conducted and shall do so in a manner that it deems appropriate to hedge its price and market risk with respect to the Forward Price for each Transaction and the 10b-18 VWAP for each Transaction;

(iv)

any market activities of Party A and its affiliates with respect to the Shares may affect the market price and volatility of the Shares, as well as the Forward Price for each Transaction and 10b-18 VWAP for each Transaction, each in a manner that may be adverse to Party B; and

(v)

each Transaction is a derivatives transaction in which it has granted Party A the right, under certain circumstances, to receive cash or Shares, as the case may be; Party A may purchase Shares for its own account at an average price that may be greater than, or less than, the effective price paid by Party B under the terms of such Transaction.

(n)

Party B has not applied for or received a loan, loan guarantee, direct loan (as that term is defined in the Coronavirus Aid, Relief and Economic Security Act (the “CARES Act”)) or other investment, or any financial assistance or relief under any program or facility (collectively “Financial Assistance”) that (a) is established under applicable law, including without limitation the CARES Act and the Federal Reserve Act, as amended, and (b) (i) would preclude or limit, as a condition to such Financial Assistance or otherwise, Party B’s ability to enter into, exercise its rights or perform its obligations under any Transaction (including in connection with any Cash Settlement or Net Share Settlement) or (ii) for which the terms of any Transaction would cause Party B to fail to satisfy any condition for application for or receipt or retention of the Financial Assistance and it acknowledges that entering into a Transaction may limit its ability to receive any such Financial Assistance.

Covenant of Party B:

Subject to the provisions of “Private Placement Procedures” below, the parties acknowledge and agree that any Shares delivered by Party B to Party A on any Settlement Date for a Transaction hereunder will be newly issued Shares and when delivered by Party A (or an affiliate of Party A) to securities lenders from whom Party A (or an affiliate of Party A) borrowed Shares in connection with hedging its exposure to such Transaction will be freely saleable without further registration or other restrictions under the Securities Act, in the hands of those securities lenders, irrespective of whether such share loan is effected by Party A or an affiliate of Party A. Accordingly, subject to the provisions of “Private Placement Procedures” below, Party B agrees that the Shares that it delivers to Party A on each Settlement Date for a Transaction hereunder will not bear a restrictive legend and that such Shares will be deposited in, and the delivery thereof shall be effected through the facilities of, the Clearance System.

Covenants of Party A:

(a)

Unless the provisions set forth below under “Private Placement Procedures” shall be applicable, Party A shall use any Shares delivered by Party B to Party A on any Settlement Date for a Transaction hereunder to return to securities lenders to close out open Share loans created by Party A or an affiliate of Party A in the course of Party A’s or such affiliate’s hedging activities related to Party A’s exposure under this Master Forward Confirmation and the relevant Supplemental Confirmation.

(b)

In connection with bids and purchases of Shares in connection with any Cash Settlement or Net Share Settlement of any Transaction, Party A shall use its commercially reasonable efforts to conduct its activities, or cause its affiliates to conduct their activities, in a manner consistent with the requirements of the safe harbor provided by Rule 10b-18 under the Exchange Act, as if such provisions were applicable to such purchases.

Insolvency Filing:

Notwithstanding anything to the contrary herein, in any Supplemental Confirmation, in the Agreement or in the Definitions, upon any Insolvency Filing in respect of the Issuer, each Transaction hereunder shall automatically terminate on the date thereof without further liability of either party to this Master Forward Confirmation or any related Supplemental Confirmation to the other party (except for any liability in respect of any breach of representation or covenant by a party under this Master Forward Confirmation or any Supplemental Confirmation prior to the date of such Insolvency Filing).

Extraordinary Dividends:

If an ex-dividend date for an Extraordinary Dividend occurs on or after the Trade Date for any Transaction and on or prior to the Maturity Date for such Transaction (or, if later, the last date on which Shares are delivered by Party B to Party A in settlement of such Transaction), Party B shall pay an amount, as determined by the Calculation Agent, in cash equal to the product of such Extraordinary Dividend and the Base Amount for such Transaction to Party A on the earlier of (i) the date on which such Extraordinary Dividend is paid by the Issuer to holders of record of the Shares or (ii) the Maturity Date for such Transaction. “Extraordinary Dividend” means the per Share amount of any cash dividend or distribution, or a portion thereof, declared by the Issuer with respect to the Shares that is specified by the board of trustees of the Issuer as an “extraordinary” dividend.

Acceleration Events:

The following events shall each constitute an “Acceleration Event” with respect to any Transaction:

(a)

Share Borrow Events. In the good faith, commercially reasonable judgment of Party A (i) Party A (or its affiliate) is unable to hedge Party A’s exposure to such Transaction because of the lack of sufficient Shares being made available for Share borrowing by lenders, or (ii) Party A (or its affiliate) would incur a Stock Loan Fee to borrow a number of Shares equal to the Base Amount for such Transaction of more than a rate equal to the Maximum Specified Borrow Rate (as defined below) for such Transaction (each such event, a “Share Borrow Event”);

(b)

Dividends and Other Distributions. On any day occurring after the Trade Date for such Transaction, Party B declares a distribution, issue or dividend to existing holders of the Shares of (i) any cash dividend (other than an Extraordinary Dividend) to the extent all cash dividends having an ex-dividend date during the period from, and including, any Forward Price Reduction Date for such Transaction (with the Trade Date for such Transaction being a Forward Price Reduction Date for purposes of this clause (b) only) to, but excluding, the next subsequent Forward Price Reduction Date exceeds, on a per Share basis, the Forward Price Reduction Amount set forth opposite the first date of any such period on Schedule I to the relevant Supplemental Confirmation, (ii) share capital or securities of another issuer acquired or owned (directly or indirectly) by Party B as a result of a spin-off or other similar transaction or (iii) any other type of securities (other than Shares), rights or warrants or other assets, for payment (cash or other consideration) at less than the prevailing market price as determined by Party A;

(c)	ISDA Early Termination Date. Party A has the right to designate an Early Termination Date pursuant to Section 6 of the Agreement;

(d)

Other ISDA Events. The announcement of any event that if consummated, would result in an Extraordinary Event or the occurrence of any Change in Law or a Delisting; provided that in case of a Delisting, in addition to the provisions of Section 12.6(a)(iii) of the 2002 Definitions, it will also constitute a Delisting if the Exchange is located in the United States and the Shares are not immediately re-listed, re-traded or re-quoted on any of the New York Stock Exchange, the Nasdaq Global Select Market or the Nasdaq Global Market (or their respective successors); and provided further that the definition of “Change in Law” provided in Section 12.9(a)(ii) of the 2002 Definitions is hereby amended by (i) replacing the phrase “the interpretation” in the third line thereof with the phrase “, or public announcement of, the formal or informal interpretation”, (ii) replacing the parenthetical beginning after the word “regulation” in the second line thereof with the words “(including, for the avoidance of doubt and without limitation, (x) any tax law or (y) adoption, effectiveness or promulgation of new regulations authorized or mandated by existing statute)” and (iii) immediately following the word “Transaction” in clause (X) thereof, adding the phrase “in the manner contemplated by Party A on the Forward Date for such Transaction”; or

(e)

Ownership Event. In the good faith, reasonable judgment of Party A, on any day, the Share Amount (as defined below) for such day exceeds the Post-Effective Limit (as defined below) for such day (if any applies) (such event, an “Ownership Event”).

The “Maximum Specified Borrow Rate” for any Transaction shall be the per annum rate set forth in the Supplemental Confirmation for such Transaction.

The “Share Amount” as of any day is the number of Shares that Party A and any person whose ownership position would be aggregated with that of Party A, including any “group” (within the meaning of Section 13 of the Exchange Act) of which Party A is or may be deemed to be a part (Party A or any such person, a “Party A Person”) under any law, rule, regulation, regulatory order or organizational documents or contracts of Party B that are, in each case, applicable to ownership of Shares (“Applicable Restrictions”), owns, beneficially owns, constructively owns, controls, holds the power to vote or otherwise meets a relevant definition of ownership of under any Applicable Restriction, as determined by Party A in its reasonable discretion.

The “Post-Effective Limit” means a number of Shares equal to (x) the minimum number of Shares that could reasonably be expected to give rise to reporting or registration obligations or other requirements (including obtaining prior approval from any person or entity) of a Party A Person, or could reasonably be expected to result in an adverse effect on a Party A Person, under any Applicable Restriction, in each case as determined by Party A in its reasonable discretion, minus (y) 1% of the number of Shares outstanding.

Termination Settlement:

Upon the occurrence of any Acceleration Event in respect of any Transaction, Party A shall have the right to designate, upon at least one Scheduled Trading Day’s notice, any Scheduled Trading Day following such occurrence to be a Settlement Date under such Transaction (a “Termination Settlement Date”) to which Physical Settlement shall apply, and to select the number of Settlement Shares relating to such Termination Settlement Date; provided that (i) in the case of an Acceleration Event arising out of an Ownership Event, the number of Settlement Shares for the relevant Transaction so designated by Party A shall not exceed the number of Shares necessary to reduce the Share Amount to the Post-Effective Limit and (ii) in the case of an Acceleration Event arising out of a Share Borrow Event the number of Settlement Shares for the relevant Transaction so designated by Party A shall not exceed the number of Shares as to which such Share Borrow Event exists. If, upon designation of a Termination Settlement Date by Party A pursuant to the preceding sentence, Party B fails to deliver the Settlement Shares relating to such Termination Settlement Date when due or otherwise fails to perform obligations within its control in respect of the relevant Transaction, it shall be an Event of Default with respect to Party B and Section 6 of the Agreement shall apply. If an Acceleration Event occurs during an Unwind Period for any Transaction relating to a number of Settlement Shares for the relevant Transaction to which Cash Settlement or Net Share Settlement applies, then on the Termination Settlement Date relating to such Acceleration Event, notwithstanding any election to the contrary by Party B, Cash Settlement or Net Share Settlement shall apply to the portion of such Settlement Shares relating to such Unwind Period as to which Party A has unwound its hedge and Physical Settlement shall apply in respect of (x) the remainder (if any) of such Settlement Shares and (y) the Settlement Shares designated by Party A in respect of such Termination Settlement Date. Under no circumstances will Party A be entitled to an adjustment to the terms of any Transaction for the effects of an Extraordinary Dividend (other than as set forth above under the heading “Extraordinary Dividends”) or a change in expected dividends.

Private Placement Procedures:

If Party B is unable to comply with the provisions of “Covenant of Party B” above because of a change in law or a change in the policy of the Securities and Exchange Commission or its staff, or Party A otherwise determines that in its reasonable opinion any Settlement Shares to be delivered to Party A by Party B may not be freely returned by Party A or its affiliates to securities lenders as described under “Covenant of Party B” above, then delivery of any such Settlement Shares (the “Restricted Shares”) shall be effected pursuant to Annex A hereto, unless waived by Party A; provided that Party A may not otherwise determine that the Settlement Shares are Restricted Shares based solely upon Party A (or its affiliates) not having borrowed a number of Shares equal to the Base Amount for the relevant Transaction on or before the Effective Date for such Transaction if there has been no change in law or change in the policy of the Securities and Exchange Commission or its staff.

Rule 10b5-1:

It is the intent of Party A and Party B that following any election of Cash Settlement or Net Share Settlement by Party B, the purchase of Shares by Party A during any Unwind Period comply with the requirements of Rule 10b5-1(c)(1)(i)(B) of the Exchange Act and that this Master Forward Confirmation and each Supplemental Confirmation shall be interpreted to comply with the requirements of Rule 10b5-1(c).

Party B acknowledges that (i) during any Unwind Period, Party B does not have, and shall not attempt to exercise, any influence over how, when or whether to effect purchases of Shares by Party A (or its agent or affiliate) in connection with this Master Forward Confirmation or any Supplemental Confirmation and (ii) Party B is entering into the Agreement, this Master Forward Confirmation and each Supplemental Confirmation in good faith and not as part of a plan or scheme to evade compliance with federal securities laws including, without limitation, Rule 10b-5 promulgated under the Exchange Act.

Party B hereby agrees with Party A that, during any Unwind Period, Party B shall not communicate, directly or indirectly, any Material Non-Public Information (as defined below) to any EDG Personnel (as defined below). For purposes of each Transaction, “Material Non-Public Information” means information relating to Party B or the Shares that (a) has not been widely disseminated by wire service, in one or more newspapers of general circulation, by communication from Party B to its shareholders or in a press release, or contained in a public filing made by Party B with the Securities and Exchange Commission, or otherwise disseminated in a manner constituting “public disclosure” within the meaning of Regulation FD under the Exchange Act and (b) a reasonable investor might consider to be of importance in making an investment decision to buy, sell or hold Shares. For the avoidance of doubt and solely by way of illustration, information should be presumed “material” if it relates to such matters as dividend increases or decreases, earnings estimates, changes in previously released earnings estimates, significant expansion or curtailment of operations, a significant increase or decline in leasing activity, significant merger or acquisition proposals or agreements, extraordinary borrowing, major litigation, liquidity problems, extraordinary management developments, purchase or sale of substantial assets, or other similar information. For purposes of each Transaction, “EDG Personnel” means any [employee on the trading side of the Equity Derivatives Group of Party A and does not include any of Party A’s “private side” equity or equity-linked personnel (including, without limitation, any Party A equity or equity-linked legal personnel) (or any other person or persons designated from time to time in writing to Party B by Party A)]13 [member of the Equity Capital Markets group of Party A that is on the ‘private side’ of Party A’s information wall]14 [•]15.

[13]	Insert for JPM.
[14]	Insert for BofA.
[15]	Dealers to designate.

Maximum Share Delivery:

Notwithstanding any other provision of this Master Forward Confirmation or any Supplemental Confirmation, in no event will Party B be required to deliver on any Settlement Date for any Transaction hereunder, whether pursuant to Physical Settlement, Net Share Settlement, Termination Settlement or any Private Placement Settlement, more than a number of Shares equal to the Forward Shares for such Transaction to Party A. In connection with any partial settlement of a Transaction hereunder, the number of Forward Shares shall be subject to reduction by an amount equal to the product of 2 and the number of Settlement Shares for such partial settlement. The “Forward Shares” for any Transaction shall be as set forth in the Supplemental Confirmation for such Transaction and shall be subject to adjustment from time to time in accordance with the provisions of this Master Forward Confirmation and the 2002 Definitions.

Transfer and Assignment:

Party A may assign or transfer any of its rights or delegate any of its duties hereunder, without the prior written consent of Party B, to (i) any affiliate of Party A, whose obligations hereunder and under the Agreement are fully and unconditionally guaranteed by Party A or (ii) any affiliate of Party A that has a rating for its long-term, unsecured and unsubordinated indebtedness or a long-term issuer rating that is equal to or better than the rating for Party A’s long-term, unsecured and unsubordinated indebtedness or Party A’s long-term issuer rating, as the case may be, at the time of such assignment or transfer so long as, in each case, at the time of such assignment or transfer (a) Party B will not, as a result of such assignment or transfer, be required to pay to such assignee or transferee an amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) of the Agreement greater than the amount in respect of which Party B would have been required to pay Party A in the absence of such assignment or transfer; (b) Party B will not, as a result of such assignment or transfer, receive a payment from which an amount has been withheld or deducted on account of a Tax under Section 2(d)(i) of the Agreement in excess of that which Party A would have been required to so withhold or deduct in the absence of such assignment or transfer; and (c) no Event of Default, Potential Event of Default or Termination Event will occur as a result of such assignment or transfer. Party A shall provide five Business Days’ prior notice and consult in good faith with Party B regarding any assignment to a non-affiliate.

Notwithstanding any other provision in this Master Forward Confirmation to the contrary requiring or allowing Party A to purchase, sell, receive or deliver any Shares or other securities to or from Party B, Party A may designate any of its affiliates to purchase, sell, receive or deliver such Shares or other securities and otherwise to perform Party A’s obligations in respect of the Transaction and any such designee may assume such obligations. Party A shall be discharged of its obligations to Party B to the extent of any such performance.

Indemnity:

Party B agrees to indemnify Party A and its affiliates and their respective directors, officers, agents and controlling parties (Party A and each such affiliate or person being an “Indemnified Party”) from and against any and all losses, claims, damages and liabilities, joint and several, incurred by or asserted against such Indemnified Party arising out of, in connection with, or relating to, any breach of any covenant or representation made by Party B in this Master Forward Confirmation, any Supplemental Confirmation or the Agreement and will reimburse any Indemnified Party for all reasonable expenses (including reasonable legal fees and expenses) as they are incurred in connection with the investigation of, preparation for, or defense of any pending or threatened claim or any action or proceeding arising therefrom, whether or not such Indemnified Party is a party thereto. Party B will not be liable under this Indemnity paragraph to the extent that any loss, claim, damage, liability or expense is found in a final and nonappealable judgment by a court to have resulted from any Indemnified Party’s gross negligence or willful misconduct.

Notice:

Non-Reliance:	Applicable

Additional Acknowledgments:	Applicable

Agreements and Acknowledgments Regarding Hedging Activities:	Applicable

4. The Agreement is further supplemented by the following provisions:

No Collateral or Setoff:

Notwithstanding Section 6(f) or any other provision of the Agreement or any other agreement between the parties to the contrary, the obligations of Party B under the Transactions are not secured by any collateral. Obligations under the Transactions shall not be set off against any other obligations of the parties, whether arising under the Agreement, under this Master Forward Confirmation, under any Supplemental Confirmation, under any other agreement between the parties hereto, by operation of law or otherwise, and no other obligations of the parties shall be set off against obligations under any Transaction, whether arising under the Agreement, under this Master Forward Confirmation, under any Supplemental Confirmation under any other agreement between the parties hereto, by operation of law or otherwise, and each party hereby waives any such right of setoff. In calculating any amounts under Section 6(e) of the Agreement with respect to any Transaction, notwithstanding anything to the contrary in the Agreement, (a) separate amounts shall be calculated as set forth in such Section 6(e) with respect to (i) such Transaction and (ii) all other Transactions, and (b) such separate amounts shall be payable pursuant to Section 6(d)(ii) of the Agreement.

Status of Claims in Bankruptcy:

Party A acknowledges and agrees that neither this Master Forward Confirmation nor any Supplemental Confirmation is intended to convey to Party A rights with respect to the Transactions contemplated hereby that are senior to the claims of common shareholders in any U.S. bankruptcy proceedings of Party B; provided, however, that nothing herein shall limit or shall be deemed to limit Party A’s right to pursue remedies in the event of a breach by Party B of its obligations and agreements with respect to this Master Forward Confirmation, any Supplemental Confirmation and the Agreement; and provided further, that nothing herein shall limit or shall be deemed to limit Party A’s rights in respect of any transaction other than the Transactions.

Limit on Beneficial Ownership:

Notwithstanding any other provisions hereof, Party A shall not have the “right to acquire” (within the meaning of NYSE Rule 312.04(g)) Shares hereunder and Party A shall not be entitled to take delivery of any Shares deliverable hereunder in respect of any Transaction (in each case, whether in connection with the purchase of Shares on any Settlement Date or any Termination Settlement Date, any Private Placement Settlement or otherwise) to the extent (but only to the extent) that, after such receipt of any Shares hereunder, (i) the Share Amount would exceed the Post-Effective Limit for such Transaction, (ii) the Section 16 Percentage would exceed 7.5% or (iii) Party A and each person subject to aggregation of Shares with Party A under Section 13 or Section 16 of the Exchange Act and rules promulgated thereunder (the “Party A Group”) would directly or indirectly beneficially own (as such term is defined for purposes of Section 13 or Section 16 of the Exchange Act and rules promulgated thereunder) in excess of the Threshold Number of Shares for such Transaction. Any purported delivery hereunder in respect of any Transaction shall be void and have no effect to the extent (but only to the extent) that, after such delivery, (i) the Share Amount would exceed the Post-Effective Limit for such Transaction, (ii) the Section 16 Percentage would exceed 7.5% or (iii) Party A Group would directly or indirectly so beneficially own in excess of the Threshold Number of Shares for such Transaction. If any delivery owed to Party A hereunder in respect of any Transaction is not made, in whole or in part, as a result of this provision, Party B’s obligation to make such delivery shall not be extinguished and Party B shall make such delivery as promptly as practicable after, but in no event later than one Exchange Business Day after, Party A gives notice to Party B that, after such delivery, (i) the Share Amount would not exceed the Post-Effective Limit for such Transaction, (ii) the Section 16 Percentage would not exceed 7.5% and (iii) Party A Group would not directly or indirectly so beneficially own in excess of the Threshold Number of Shares for such Transaction. The “Threshold Number of Shares” for any Transaction means a number of Shares equal to 4.5% of the outstanding Shares on the Trade Date for such Transaction and shall be specified for each such Transaction in the relevant Supplemental Confirmation for such Transaction. The “Section 16 Percentage” as of any day is the fraction, expressed as a percentage, (A) the numerator of which is the number of Shares that Party A and any of its affiliates or any other person subject to aggregation with Party A for purposes of the “beneficial ownership” test under Section 13 of the Exchange Act, or any “group” (within the meaning of Section 13 of the Exchange Act) of which Party A is or may be deemed to be a part beneficially owns (within the meaning of Section 13 of the Exchange Act), without duplication, on such day (or, to the extent that for any reason the equivalent calculation under Section 16 of the Exchange Act and the rules and regulations thereunder results in a higher number, such higher number) and (B) the denominator of which is the number of Shares outstanding on such day.

In addition, notwithstanding anything herein to the contrary, if any delivery owed to Party A hereunder is not made, in whole or in part, as a result of the immediately preceding paragraph, Party A shall be permitted to make any payment due in respect of such Shares to Party B in two or more tranches that correspond in amount to the number of Shares delivered by Party B to Party A pursuant to the immediately preceding paragraph.

Other Forward Transactions:

Party A acknowledges that Party B has entered into or may enter in the future into one or more substantially identical forward transactions on the Shares (each, an “Other Forward” and, collectively, the “Other Forwards”) with one or more other forward purchasers. Party A and Party B agree that if Party B designates a “Settlement Date” (or equivalent concept) with respect to one or more Other Forwards for which “Cash Settlement” (or equivalent concept) or “Net Share Settlement” (or equivalent concept) is applicable, and the resulting “Unwind Period” (or equivalent concept) for such Other Forward(s) coincides for any period of time with an Unwind Period for this Transaction (the “Overlap Unwind Period”), Party B shall notify Party A at least one Scheduled Trading Day prior to the commencement of such Overlap Unwind Period of the first Scheduled Trading Day and the length of such Overlap Unwind Period, and Party A shall be permitted to purchase Shares to unwind its hedge in respect of this Transaction only on alternating Scheduled Trading Days during such Overlap Unwind Period, as notified to Party A by Party B at least one Exchange Business Day prior to such Overlap Unwind Period (which alternating Scheduled Trading Days, for the avoidance of doubt, shall be every other Scheduled Trading Day if there is only one Other Forward, every third Scheduled Trading Day if there are two Other Forwards, etc.).

New York General Obligations Law:

Party B and Party A agree and acknowledge that: (A) the Transactions contemplated by this Master Forward Confirmation will be entered into in reliance on the fact that this Master Forward Confirmation and each Supplemental Confirmation hereto form a single agreement between Party B and Party A, and Party A would not otherwise enter into such Transactions; (B) this Master Forward Confirmation, together with each Supplemental Confirmation hereto, is a “qualified financial contract”, as such term is defined in Section 5-701(b)(2) of the New York General Obligations Law; (C) each Supplemental Confirmation hereto, regardless of whether transmitted electronically or otherwise, constitutes a “confirmation in writing sufficient to indicate that a contract has been made between the parties” hereto, as set forth in Section 5-701(b)(3)(b) of the New York General Obligations Law; and (D) this Master Forward Confirmation and each Supplemental Confirmation hereto constitute a prior “written contract”, as set forth in Section 5-701(b)(1)(b) of the New York General Obligations Law, and each party hereto intends and agrees to be bound by this Master Forward Confirmation and such Supplemental Confirmation.

Forward Placement Notices:

Party B and Party A agree that, upon the effectiveness of any accepted Forward Placement Notice relating to a Forward (as such term is defined in the Distribution Agreement), in respect of the Transaction to which such accepted Forward Placement Notice relates, each of the representations, warranties, covenants, agreements and other provisions of this Master Forward Confirmation and the Supplemental Confirmation for such Transaction (including, without limitation, the provisions above in Section 3 of this Master Forward Confirmation under the heading “Extraordinary Dividends,” Party A’s right to designate a Termination Settlement Date in respect of such Transaction and the termination of such Transaction following an Insolvency Filing) shall govern, and be applicable to, such Transaction as of the first Trading Day of the Forward Hedge Selling Period for such Transaction as if the Trade Date for such Transaction were such first Trading Day. Notwithstanding anything to the contrary in this Master Forward Confirmation, any Supplemental Confirmation, the Agreement, the 2002 Definitions or the 2006 Definitions, if Party A designates a Termination Settlement Date with respect to a Transaction (1) following the occurrence of an Event of Default or Termination Event, other than an Insolvency Filing, and such Termination Settlement Date is to occur before the date that is one Settlement Cycle after the last day of the Forward Hedge Selling Period for such Transaction or (2) prior to Party B’s execution of the Supplemental Confirmation relating to such Transaction, then, for purposes of such Termination Settlement Date, a Supplemental Confirmation relating to such Transaction reasonably completed by Party A (as if the Trade Date for such Transaction were the last day of the Forward Hedge Selling Period on which the Forward Seller sold Forward Hedge Shares for such Transaction) shall, notwithstanding the provisions under “Conditions to Effectiveness” above, be deemed to be immediately effective.

Wall Street Transparency and Accountability Act:

In connection with Section 739 of the Wall Street Transparency and Accountability Act of 2010 (the “WSTAA”), the parties hereby agree that neither the enactment of the WSTAA or any regulation under the WSTAA, nor any requirement under the WSTAA or an amendment made by the WSTAA, shall limit or otherwise impair either party’s otherwise applicable rights to terminate, renegotiate, modify, amend or supplement this Master Forward Confirmation, any Supplemental Confirmation or the Agreement, as applicable, arising from a termination event, force majeure, illegality, increased costs, regulatory change or similar event under this Master Forward Confirmation, any Supplemental Confirmation, the 2002 Definitions incorporated herein or the Agreement (including, but not limited to, rights arising from any Acceleration Event or Illegality (as defined in the Agreement)).

[Communications with Employees of J.P. Morgan Securities LLC. If Party B interacts with any employee of J.P. Morgan Securities LLC with respect to any Transaction, Party B is hereby notified that such employee will act solely as an authorized representative of JPMorgan Chase Bank, N.A. (and not as a representative of J.P. Morgan Securities LLC) in connection with such Transaction.]16

Miscellaneous:

(a)	Addresses for Notices. For the purpose of Section 12(a) of the Agreement:

Address for notices or communications to Party A:17

Address:  [    ]

Attention:  [    ]

Telephone No.:  [    ]

Facsimile:  [    ]

Email:  [    ]

[16]	Insert for JPM.
[17]	Dealers to provide.

Address for notices or communications to Party B:

Address:	EPR Properties 909 Walnut Street, Suite 200 Kansas City, Missouri 64106

Attention:	[•]

Telephone No.:	[•]

Email:	[•]

(b)

Waiver of Right to Trial by Jury. EACH PARTY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING RELATING TO THIS MASTER FORWARD CONFIRMATION AND/OR ANY SUPPLEMENTAL CONFIRMATION. EACH PARTY (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF SUCH A SUIT ACTION OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HAVE BEEN INDUCED TO ENTER INTO THIS MASTER FORWARD CONFIRMATION AND EACH SUPPLEMENTAL CONFIRMATION BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS HEREIN.

Acknowledgements:

The parties hereto intend for:

(a)

each Transaction to be a “securities contract” as defined in Section 741(7) of Title 11 of the United States Code (the “Bankruptcy Code”), qualifying for the protections under Section 555 of the Bankruptcy Code;

(b)

a party’s right to liquidate each Transaction and to exercise any other remedies upon the occurrence of any Event of Default under the Agreement with respect to the other party to constitute a “contractual right” as defined in the Bankruptcy Code;

(c)	Party A to be a “financial institution” within the meaning of Section 101(22) of the Bankruptcy Code; and

(d)	all payments for, under or in connection with each Transaction, all payments for the Shares and the transfer of such Shares to constitute “settlement payments” as defined in the Bankruptcy Code.

Severability:

If any term, provision, covenant or condition of this Master Forward Confirmation or any Supplemental Confirmation, or the application thereof to any party or circumstance, shall be held to be invalid or unenforceable in whole or in part for any reason, the remaining terms, provisions, covenants, and conditions hereof shall continue in full force and effect as if this Master Forward Confirmation and the related Supplemental Confirmation had been executed with the invalid or unenforceable provision eliminated, so long as this Master Forward Confirmation and such related Supplemental Confirmation as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Master Forward Confirmation and such Supplemental Confirmation and the deletion of such portion of the Master Forward Confirmation and/or such Supplemental Confirmation will not substantially impair the respective benefits or expectations of parties to this Master Forward Confirmation and such Supplemental Confirmation; provided, however, that this severability provision shall not be applicable if any provision of Section 2, 5, 6 or 13 of the Agreement (or any definition or provision in Section 14 to the extent that it relates to, or is used in or in connection with any such Section) shall be so held to be invalid or unenforceable.

[U.S. Resolution Stay Protocol:

The parties acknowledge and agree that (i) to the extent that prior to the date hereof both parties have adhered to the 2018 ISDA U.S. Resolution Stay Protocol (the “Protocol”), the terms of the Protocol are incorporated into and form a part of the Agreement, and for such purposes the Agreement shall be deemed a Protocol Covered Agreement, Party A shall be deemed a Regulated Entity and Party B shall be deemed an Adhering Party; (ii) to the extent that prior to the date hereof the parties have executed a separate agreement the effect of which is to amend the qualified financial contracts between them to conform with the requirements of the QFC Stay Rules (as defined below) (the “Bilateral Agreement”), the terms of the Bilateral Agreement are incorporated into and form a part of the Agreement, and for such purposes the Agreement shall be deemed a “Covered Agreement,” Party A shall be deemed a “Covered Entity” and Party B shall be deemed a “Counterparty Entity”; or (iii) if clause (i) and clause (ii) do not apply, the terms of Section 1 and Section 2 and the related defined terms (together, the “Bilateral Terms”) of the form of bilateral template entitled “Full-Length Omnibus (for use between U.S. G-SIBs and Corporate Groups)” published by ISDA on November 2, 2018 (currently available on the 2018 ISDA U.S. Resolution Stay Protocol page at www.isda.org and, a copy of which is available upon request), the effect of which is to amend the qualified financial contracts between the parties thereto to conform with the requirements of the QFC Stay Rules, are hereby incorporated into and form a part of the Agreement, and for such purposes the Agreement shall be deemed a “Covered Agreement,” Party A shall be deemed a “Covered Entity” and Party B shall be deemed a “Counterparty Entity.” In the event that, after the date of the Agreement, both parties hereto become adhering parties to the Protocol, the terms of the Protocol will replace the terms of this paragraph. In the event of any inconsistencies between the Agreement and the terms of the Protocol, the Bilateral Agreement or the Bilateral Terms (each, the “QFC Stay Terms”), as applicable, the QFC Stay Terms will govern. Terms used in this paragraph without definition shall have the meanings assigned to them under the QFC Stay Rules. For purposes of this paragraph, references to “the Agreement” include any related credit enhancements entered into between the parties or provided by one to the other. In addition, the parties agree that the terms of this paragraph shall be incorporated into any related covered affiliate credit enhancements, with all references to [    ] replaced by references to the covered affiliate support provider.

“QFC Stay Rules” means the regulations codified at 12 C.F.R. 252.2, 252.81–8, 12 C.F.R. 382.1-7 and 12 C.F.R. 47.1-8, which, subject to limited exceptions, require an express recognition of the stay-and-transfer powers of the FDIC under the Federal Deposit Insurance Act and the Orderly Liquidation Authority under Title II of the Dodd Frank Wall Street Reform and Consumer Protection Act and the override of default rights related directly or indirectly to the entry of an affiliate into certain insolvency proceedings and any restrictions on the transfer of any covered affiliate credit enhancements.]18

[No Insurance or Guaranty. Party B understands, agrees and acknowledges that no obligations of Party A to it hereunder shall be entitled to the benefit of deposit insurance and that such obligations shall not be guaranteed by any affiliate of Party A or any governmental agency.

Agent. Party A is entering this Master Forward Confirmation through its Agent. Each of Party A and Party B acknowledges to and agrees with the other party hereto and to and with the Agent that (i) the Agent is acting as agent for Party A under the Transaction pursuant to instructions from Party A, (ii) the Agent is not a principal or party to the Transaction and may transfer its rights and obligations with respect to the Transaction, (iii) the Agent shall have no responsibility, obligation or liability, by way of issuance, guaranty, endorsement or otherwise in any manner with respect to the performance of either party under the Transaction, (iv) Party A and the Agent have not given, and Party B is not relying (for purposes of making any investment decision or otherwise) upon, any statements, opinions or representations (whether written or oral) of Party A or the Agent, other than the representations expressly set forth in this Master Forward Confirmation or the Agreement, and (v) each party agrees to proceed solely against the other party, and not the Agent, to collect or recover any money or securities owed to it in connection with the Transaction. Party B acknowledges that the Agent is an affiliate of Party A. Party A will be acting for its own account in respect of this Master Forward Confirmation and the Transaction contemplated hereunder. The Agent will furnish to Party B upon written request a statement as to the source and amount of any remuneration received or to be received by the Agent in connection with the Transaction.]19

[18]	To be included for applicable dealers.
[19]	Insert for Citi.

[Royal Bank of Canada (“RBC” or the “Bank”) has appointed as its agent, its indirect wholly-owned subsidiary, RBC Capital Markets, LLC (“RBCCM”), for purposes of conducting on the Bank’s behalf, a business in privately negotiated transactions in options and other derivatives. Party B is hereby advised that RBC, the principal and stated counterparty in such transactions, duly has authorized RBCCM to market, structure, negotiate, document, price, execute and hedge transactions in over-the-counter derivative products. RBCCM has full, complete and unconditional authority to undertake such activities on behalf of RBC. RBCCM acts solely as agent and has no obligation, by way of issuance, endorsement, guarantee or otherwise with respect to the performance of either party under this Transaction. This Transaction is not insured or guaranteed by RBCCM.

Party B: (A) is capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities; (B) will exercise independent judgment in evaluating the recommendations of any broker-dealer or its associated persons, unless it has otherwise notified the broker-dealer in writing; and (C) has total assets of at least USD 50 million.

Canadian Business Conduct (Eligible Derivatives Party). Party B has net assets* of at least $25,000,000 as shown on its most recently prepared financial statements. *“net assets” for purposes of this representation is calculated as total assets minus total liabilities.

Due Authorization. Party B represents that the person(s) executing this document are duly authorized to act on behalf of Party B in connection with the entry of this Transaction.

Canadian Stay Protocol. The terms of paragraph 3 of the ISDA Canadian Jurisdictional Module to the ISDA Resolution Stay Jurisdictional Modular Protocol as published by ISDA on 28 July 2022 (the “ISDA Canadian Jurisdictional Module”) are incorporated into and form a part of the Agreement effective as of the Compliance Date (as defined in paragraph 2(c) of the ISDA Canadian Jurisdictional Module). For purposes of incorporating the ISDA Canadian Jurisdictional Module, this Confirmation shall be deemed to be a Covered Agreement, Party A shall be deemed to be a Regulated Entity and Party B shall be deemed to be a Module Adhering Party. In the event of any inconsistences between this Confirmation, the Agreement and paragraph 3 of the ISDA Canadian Jurisdictional Module, the ISDA Canadian Jurisdictional Module will prevail.]20

[The time of dealing for the Transaction will be confirmed by Party A upon written request by Party B. The Agent will furnish to Party B upon written request a statement as to the source and amount of any remuneration received or to be received by the Agent in connection with a Transaction.

Method of Delivery. Whenever delivery of funds or other assets is required hereunder by or to Party B, such delivery shall be effected through the Agent. In addition, all notices, demands and communications of any kind relating to the Transaction between Party A and Party B shall be transmitted exclusively through the Agent.

EMIR Portfolio Reconciliation, Dispute Resolution and Disclosure Protocol. The parties agree that the terms of the 2020 UK EMIR Portfolio Reconciliation, Dispute Resolution and Disclosure Protocol published by ISDA on 17 December 2020 (“Protocol”) apply to the Agreement as if the parties had adhered to the Protocol without amendment. In respect of the Attachment to the Protocol, (i) the definition of “Adherence Letter” shall be deemed to be deleted and references to “Adherence Letter” shall be deemed to be to this section (and references to “such party’s Adherence Letter” and “its Adherence Letter” shall be read accordingly), (ii) references to “adheres to the Protocol” shall be deemed to be “enters into the Agreement”, (iii) references to “Protocol Covered Agreement” shall be deemed to be references to the Agreement (and each “Protocol Covered Agreement” shall be read accordingly), and (iv) references to “Implementation Date” shall be deemed to be references to the date of this Confirmation. For the purposes of this section:

[20]	Insert for RBC.

(a)	Party A is a Portfolio Data Sending Entity and Party B is a Portfolio Data Receiving Entity.

(b)

Party A and Party B may use a Third Party Service Provider, and each of Party A and Party B consents to such use including the communication of the relevant data in relation to Party A and Party B to such Third Party Service Provider for the purposes of the reconciliation services provided by such entity.

(c)	The Local Business Days for such purposes in relation to Party A and Party B is New York, New York, USA.

(d)	The following are the applicable email addresses.

Portfolio Data:

Party A: MarginServicesPortRec@barclays.com

Party B: [•]

Notice of discrepancy:

Party A: PortRecDiscrepancy@barclays.com

Party B: [•]

Dispute Notice:

Party A: EMIRdisputenotices@barclays.com

Party B: [•]

NFC Representation. Party B represents and warrants to Party A (which representation and warranty will be deemed to be made under the Agreement and repeated at all times while any “Transaction” under any Confirmation under the Agreement remains outstanding, unless the Party B notifies the Party A promptly otherwise of any change in its status from that represented) that:

(a)

it is an entity established outside the European Union and the United Kingdom of Great Britain and Northern Ireland (the “UK”) that would constitute (i) a non-financial counterparty (as such term is defined in Regulation (EU) No 648/2012 of the European Parliament and of the Council on OTC derivatives, central counterparties and trade repositories dated 4 July 2012 (“EMIR”)) if it were established in the European Union, and (ii) a non-financial counterparty (as defined in EMIR as it forms part of ‘retained EU law’ (as defined in the European Union (Withdrawal) Act 2018 (as amended from time to time)) (“UK EMIR”)) if it were established in the United Kingdom; and

(b)

as at the date of the trade, the entity would not have executed a sufficient amount of derivative activity such that the month-end average notional during the previous 12 months would classify the entity as exceeding the “clearing” threshold, as established by EMIR or UK EMIR, as relevant, if the entity were established in the European Union or the United Kingdom.

Bail-in Protocol. The parties agree that the provisions set out in the attachment (the “Attachment”) to the ISDA 2016 Bail-in Article 55 BRRD Protocol (Dutch/French/German/Irish/Italian/Luxembourg/Spanish/UK entity-in-resolution version) are incorporated into and form part of the Agreement, provided that the definition of “UK Bail-in Power” in the Attachment shall be deleted and replaced with the following definition:

UK Bail-in Power” means any write-down or conversion power existing from time to time (including, without limitation, any power to amend or alter the maturity of eligible liabilities of an institution under resolution or amend the amount of interest payable under such eligible liabilities or the date on which interest becomes payable, including by suspending payment for a temporary period) under, and exercised in compliance with, any laws, regulations, rules or requirements (together, the “UK Regulations”) in effect in the United Kingdom, including but not limited to, the Banking Act 2009 as amended from time to time, and the instruments, rules and standards created thereunder, pursuant to which the obligations of a regulated entity (or other affiliate of a regulated entity) can be reduced (including to zero), cancelled or converted into shares, other securities, or other obligations of such regulated entity or any other person.

A reference to a “regulated entity” is to any BRRD Undertaking as such term is defined under the PRA Rulebook promulgated by the United Kingdom Prudential Regulation Authority or to any person falling within IFPRU 11.6, of the FCA Handbook promulgated by the United Kingdom Financial Conduct Authority, both as amended from time to time, which includes, certain credit institutions, investment firms, and certain of their parent or holding companies.

The Agreement shall be deemed a “Protocol Covered Agreement” for the purposes of the Attachment and the Implementation Date for the purposes of the Attachment shall be deemed to be the date of this Confirmation. In the event of any inconsistencies between the Attachment and the other provisions of the Agreement, the Attachment will prevail.

Contractual Recognition of UK Stay Resolution. Notwithstanding anything contained in the Agreement, the parties agree that the provisions of the 2020 UK (PRA Rule) Jurisdictional Module (the “UK Module”) published by the International Swaps and Derivatives Association, Inc. on 22 December 2020, as amended from time to time, shall be deemed to be incorporated into the Agreement as if references in those provisions to “Covered Agreement” were references to the Agreement, and on the basis that: (i) Party A shall be treated as a “Regulated Entity” and as a “Regulated Entity Counterparty” with respect to Party B, (ii) Party B shall be treated as a “Module Adhering Party”, and (iii) references to the “Implementation Date” in the UK Module shall be deemed to be the date of this Confirmation.] 21

Tax Matters:

(a)

For the purpose of Section 3(e) of the Agreement, each of Party A and Party B makes the following representation: “It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 9(h) of this Agreement and any other payments of interest and penalty charges for late payment) to be made by it to the other party under this Agreement. In making this representation, it may rely on (i) the accuracy of any representations made by the other party pursuant to Section 3(f) of this Agreement; (ii) the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) of this Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of this Agreement; and (iii) the satisfaction of the agreement of the other party contained in Section 4(d) of this Agreement; provided that it shall not be a breach of this representation where reliance is placed on clause (ii) and the other party does not deliver a form or document under Section 4(a)(iii) by reason of material prejudice to its legal or commercial position.”

(b)	For the purpose of Section 3(f) of the Agreement:

(i)	Party A makes the following representation(s):

(A)	[It is a “U.S. person” (as that term is used in section 1.1441-4(a)(3)(ii) of United States Treasury Regulations) for U.S. federal income tax purposes.][22]

(B)	[It is a national banking association organized and existing under the laws of the United States of America and is an exempt recipient under Treasury Regulation Section 1.6049-4(c)(1)(ii).][23]

[21]	Insert for Barclays.
[22]	Insert for BofA, Citi, JPM, Key, RJ.
[23]	Insert for BofA, JPM.

(C)	[Each payment received or to be received by it in connection with the Master Confirmation is effectively connected with its conduct of a trade or business within the United States.

(D)	It is a “foreign person” (as that term is used in section 1.6041-4(a)(4) of the United States Treasury Regulations) for U.S. federal income tax purposes.][24]

(E)

[(i) It is a bank organized under the laws of Canada and a corporation for U.S. federal income tax purposes and (ii) each payment received or to be received by it in connection with this Master Forward Confirmation will be effectively connected with its conduct of a trade or business in the United States.][25]

(F)	[It is an Ohio Corporation and a corporation for U.S. federal income tax purposes.][26]

(ii)	Party B makes the following representation(s):

(A)	It is a “U.S. person” (as that term is used in section 1.1441-4(a)(3)(ii) of United States Treasury Regulations) for U.S. federal income tax purposes.

(B)

It is a “real estate investment trust” for U.S. federal income tax purposes and is organized under the laws of the State of Maryland and is an exempt recipient under Treasury Regulation Section 1.6049-4(c)(1)(ii)(J).

(c)

Withholding Tax imposed on payments to non-US counterparties under the United States Foreign Account Tax Compliance Act. “Tax” and “Indemnifiable Tax”, each as defined in Section 14 of the Agreement, shall not include any U.S. federal withholding tax imposed or collected pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code (a “FATCA Withholding Tax”). For the avoidance of doubt, a FATCA Withholding Tax is a Tax the deduction or withholding of which is required by applicable law for the purposes of Section 2(d) of the Agreement.

(d)

For the purpose of Section 4(a)(i) and (ii) of this Agreement, (i) Party B shall provide a correct, complete and validly executed U.S. Internal Revenue Service Form W-9 (or any successor thereto), including appropriate attachments (ii) Party A shall provide a correct, complete and validly executed [W-9/W-8ECI] (or any successor thereto) and (iii) Party A and Party B agree to deliver any other form or document that may be required by the other party in order to allow such party to make a payment under this Master Forward Confirmation, including any Credit Support Document, without any deduction or withholding for or on account of any tax or with such deduction or withholding at a reduced rate.Such documentation shall be delivered (a) in the case of (i) and (ii) above, upon execution and delivery of this Master Forward Confirmation, (b) promptly upon reasonable demand by the other party, and (c) promptly upon learning that any such form previously provided has become inaccurate or incorrect.

[Signatures on following page]

[24]	Insert for Barclays.
[25]	Insert for RBC.
[26]	Insert for Key.

Please confirm that the foregoing correctly sets forth the terms of our agreement by executing a copy of this Master Forward Confirmation and returning it to Party A.

Very truly yours,

[DEALER]

By:
Name:
Title:

Accepted and confirmed as of the date first written above:

EPR PROPERTIES

By:
Name:
Title:

[Signature Page to Master Forward Confirmation]

EXHIBIT 1.1

FORM OF SUPPLEMENTAL CONFIRMATION

To:	EPR Properties 909 Walnut Street, Suite 200 Kansas City, Missouri 64106

From: [Dealer name and address]

Date: [•], 20[•]

The purpose of this Supplemental Confirmation is to confirm the terms and conditions of the Transaction entered into between [Dealer] (“Party A”) and EPR Properties (“Party B”) (together, the “Contracting Parties”) on the Trade Date specified below. This Supplemental Confirmation is a binding contract between Party A and Party B as of the relevant Trade Date for the Transaction referenced below.

1.

This Supplemental Confirmation supplements, forms part of and is subject to the Master Forward Confirmation dated as of [•], 20[•] (the “Master Forward Confirmation”) between the Contracting Parties, as amended and supplemented from time to time. All provisions contained in the Master Forward Confirmation govern this Supplemental Confirmation except as expressly modified below.

2	The terms of the Transaction to which this Supplemental Confirmation relates are as follows:

Trade Date:	[•], 20[•]

Effective Date:	[•], 20[•]

Maturity Date:	[•], 20[•]

Base Amount:	[•]

Initial Forward Price:	USD [•]

Threshold Price:	USD [•27]

Spread:	[•]%

Volume-Weighted Hedge Price:	USD [•]

Specified Borrow Rate:	[•] basis points per annum

Maximum Specified Borrow Rate:	[•] basis points per annum

Forward Shares:	[•28] Shares

Threshold Number of Shares:	[•] Shares

Notice Settlement Number:	[•] Scheduled Trading Days

[Remainder of this page has been intentionally left blank]

[27]	Equal to 50% of Initial Forward Price.
[28]	To be twice the Base Amount.

Please confirm that the foregoing correctly sets forth the terms of our agreement by executing a copy of this Supplemental Confirmation and returning it to Party A.

Very truly yours,

[DEALER]

By:
Name:
Title:

Accepted and confirmed as of the Trade Date:

By:
Name: Title:

[Signature Page to Forward Supplemental Confirmation]

Schedule I

Forward Price Reduction Date	Forward Price Reduction Amount
Trade Date	USD	0.00
[•], 20[•]	USD	[•	]
[•], 20[•]	USD	[•	]
[•], 20[•]	USD	[•	]
[•], 20[•]	USD	[•	]

ANNEX A

PRIVATE PLACEMENT PROCEDURES

(i)

If Party B delivers the Restricted Shares pursuant to this clause (i) (a “Private Placement Settlement”), then delivery of Restricted Shares by Party B shall be effected in customary private placement procedures with respect to such Restricted Shares reasonably acceptable to Party A; provided that if, on or before the date that a Private Placement Settlement would occur, Party B has taken, or caused to be taken, any action that would make unavailable either the exemption pursuant to Section 4(a)(2) of the Securities Act for the sale by Party B to Party A (or any affiliate designated by Party A) of the Restricted Shares or the exemption pursuant to Section 4(a)(1) or Section 4(a)(3) of the Securities Act for resales of the Restricted Shares by Party A (or any such affiliate of Party A) or Party B fails to deliver the Restricted Shares when due or otherwise fails to perform obligations within its control in respect of a Private Placement Settlement, it shall be an Event of Default with respect to Party B and Section 6 of the Agreement shall apply. The Private Placement Settlement of such Restricted Shares shall include customary representations, covenants, blue sky and other governmental filings and/or registrations, indemnities to Party A, due diligence rights (for Party A or any designated buyer of the Restricted Shares by Party A), opinions and certificates, and such other documentation as is customary for private placement agreements, all reasonably acceptable to Party A. In the case of a Private Placement Settlement, Party A shall, in its good faith discretion, adjust the number of Restricted Shares to be delivered to Party A hereunder and/or the Forward Price for the relevant Transaction in a commercially reasonable manner to reflect the fact that such Restricted Shares may not be freely returned to securities lenders by Party A and may only be saleable by Party A at a discount to reflect the lack of liquidity in Restricted Shares. Notwithstanding the Agreement, this Master Forward Confirmation or any Supplemental Confirmation, the date of delivery of such Restricted Shares shall be the Clearance System Business Day following notice by Party A to Party B of the number of Restricted Shares to be delivered pursuant to this clause (i). For the avoidance of doubt, delivery of Restricted Shares shall be due as set forth in the previous sentence and not be due on the Settlement Date for the relevant Transaction or Termination Settlement Date for the relevant Transaction that would otherwise be applicable.

(ii)

If Party B delivers any Restricted Shares in respect of any Transaction, unless it is advised in writing by outside counsel that any of the following actions would violate applicable securities laws because of a change in law or a change in the policy of the Securities and Exchange Commission or its staff occurring after the date hereof, Party B agrees that (i) such Shares may be transferred by and among Party A and its affiliates and (ii) after the minimum “holding period” within the meaning of Rule 144(d) under the Securities Act has elapsed after the applicable Settlement Date, Party B shall promptly remove, or cause the transfer agent for the Shares to remove, any legends referring to any transfer restrictions from such Shares upon delivery by Party A (or such affiliate of Party A) to Party B or such transfer agent of seller’s and broker’s representation letters customarily delivered by Party A or its affiliates in connection with resales of restricted securities pursuant to Rule 144 under the Securities Act, each without any further requirement for the delivery of any certificate, consent, agreement, opinion of counsel, notice or any other document, any transfer tax stamps or payment of any other amount or any other action by Party A (or such affiliate of Party A).

Exhibit D

[Form of Officers’ Certificate]

OFFICERS’ CERTIFICATE

Dated      , 20__

The undersigned, [name], in [his/her] capacity as [title] of EPR Properties, a Maryland real estate investment trust (the “Company”), and [name], in [his/her] capacity as [title], do hereby certify that this certificate is signed by us pursuant to the Distribution Agreement, dated as of December 5, 2025 (the “Distribution Agreement”), by and among the Company and J.P. Morgan Securities LLC, BofA Securities, Inc., Barclays Capital Inc., Citigroup Global Markets Inc., Citizens JMP Securities, LLC, KeyBanc Capital Markets Inc., Raymond James & Associates, Inc., RBC Capital Markets, LLC and Truist Securities, Inc., and do hereby further certify on behalf of the Company, as follows:

1. the representations and warranties of the Company in the Distribution Agreement are true and correct on and as of the date hereof, except for those representations and warranties that speak solely as of a specific date and which were true and correct as of such date;

2. the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied pursuant to the Distribution Agreement on or prior to the date hereof (other than those conditions waived by the Agents, the Forward Sellers or the Forward Purchasers, as applicable);

3. no order suspending the effectiveness of the Registration Statement has been issued or order suspending the use of the Prospectus, and no proceeding for any of those purposes have been initiated or, to the knowledge of the undersigned, threatened, by the Commission; and

4. since the respective dates as of which information is given in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, except as otherwise stated therein, there has not been any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position, stockholders’ equity, results of operations or business prospects of the Company and its subsidiaries, taken as a whole.

All capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to them in the Distribution Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the undersigned officers has individually executed this Officers’ Certificate, effective as of the date first written above.

Name: Title:

Name: Title:

Exhibit E

Form of Opinion of Stinson LLP

[Intentionally Omitted]

Exhibit F

Form of Chief Financial Officer’s Certificate

I,       , Executive Vice President, Chief Financial Officer and Treasurer of EPR Properties, a Maryland real estate investment trust (the “Company”), in my capacity as such and not in my individual capacity, after due inquiry and based upon an examination of the Company’s financial records and schedules undertaken by myself or members of my staff who are responsible for the Company’s financial and accounting matters, do hereby deliver this certificate pursuant to the Distribution Agreement, dated December 5, 2025 (the “Distribution Agreement”), between the Company and J.P. Morgan Securities LLC, BofA Securities, Inc., Barclays Capital Inc., Citigroup Global Markets Inc., Citizens JMP Securities, LLC, KeyBanc Capital Markets Inc., Raymond James & Associates, Inc., RBC Capital Markets, LLC and Truist Securities, Inc. (collectively, the “Agents”), and certify that:

1.

I am responsible for the Company’s financial accounting and am familiar with the accounting, operations and records systems of the Company. I am responsible for oversight and supervision of the Company’s financial and accounting functions and staff.

2.

I have reviewed the financial information of the Company identified on Exhibit A attached hereto (the “Financial Information”), which is included in or incorporated by reference into [Revise as applicable—] the Registration Statement, the Prospectus, the Permitted Free Writing Prospectus dated [•], the Company’s Form 10-K for the fiscal year ended December 31, [Insert year covered by most recent Form 10-K] and in the Company’s Quarterly Reports on Form 10-Q for the quarters ended [•], [•] and [•] [Insert reference to any applicable Form 8-Ks], which otherwise has not been confirmed by the Company’s independent accountants. I or members of my staff who are responsible for the Company’s financial and accounting matters under my supervision have compared the Financial Information to the internal accounting and/or financial records of the Company and found them to be in agreement.

3.

The Financial Information has been prepared in accordance with accounting principles which are materially consistent with the principles used to prepare the financial information included or incorporated by reference in the Prospectus Supplement for the fiscal year ended December 31, 2024.

4.	Nothing has come to my attention that caused me to believe that the Financial Information is inaccurate in any material respect.

This certificate is being furnished to the Agents solely to assist in them conducting their investigation of the Company in connection with the Distribution Agreement. I also acknowledge and agree that Willkie Farr & Gallagher LLP, counsel to the Agents, and Stinson LLP, counsel to the Company, are entitled to rely on this certificate in connection with the opinion letters those firms will deliver pursuant to the Distribution Agreement. This certificate may not be relied upon for any other purpose or by any other party. All capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to them in the Distribution Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed with Chief Financial Officer’s Certificate as of the date first written above.

EPR PROPERTIES

By:
Name: Title: